                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                     LEASE EQUITY APPRECIATION FUND I, L.P.
        -----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                   Delaware
        -----------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                      7394
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            (Primary Standard Industrial Classification Code Number)

                                   68-0492247
        -----------------------------------------------------------------
                     (I.R.S. Employer Identification Number)

                          49 Bancroft Mills, Unit P-15
                              Wilmington, DE 19806
                                   (302) 658-5600
        -----------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Crit DeMent, Chairman
                           LEAF Asset Management, Inc.
                   1845 Walnut Street, Philadelphia, PA 19103
                                  (215) 574-1636
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 with a copy to:

                               J. Baur Whittlesey
                            Ledgewood Law Firm, P.C.
                               1521 Locust Street
                             Philadelphia, PA 19102
                                 (215) 731-9450

            As soon as practicable after this registration statement
                               becomes effective.
        -----------------------------------------------------------------
        (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                          Calculation of Registration Fee

-------------------------------------------------------------------------------------------------------------
 Title of Each Class                           Proposed Maximum      Proposed Maximum
   of Securities to         Amount to be        Offering Price          Aggregate             Amount of
    be Registered            Registered            Per Unit           Offering Price      Registration Fee
----------------------- --------------------- -------------------- --------------------- --------------------
Units of Limited
Partnership Interest       500,000 Units            $100.00            $50,000,000             $4,600
-------------------------------------------------------------------------------------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED MARCH 21, 2002


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                     LEASE EQUITY APPRECIATION FUND I, L.P.
                 500,000 Units of Limited Partnership Interest
                                $100.00 per Unit
                    Minimum Investment - 25 Units ($2,500);
                   10 Units ($1,000) for HR-10 (Keogh) Plans
                       and Individual Retirement Accounts

     Lease Equity Appreciation Fund I, L.P. is a Delaware limited partnership whose general partner is LEAF Asset Management, Inc. We will acquire a diversified portfolio of equipment that we will lease to end users. We will also acquire existing equipment leases from other equipment lessors. To a lesser extent, we may make loans that are secured by equipment or equipment leases to businesses that our general partner deems creditworthy or purchase income-producing notes issued in connection with equipment lease securitizations. Our principal objective is to generate regular cash distributions to investors. We cannot assure you, however, that we will obtain our objective. We anticipate that, during our initial years of operation, our distributions will be tax-deferred in part as a result of depreciation available on our equipment.

     Investment in our units involves risks. You should read "Risk Factors," beginning on page 8 of this prospectus for a discussion of factors you should consider before buying our units. Among the most prominent of these risks are the following:

     o We have not specifically identified our investments. As a result, you cannot evaluate the risks of, or potential returns from, any of our investments.

     o Our performance may be subject to the risk of lease, loan or securitization note defaults.

     o Our success will depend upon our ability to realize residual value from our equipment once the leases on that equipment terminate.

     o We will borrow to buy equipment. This increases our risk of loss in the event our revenues are insufficient to pay our debt service and other expenses.

     o Our general partner will receive substantial compensation from us, which will reduce distributions to you.

     o You may not be able to sell the units since they will not be listed on any stock exchange or inter-dealer quotation system, and there are significant restrictions on transfer. Any sale that can be arranged may be at a substantial discount to your investment, partnership equity per unit or other measures of value.

                                             Per unit               Minimum                Maximum
                                             --------              ----------            -----------
Public offering price...............          $100                 $2,000,000            $50,000,000

Underwriting discounts..............          $  9                 $  180,000            $ 4,500,000

Proceeds, before expenses, to us....          $ 91                 $1,820,000            $45,500,000

     Anthem Securities, Inc., the dealer-manager, must sell the minimum number of units offered, if any are sold. Anthem Securities is required to use its best efforts to sell the maximum number of units offered.

     This offering will end no later than ___________, 2004 [two years after date of prospectus]. The offering of units after __________, 2003 [one year after the date of the prospectus] will be subject to renewal, requalification or other consent in each state or other jurisdiction requiring such renewal, requalification or consent. Until we receive and accept subscriptions for 20,000 units, we will hold subscription funds in an interest-bearing escrow account. If we do not receive and accept subscriptions for 20,000 units before ____________, 2003, we will promptly return all subscription funds together with any interest earned on them.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


               The date of this prospectus is _____________, 2002

Investor Suitability

     You must meet the requirements described below to purchase units. We and brokers selling our units must have reasonable grounds to believe that this investment is suitable and appropriate for you. We and they will rely on what you tell us about your financial situation and investment objectives. Consequently, it is important that you provide complete and accurate information. When evaluating your suitability for this investment using the standards listed below, keep in mind that net worth does not include the value of your home furnishings, personal automobiles and the equity in your home and that you must value the assets included in your net worth calculation at their fair market value. For IRAs and HR-10, or Keogh, plans and other benefit plans, these suitability standards must be met by the beneficiary, the IRA or plan, or by the donor or grantor who directly or indirectly supplies the funds to purchase the units, if that donor or grantor is the fiduciary of the IRA or the plan.

     Basic Investor Suitability. You must meet our basic suitability requirements to invest. In general, you must have either:

     o    a net worth of at least $45,000 plus $45,000 of annual gross income;
          or

     o    a net worth of at least $150,000.

     Certain State Requirements. Residents of Massachusetts and North Carolina must have either of the following in order to invest:

     o    a net worth of at least $60,000 plus $60,000 of annual gross income;
          or

     o    a net worth of at least $225,000.

     If you are a Nebraska or Pennsylvania resident, your investment may not exceed 10% of your net worth. A Nebraska resident must purchase a minimum of 50 units. If you are an Ohio resident, your investment may not exceed 10% of your liquid net worth.

     Who Should Invest. You should only invest if you:

     o are prepared to hold this investment for 11 to 13 years, that is, the period ending six years from when we complete the offering, which we call the reinvestment period, and the following three to five years during which we will liquidate our assets;

     o have no need for this investment to be liquid except for cash that you may receive from monthly distributions; and

     o are prepared to assume the substantial risks associated with this investment.

Forecasts

     The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

                                TABLE OF CONTENTS

SUMMARY OF THE OFFERING........................................................1
   Lease Equity Appreciation Fund I ...........................................1
   The Offering ...............................................................6
RISK FACTORS...................................................................8
   Risks Inherent in Our Business..............................................8
   Partnership Risks..........................................................12
   Tax Risks to Limited Partners..............................................14
USE OF PROCEEDS...............................................................16
MANAGEMENT COMPENSATION.......................................................18
CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITIES..........................23
   Conflicts of Interest......................................................23
   Fiduciary Duty of Our General Partner......................................25
MANAGEMENT....................................................................26
INVESTMENT OBJECTIVES AND STRATEGIES..........................................29
INCOME, LOSSES AND DISTRIBUTIONS..............................................39
FEDERAL INCOME TAX CONSIDERATIONS.............................................41
INVESTMENT BY QUALIFIED PLANS.................................................56
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION...................59
SUMMARY OF OUR PARTNERSHIP AGREEMENT..........................................60
REPORTS TO LIMITED PARTNERS...................................................67
THE OFFERING..................................................................69
HOW TO SUBSCRIBE..............................................................72
SUPPLEMENTAL SALES LITERATURE.................................................73
LEGAL MATTERS.................................................................73
EXPERTS.......................................................................73
WHERE YOU CAN FIND MORE INFORMATION...........................................73
INDEX TO FINANCIAL STATEMENTS ...............................................F-1
APPENDIX A - AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP ..........A-1
APPENDIX B - SUBSCRIPTION AGREEMENT .........................................B-1

                             SUMMARY OF THE OFFERING

     Because this is only a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus, including the "Risk Factors" section, before deciding to invest in our units.

                        Lease Equity Appreciation Fund I

The Fund...................................We are a Delaware limited partnership that will acquire a diversified portfolio of equipment that we will lease to third parties.  We will also acquire equipment subject to existing leases from other equipment lessors. To a lesser extent, we may make loans that are secured by equipment or equipment
                                           leases to businesses that our general partner deems
                                           creditworthy, or purchase income-producing notes issued in connection with equipment lease securitizations.  We expect that the equipment we lease will be principally for general business and industrial use.  We expect that the per unit
                                           equipment cost for leases we originate generally will be
                                           between $20,000 and $2 million.  Our principal office is at 49
                                           Bancroft Mills, Unit P-15, Wilmington, Delaware 19809, and our
                                           telephone number is (302) 658-5600.

Management.................................We will be managed by LEAF Asset Management, Inc., which will also be our general partner.  The principal office of LEAF
                                           Asset Management is located at 1845 Walnut Street,
                                           Philadelphia, Pennsylvania 19103, and its telephone number is
                                           (215) 574-1636.  LEAF Asset Management's management team has substantial experience in the finance industry as its members have held senior executive and risk management positions with financial institutions such as CitiCapital Vendor Finance,
                                           CoreStates Bank, N.A., Fidelity Leasing, Inc. and Tokai
                                           Financial Services,Inc.  LEAF Asset Management's core
                                           executive team, consisting of Crit DeMent, Miles Herman and
                                           Nick Capparelli, and other senior staff members, were key
                                           members of management teams that built two equipment leasing operations which were acquired by international financial
                                           institutions.  Most recently they were key members of a
                                           management team that, in 1996, began an equipment leasing
                                           business focused on the small to mid-sized business market, for Resource America, Inc., the corporate parent of our
                                           general partner, that by June 30, 2000 had grown into an
                                           operation that managed over $600 million in equipment leasing assets.  In August 2000, this business was sold to European
                                           American Bank, a subsidiary of ABN AMRO Bank, N.V., for $583 million, including the assumption of $431 million in third party debt.

Fund Objectives............................Our investment objectives are to:

                                                o   preserve, protect and return your invested capital;

                                                o   generate regular cash distributions to you sufficient
                                                    to provide an 8% annual return on your investment;

                                                o   reinvest revenues, after payment of our expenses,
                                                    reserves and specified distributions to partners, in
                                                    purchases of additional equipment during the first
                                                    six years after the offering terminates; and

                                                o   provide additional cash distributions after the end
                                                    of the six-year reinvestment period and until all of
                                                    our investments have been sold.

                                           We expect to begin making distributions following the end of the quarter in which we sell the minimum number of units.  We cannot assure you, however, as to the timing or specific level of actual distributions, or whether we will achieve any of our objectives.

Leverage...................................We intend to finance a significant portion of the cost of the equipment and equipment leases we acquire through borrowing.
                                           We believe that, under current market conditions, we will be able to finance between 65% and 98% of our equipment and lease acquisition costs.  We do not anticipate financing the loans we make or securitization notes we acquire.  As a result, we anticipate that, upon full investment and assuming we sell the maximum number of units, our borrowings will be approximately
                                           67% of the aggregate acquisition costs of our investments.
                                           However, we do not have a required minimum or maximum amount of financing, nor are we prohibited from financing the cost of acquiring loans or securitization notes. As a result, the
                                           amount of financing we use in acquiring our investments may be greater or lesser than we currently anticipate.

Income, Losses, Credits and
Distributions..............................Our income, losses, credits and distributions will be allocated 99% to our limited partners and 1% to our general partner.

Fees of Our General Partner and Its
Affiliates.................................Our general partner and its affiliates will receive the following fees and other compensation from us:

                                                o   Our general partner will have a partnership interest
                                                    equal to 1% of all of our taxable income, losses and
                                                    cash distributions.

                                                o   Our general partner will receive an organization and
                                                    offering expense allowance of 3% of offering proceeds
                                                    to reimburse it for expenses incurred in preparing us
                                                    for registration or qualification under federal and
                                                    state securities laws and subsequently offering and
                                                    selling our units.  This expense allowance does not
                                                    cover underwriting fees or sales commissions.  It
                                                    also does not cover reimbursement of the bona fide
                                                    accountable due diligence fees and expenses of
                                                    Anthem Securities and selling dealers of up to 1% of
                                                    offering proceeds.

                                                o   Our general partner will receive a fee for acquiring
                                                    equipment and equipment leases, identifying loans and
                                                    evaluating securitization notes of 2% of the purchase
                                                    price we pay for equipment and equipment leases we
                                                    acquire and 2% of the principal amount of loans we
                                                    make or securitization notes we acquire, including in
                                                    each instance debt we incur or assume in connection
                                                    with the acquisition.  Our general partner will also
                                                    be reimbursed for out-of-pocket expenses attributable
                                                    to the acquisition of equipment, equipment leases,
                                                    loans and securitization notes.

                                                o   Our general partner will receive a subordinated
                                                    annual asset management fee of between 2% and 5% of
                                                    gross rental payments on our leases and 2% of
                                                    payments received on our loans or securitization
                                                    notes.  During the six-year reinvestment period, the
                                                    management fee will be subordinated to the payment to
                                                    limited partners of a cumulative annual distribution
                                                    of 8% of the purchase price of their units.

                                                o   Our general partner will receive a subordinated
                                                    commission equal to one-half of a competitive
                                                    commission, to a maximum of 3% of the contract sales
                                                    price, for arranging the sale of our equipment after
                                                    the expiration of a lease.  This commission will be
                                                    subordinated to the return to our limited partners of
                                                    the purchase price of their units plus a cumulative
                                                    annual distribution of 8% of the purchase price of
                                                    their units.

                                                o   Our general partner will receive a commission equal
                                                    to the lesser of a competitive rate or 2% of gross
                                                    rental payments derived from any re-lease of
                                                    equipment, payable as we receive rental payments from
                                                    re-lease.  We will not, however, pay a re-lease
                                                    commission if the re-lease is with the original
                                                    lessee or its affiliates.

                                                o   Our general partner will be reimbursed for operating
                                                    and administrative expenses, subject to limitations
                                                    contained in our partnership agreement.

                                                o   Anthem Securities, which is the dealer-manager for
                                                    the offering of our units and an affiliate of our
                                                    general partner, will receive an underwriting fee of
                                                    2% of the offering proceeds for obtaining and
                                                    managing the group of selling brokers who will sell
                                                    the units in this offering.  Anthem Securities will
                                                    also receive sales commissions of 7% and an
                                                    accountable due diligence expense reimbursement of up
                                                    to 1% of the proceeds of each unit sold by it,
                                                    although it is not anticipated that it will sell a
                                                    material number of units.

Our General Partner's Relationship
with Us may be
Conflicted.................................Our general partner may be subject to conflicts of interest because of its relationship to us.  These potential conflicts include:

                                                o   There were no arm's-length negotiations in
                                                    determining our general partner's compensation.

                                                o   Actions taken by our general partner may affect the
                                                    amount of cash available for distribution to limited
                                                    partners and our general partner's compensation.

                                                o   Our general partner and its affiliates may engage in
                                                    activities that compete with us.

                                                o   We do not have any employees and rely on employees of
                                                    our general partner and its affiliates.


Use of
Proceeds.............................      We expect to invest approximately 81% of the offering proceeds in equipment, equipment leases, equipment or equipment
                                           lease-secured loans or securitization notes. We will retain an additional 1% of the offering proceeds as reserves. We will use the balance of the offering proceeds to pay underwriting fees, selling commissions and due diligence fees, organization and offering expenses and acquisition fees.


Risk Factors............................    An investment in our units involves risks, including the
                                            following:

                                                o   We have not specifically identified our investments.
                                                    As a result, you cannot evaluate the risks of, or
                                                    potential returns from, any of our investments.

                                                o   Our performance may be subject to the risk of lease,
                                                    loan or securitization note defaults.

                                                o   Our success will depend upon our ability to realize
                                                    residual value from our equipment once the leases on
                                                    that equipment terminate.

                                                o   We will borrow to buy equipment.  This increases our
                                                    risk of loss in the event our revenues are
                                                    insufficient to pay our debt service and other
                                                    expenses.

                                                o   Our general partner will receive substantial
                                                    compensation from us, which will reduce distributions
                                                    to you.

                                                o   We do not guarantee our distributions or a return of
                                                    your capital.

                                                o   You may not be able to sell the units since they will
                                                    not be listed on any stock exchange or inter-dealer
                                                    quotation system, and there are significant
                                                    restrictions on transfer.  Any sale that can be
                                                    arranged may be at a substantial discount to your
                                                    investment, partnership equity per unit or other
                                                    measures of value.

Partnership Agreement..................    Our agreement of limited partnership will govern our
                                           activities, the relationships among the limited partners and the relationship between the limited partners and our general partner.  The following is a brief summary of some of the
                                           principal provisions of our partnership agreement apart from the allocation of income, loss and distributions, and the fees of our general partner and its affiliates, described
                                           previously in this summary. The form of our amended and
                                           restated partnership agreement is in included as Appendix A to this prospectus.

                                                o   Voting rights:  Each limited partner has one vote per
                                                    unit held on all matters brought before the limited
                                                    partners.  Limited partners are entitled to vote on
                                                    specified fundamental matters, such as amending our
                                                    limited partnership agreement, removal of our general
                                                    partner, a merger or sale of all or substantially all
                                                    of our assets or our dissolution, but otherwise have
                                                    no participation in determining our operations or
                                                    policies.

                                                o   Meetings:  Our general partner, or limited partners
                                                    holding 10% or more of our outstanding units, may
                                                    call a meeting of the limited partners on matters on
                                                    which they are entitled to vote.

                                                o   Limited liability:  So long as a limited partner does
                                                    not participate in the control of our business and
                                                    otherwise acts in conformity with our partnership
                                                    agreement, his or her liability will be limited to
                                                    the amount of his or her invested capital, plus his
                                                    or her share of any undistributed profits and assets.

                                                o   Transferability of units:  Our partnership agreement
                                                    restricts the transfer of units so that we will not
                                                    be treated as a "publicly traded partnership" for
                                                    federal income tax purposes and taxed as a
                                                    corporation.  As a result of these restrictions, you
                                                    may not be able to transfer your units when you want.

                                                o   Removal of general partner: Our general partner may
                                                    be removed only upon a vote of limited partners
                                                    holding a majority of our outstanding units.

                                                o   Amendment of partnership agreement:  Our partnership
                                                    agreement generally may be amended by the vote of
                                                    limited partners holding a majority of our
                                                    outstanding units.  No amendment may be made that
                                                    would change any partner's interest in distributions
                                                    or partnership income or losses without the consent
                                                    of all affected partners.

                                                    The Offering

Securities Offered......................   A minimum of 20,000 units and a maximum of 500,000 units.


Minimum Investment......................   You must purchase a minimum of 25 units for $2,500.  HR-10, or
                                           Keogh, plans and IRAs must purchase a minimum of 10 units for
                                           $1,000.

Offering Period.........................   Until __________, 2004.  The offering of units after __, 2003 will be subject to renewal, requalification or other consent in each state or other jurisdiction requiring such renewal,
                                           requalification or consent.  The offering will terminate if we do not receive and accept subscriptions for the minimum
                                           offering amount by __, 2003.

Escrow..................................   We will deposit your investment in an interest-bearing escrow account until we have sold the minimum number of units or until the end of the offering period, whichever is earlier.  If the offering period terminates and we have not sold the minimum number of units, all funds will be returned to investors with any interest earned, and without deduction.  If we sell the minimum number of units before the offering period terminates, investors will be admitted as limited partners and the escrowed funds will be delivered to us for use as described in this prospectus.  The interest you earn on your investment will be paid to you either upon your admission as a limited partner or upon return of your investment following termination of the offering period.

                                           If you are a Pennsylvania resident, we must hold your
                                           investment in escrow until we receive and accept subscriptions for at least 25,000 units.  We must offer you the opportunity to rescind your investment if we have not received
                                           subscriptions for 25,000 units within 120 days of the date the escrow agent receives your investment, and every 120 days after that during the period of the offering in Pennsylvania.

Subscription Procedure..................   You must fill out and sign a subscription agreement, attached to this prospectus as Appendix B, to purchase units.  You
                                           should send your the subscription agreement and the purchase price of your units as instructed in the subscription agreement.

Closings................................   We will hold the initial closing of the offering once we
                                           receive subscriptions for 20,000 units, excluding units
                                           subscribed for by Pennsylvania residents or by our general partner and its affiliates.  At that time, we will admit
                                           investors as limited partners and receive the escrowed funds from the escrow agent.  After the initial closing, we will hold weekly closings until we have sold all of the units or the offering period terminates, whichever comes first.

                                  RISK FACTORS

     Units of limited partnership interest are inherently different from capital stock of a corporation, although many of the business risks to which we will be subject are similar to those that would be faced by a corporation engaged in a similar business. You should consider the following risk factors together with all of the other information included in this prospectus in evaluating an investment in our units. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. In that case, you may lose some or all of your investment.

                         Risks Inherent in Our Business

Because we do not know what the composition of our investment portfolio will be, you cannot evaluate our portfolio at the time you invest.

     We have not specifically identified the equipment we will lease, the persons to whom we will lease equipment, the entities to which we may make loans, the collateral securing those loans, the securitization notes that we may buy or the collateral for any of those notes. We will begin to develop our portfolio once we are ready to invest our funds. The composition of our investment portfolio will depend upon national and local economic conditions and the markets for equipment, equipment leases, loans and securitization notes at that time. As a result, you cannot evaluate the risks of, or potential returns from, our portfolio at the time you invest.

Our success will be subject to risks inherent in the equipment leasing business.

     A number of factors may affect our ability to operate profitably. These include:

     o the quality of the equipment we lease or that underlies our loans or securitization notes;

     o    the continuing strength of the equipment manufacturers;

     o the timing of equipment purchases and our ability to forecast technological advances;

     o    technological and economic obsolescence;

     o changes in economic conditions, including fluctuations in demand for equipment, interest rates and inflation rates;

     o    defaults by lessees or borrowers; and

     o increases in our expenses, including labor, tax and insurance expenses.

Higher than expected equipment lease defaults may result in losses.

     Higher than expected equipment lease defaults will result in a loss of anticipated revenues. These losses may adversely affect our ability to make distributions to partners and, if the level of defaults is sufficiently large, may result in our inability to fully recover our investment. While we will seek to repossess and re-lease or sell the equipment subject to a defaulted lease, we may not be able to do so on advantageous terms. If a lessee files for protection under the bankruptcy laws, we may experience difficulties and delays in recovering the equipment from the defaulting lessee. The equipment may be returned in poor condition and we may be unable to enforce important lease provisions against an insolvent lessee, including the contract provisions that require the lessee to return the equipment in good condition. In some cases, a lessee's deteriorating financial condition may make trying to recover what the lessee owes impractical. The costs of recovering equipment upon a lessee's default, enforcing the lessee's obligations under the lease, and transporting, storing, repairing and finding a new lessee or purchaser for the equipment may be high and may affect our ability to make distributions or result in a loss to us. If a lessee defaults on a lease we acquired using borrowed funds or subsequently financed, the entire proceeds from the re-leased or sold equipment will typically first be applied to payment of the borrowing and only after full repayment would we be entitled to any remaining proceeds. In these circumstances, we may lose some or all of our investment in the equipment.

Using "leverage" to build our portfolio subjects us to the risk that our revenues may not be sufficient to cover our operating costs plus debt service.

     We expect to "leverage" between 65% and 98% of the acquisition costs of our equipment and equipment leases through borrowing; we do not anticipate financing the loans we make or the securitization notes we acquire. As a result, we anticipate our borrowings will be approximately 67% of the aggregate acquisition costs of our investments, assuming we sell the maximum number of units in this offering. While leverage can enhance our return on invested capital, if the return on investments financed with borrowed funds fails to cover the fixed cost of the borrowings, or if the return is negative, our ability to make distributions will be impaired and the value of our net assets will decline more rapidly than would be the case in the absence of leverage. We may pledge some or all of our portfolio as collateral for borrowings, including loans and securitization notes. If we are unable to pay our debt service because of the failure of our lessees or borrowers to make lease payments, or due to other factors, we may lose the pledged collateral. Lenders may require loan covenants that could restrict our flexibility in the future. In order to repay our indebtedness, we may be required to dispose of assets at a time we would otherwise not do so.

Our success will depend in part upon the residual value of our equipment.

     We expect that a significant portion of our portfolio will be "operating leases," under which the net present value of aggregate rental payments during the initial lease term generally result in recovery of only a portion of the purchase price of the equipment. Therefore, the ability to recover the full equipment purchase price and any return in connection with an operating lease depends on the potential value of the equipment once the primary lease term expires. We call this the "residual value." The residual value will depend upon numerous factors beyond our control, including:

     o    whether the original lessee desires to retain the equipment;

     o    the cost of comparable new equipment;

     o    the obsolescence or poor condition of the leased equipment; and

     o    the existence of a secondary market for the type of used equipment.

Defaults under loans we make or securitization notes we acquire may result in losses.

     We may provide loans to entities that will be secured by equipment or equipment leases. Loans are subject to the risk of default. A default, if not cured, will require us to foreclose upon and liquidate our collateral. For the reasons described in "Risks Inherent in Our Business --- Higher than expected lease defaults may result in losses," we may not recover the amounts due to us, or lose some or all of our invested capital in a foreclosure and liquidation.

     We also may invest in notes issued by special purpose entities formed to acquire pools of leases. These pools, which are often called "securitizations," typically consist of many hundreds or thousands of leases and have loss reserves for the percentage of leases the sponsor projects will default. If the actual default experience of a pool in which we invest is more extensive than provided for in the loss reserve, our return on our investment may be reduced or eliminated and we may lose some or all of our invested capital. Moreover, to the extent that we buy subordinated securitization notes, our ability to recover our investment from established reserves or other assets in the pool will be subject to the prior rights of senior noteholders.

Interest rate changes may adversely affect the value of our portfolio and the returns on it.

     Changes in interest rates will affect the market value of our portfolio. In general, the market value of a loan, securitization note or equipment lease will change in inverse relation to an interest rate change where it has a fixed interest rate or rate of return or, in the case of loans, only limited interest rate adjustments. Accordingly, in a period of rising interest rates, the market value of such investments will decrease. Moreover, in a period of declining interest rates, loans may have less value than other fixed income securities due to possible prepayments. A decrease in the market value of our portfolio will adversely affect our ability to obtain financing against our portfolio or to liquidate it.

     Interest rate changes will also affect the return we obtain on new loans, equipment leases or securitization notes. During a period of declining rates, our reinvestment of loan, equipment lease or securitization note payments may be at lower rates than we obtained in prior investments, or on the loans, equipment leases or securitization notes being repaid, thereby reducing our gross revenues. Also, increases in interest on debt we incur will not necessarily be reflected in increased rates of return on the investments funded through that debt, which would adversely affect our net return on these investments. Accordingly, interest rate changes may materially affect our revenues, which in turn may affect the amount we are able to distribute to limited partners.

If we raise only the minimum offering amount, we may not be able to diversify our investments.

     We may begin operations if we sell a minimum of 20,000 units, resulting in net proceeds to us, after offering and organization expenses, of approximately $1.7 million. Our ability to acquire a diversified portfolio will be adversely affected if we sell only the minimum number of units.

     Pennsylvania investors: Because the minimum offering amount is less than 25,000 units, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscriptions.

We may not be able to compete successfully in the highly competitive equipment leasing and finance businesses.

     The equipment leasing and financing businesses are highly fragmented and competitive. We will compete with:

     o a large number of national, regional and local banks, savings banks, leasing companies and other financial institutions;

     o captive finance and leasing companies affiliated with major equipment manufacturers; and

     o other sources of financing, including other publicly-offered partnerships.

     Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we will have, even if we sell the maximum number of units in our offering. Competition with these entities may delay investment of our capital, reduce the creditworthiness of potential lessees or borrowers to whom we have access, or decrease our yields. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. A lower cost of funds could enable a competitor to offer leases or loans at rates which are less than ours, potentially forcing us to lower our rates or lose origination volume.

Current economic conditions may adversely affect our ability to build our portfolio.

     The current economic slowdown in the United States may adversely affect our ability expeditiously to invest the proceeds of this offering as businesses seek aggressively to reduce their costs. This may result in distributions to partners that, in the initial period of our operations, may be less than if the proceeds were fully invested. The economic slowdown has also reduced interest rates which may reduce the returns we can obtain on our leases, loans or securitization notes and, as a consequence, the distributions we can make to partners. Continuation of current conditions, or recurrence of these conditions, may reduce our income or partnership distributions, increase our delinquencies or defaults and reduce our ability to obtain financing, or "leverage," to build our portfolio.

Resignation or removal of our general partner, or loss of key management personnel from our general partner, could adversely affect our operations.

     Our future success depends to a significant extent on the continued service of our general partner and its senior management team and, in particular, Crit DeMent, our general partner's chairman. Although the parent of our general partner entered into an employment agreement with Mr. DeMent, neither our general partner not its parent has any current plans to execute employment agreements with their other employees. As a result, our general partner may be unable to retain its employees, or attract and retain new employees, either of which could materially adversely affect our ability to achieve our investment objectives.

Damage or disruptions to our general partner's operating systems could make us less attractive as a source of financing.

     Our ability to originate leases and financing, manage our operations and realize residual values from our equipment leases depends upon the operating systems of our general partner, particularly its computer, telecommunications and related equipment, and its ability to protect those systems against damage or disruptions from power loss, telecommunications failure, computer intrusions or viruses or similar adverse events. Although our general partner will implement security and protective measures, our general partner's systems could still be vulnerable. Any damage or disruption to these systems could make us less attractive to customers as a source of equipment leases or financing.

We may be unable to obtain insurance for certain types of losses.

     While our equipment leases and financing transactions will generally require lessees or borrowers to have comprehensive insurance on the equipment under lease or collateralizing the financing and to assume the risk of loss, some losses may be either uninsurable or not economically insurable, such as from war or earthquakes. Furthermore, we can neither anticipate nor obtain insurance against all possible contingencies that may affect the equipment. If an event against which we have no insurance were to occur, we could lose some or all of our investment in the affected equipment.

Our returns would be adversely affected if we are subject to usury laws.

     Interest we charge under our financings may be subject to state usury laws. These laws impose maximum interest rates that may be charged on loans as well as penalties for violation, including restitution of excess interest and unenforceability of debt. Moreover, equipment leases have sometimes been deemed to be loan transactions subject to state usury laws. We will seek to structure our loans so as not to violate applicable usury laws and to structure our leases so that they will not be deemed to be loans. However, uncertainties in the application of some laws may result in inadvertent violations which could result in reduced investment returns or, possibly, loss on an investment.

                                Partnership Risks

You will have very limited voting rights and ability to control management.

     Unlike a holder of common stock in a corporation, you will have only limited voting rights on matters affecting our business. You will have no right to elect our general partner on an annual or other continuing basis. In addition, our general partner may be removed only upon the vote of the holders of a majority of the outstanding units.

You should not assume that we will generate sufficient cash for reinvestment during the reinvestment period.

     We intend to reinvest funds above the amounts necessary to pay you 8% annual distributions during the first six years after the completion of this offering in additional equipment leases, loans and equipment lease securitization notes. However, for the reasons described in this "Risk Factors" section, you should not assume that we will be able to generate cash for reinvestment or even that we will generate cash sufficient to pay you all or any part of an 8% annual distribution.

We cannot assure you that we will be able to pay cash distributions.

     We can give you no assurance regarding the amount of cash we will generate and, as a result, as to the amount of distributions we may pay you, if any. The actual amounts of cash we generate will depend upon numerous factors relating to our business which may be beyond our control, including:

     o    demand for equipment lease or other financing we may provide;

     o    profitability of our operations;

     o    required principal and interest payments on any debt we may incur;

     o    lease, loan and note defaults;

     o    prevailing economic conditions; and

     o    government regulations.

Cost reimbursements and fees we pay to our general partner may be substantial and will reduce our cash available for distribution.

     Before making any distributions to partners, we will reimburse our general partner for expenses incurred by it on our behalf during the related period. The amount of these expenses will be determined by our general partner subject to limitations set forth in our partnership agreement. In addition, our general partner and its affiliates will provide us services for which we will be charged fees as described in this prospectus. The reimbursement of expenses and the payment of fees could adversely affect our ability to make distributions.

Your ability to dispose of your investment in us will be limited.

     We do not anticipate that a public market will develop for our units. Moreover, our partnership agreement imposes significant restrictions upon your right to transfer units. We have established these restrictions so that we will not be considered a publicly traded partnership, and thus taxed as a corporation, for federal income tax purposes. As a consequence, you may not be able to liquidate your investment in the event of an emergency and units probably will not be readily acceptable as collateral for loans. You should view your investment in our units as illiquid.

You could be liable for our obligations if you participate in the control of our business; you may be required to return improperly received distributions.

     In general, limited partners are not liable for the obligations of a limited partnership unless they participate in the control of the limited partnership's business. What constitutes participating in the control of a limited partnership's business has not been clearly established in all states. If it were determined, for example, that the right or the exercise of your right, as a group:

     o    to remove our general partner,

     o    to approve some amendments to the partnership agreement, or

     o    to take other action under the partnership agreement

constituted participation in the control of our business, then you could be held liable for our obligations to the same extent as a general partner.

     In addition, you may be required to return any distribution you receive if you knew at the time the distribution was made that it was improper because it rendered us insolvent.

                          Tax Risks to Limited Partners

     For a discussion of the expected material federal income tax consequences of owning and disposing of our units, you should read the prospectus section "Federal Income Tax Considerations."

You may be required to pay taxes on income from us even if you do not receive commensurate cash distributions.

     You will be required to pay federal income taxes and, in some cases, state and local income taxes, on your allocable share of our income, whether or not you receive cash distributions from us. For example, to the extent that we repay the principal of any debt we incur with rental or interest income, or with the proceeds of the sale of one of our investments, your taxable income could exceed the cash we distribute to you. We cannot assure you that you will receive cash distributions equal to your allocable share of our taxable income or even equal to the tax liability to you resulting from that income.

If the IRS classifies us as a corporation, you will lose tax benefits.

     If the IRS successfully contends that we should be treated as a "publicly traded partnership," we would then be treated as a corporation for federal income tax purposes rather than as a partnership. This would have the following principal consequences to you:

     o    Losses realized by us would not pass through to you.

     o We would be taxed at income tax rates applicable to corporations, reducing distributions to you.

     o Your distributions would be taxed as dividend income to the extent of our current and accumulated earnings and profits.

We could lose cost recovery or depreciation deductions if the IRS treats our leases as sales or financings.

     We expect that, for federal income tax purposes, we will be treated as the owner and lessor of the equipment we own and lease. However, if the IRS successfully challenges our leases as sales or financings rather than leases, we would not be entitled to cost recovery, depreciation or amortization deductions with respect to the leased equipment. The loss of these deductions could reduce the amount of distributions by us that are deemed a tax-free return of capital.

There are limitations on your ability to deduct losses we may generate.

     Your ability to deduct losses we may generate is limited to the amounts that you have at risk. This is generally the amount of your investment, plus any allocations of income and minus any loss allocations and distributions. Additionally, because our operations will constitute passive activities, you can use losses generated by our operations to offset income only from other passive activities in calculating your tax liability. Furthermore, passive losses may not be used to offset interest, rent or royalties or similar "portfolio" income you may receive.

Your taxable gain or loss on disposition of units could be different than expected.

     Upon the sale of your units, you will recognize gain or loss equal to the difference between the amount realized and your adjusted tax basis in those units. Distributions in excess of the net taxable income you were allocated for a unit which decreased your tax basis in that unit will, in effect, become taxable income if the unit is sold at a price greater than your tax basis in that unit, even if the price is less than your original cost. A substantial portion of the amount realized, whether or not representing gains, may be ordinary income. Furthermore, until the IRS publishes final regulations clarifying how basis is determined when a unitholder acquires units at different prices, a sale of less than all units by a unitholder could result in an amount of gain or loss on that sale different than expected.

Investors, other than individuals who are U.S. residents, may have adverse tax consequences from owning units.

     Investment in units by tax-exempt entities, regulated investment companies and foreign persons raises issues unique to them. For example, for unitholders exempt from federal income tax, including IRAs and other retirement plans, virtually all of our income will be unrelated business taxable income and will be taxable to that unitholder. Very little of our income will be qualifying income to a regulated investment company. Distributions to foreign persons will be reduced by withholding taxes.

You will likely be subject to state and local taxes as a result of an investment in units.

     In addition to federal income taxes, you will likely be subject to other taxes, including state and local taxes, unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which we do business or own property. You will likely be required to file state and local income tax returns and pay state and local income taxes in some or all of the various jurisdictions in which we do business or own property. Further, you may be subject to penalties for failure to comply with those requirements. We will initially own assets and do business in Delaware, which currently imposes a personal income tax. It is your responsibility to file all United States federal, state and local tax returns. Our counsel has not rendered an opinion on the state or local tax consequences of an investment in the common units.

                                 USE OF PROCEEDS

     The tables below set forth information about our expected use of the proceeds from this offering, assuming we pay maximum compensation, fees and expense reimbursements. Because we have not yet acquired any of our investments, we cannot precisely calculate some of the expenses referred to in the table below, so the amount may vary materially. We expect to commit approximately 81% of the offering proceeds to acquire equipment, enter into equipment leases, make loans or buy securitization notes. We expect that if we sell only the minimum number of leases, acquired leases will constitute substantially all of our portfolio. At least an additional 1% of our initial capital will be held as reserves.


                                                      Offering proceeds
                                                      and expenses as a
                                   Minimum offering        percent of        Total assets and
                                         of                 offering          expenses as a
                                       units                proceeds         percent of assets
                                   ----------------   -----------------      -----------------
Offering proceeds/assets(1)......... $2,000,000           $2,000,000          $ 4,689,612
                                     ----------           ----------          -----------


Expenses:
   Sales commissions(2).............   (160,000)                8.00%            3.41%
   Underwriting fees(3).............    (40,000)                2.00%            0.85%
   Organization and offering
     expenses(4)....................    (60,000)                3.00%            1.28%
                                     ----------           ----------          -----------
     Public offering expenses.......   (260,000)               13.00%            5.54%
   Acquisition fees(5)..............    (93,792)                4.69%            2.00%
                                     ----------           ----------          -----------
Total proceeds available for
  investment........................ $1,646,208                82.31%
                                     ==========                =====
Fees and expenses as a percentage
  of offering proceeds..............                           17.69%
Fees and expenses as a percentage of
  total assets......................                                             7.54%

                                                      Offering proceeds
                                                      and expenses as a
                                   Maximum offering        percent of        Total assets and
                                         of                 offering          expenses as a
                                       units                proceeds         percent of assets
                                   ----------------   -----------------      -----------------
Offering proceeds/assets(1)......     $50,000,000          $50,000,000             $117,240,290


Expenses:
   Sales commissions(2)...........     (4,000,000)                8.00%                    3.41%
   Underwriting fees(2)(3)........     (1,000,000)                2.00%                    0.85%
   Organization and offering
     expenses(4)..................     (1,500,000)                3.00%                    1.28%
                                      -----------                -----                     ----
     Public offering expenses.....     (6,500,000)               13.00%                    5.54%
   Acquisition fees(5)............     (2,344,806)                4.69%                    2.00%
                                      -----------                -----
Total proceeds available for
 investment.......................    $41,155,194                82.31%
                                      ===========                =====
Fees and expenses as a percentage
 of offering proceeds.............                               17.69%
Fees and expenses as a percentage
 of total assets..................                                                         7.54%

_______________________________
(1) Excludes $1,000 contributed to us by our general partner and $1 contributed to us by our original limited partner at the time of our formation. Upon the initial closing, the original limited partner will withdraw and we will refund her capital contribution.

(2) We will pay brokers a sales commission of $7 per unit sold. We may also pay brokers, including Anthem Securities, an affiliate or our general partner, up to $1 per unit sold to reimburse them for accountable, bona fide expenses they incur performing a "due diligence" investigation of us. This reimbursement may be deemed to be additional sales compensation. We will not pay the underwriting fee, sales commission or any due diligence expense reimbursement with respect to units sold to affiliates of our general partner, the dealer-manager or the selling dealers.

(3) We will pay an amount equal to 2% of offering proceeds to Anthem Securities for acting as the dealer-manager for a group of selling broker-dealers. Out of the amounts received by Anthem Securities, it may reimburse broker-dealers for a portion of their expenses in connection with the offering, including expenses incurred in coordinating their sales efforts and training their personnel with respect to the offering.

(4) Our organization and offering expenses consist of legal, accounting and escrow fees, printing costs, filing and qualification fees, overhead costs of our general partner in organizing us and preparing us for the offer and sale of our units and similar fees and expenses.

(5) We will pay our general partner acquisition fees equal to 2% of the total acquisition costs of our investments, including debt incurred in connection with the investments. The acquisition fees in the table assume that our indebtedness will be 67% of the acquisitions costs of our investments. The table does not include acquisition expenses, if any, which are not determinable at the date of this prospectus.

                             MANAGEMENT COMPENSATION

     The following table includes our estimate of the maximum amounts of all compensation and other payments that our general partner and its affiliates will receive, directly or indirectly, from us. This compensation was not determined by arm's-length negotiation. Our partnership agreement does not permit our general partner or its affiliates to receive more than the maximum fees or expenses stated for each type of compensation by reclassifying such items under a different category.



  Entity receiving
     compensation              Type and method of compensation                Estimated amount
  ----------------             -------------------------------                ----------------
                                       OFFERING STAGE
                                       --------------
Anthem Securities       Underwriting fee of 2% of offering proceeds    $40,000 if we sell the minimum
                        for acting as the dealer-manager for a group   offering amount; $1 million if we
                        of selling broker-dealers.                     sell the maximum offering amount.

Anthem Securities       Sales commissions of 7% of the proceeds of     Not determinable at this time.  We do
                        each unit sold by it.                          not anticipate that Anthem Securities
                                                                       will sell a material number of
                                                                       units.  If all units were sold by
                                                                       Anthem Securities, it would receive
                                                                       $140,000 for the minimum offering and
                                                                       $3.5 million for the maximum
                                                                       offering.

Anthem Securities       Reimbursement of bona fide, due diligence      Not determinable at this time.  We
                        expenses to a maximum of 1% of offering        will pay selling dealers, including
                        proceeds.                                      Anthem Securities, such an allowance
                                                                       on a fully accountable basis only.

General partner and     Organization and offering expenses allowance   $60,000 if we sell the minimum offering
affiliates              of 3% of offering proceeds.                    amount; $1.5 million if we sell the
                                                                       maximum offering amount.

  Entity receiving
    compensation              Type and method of compensation                    Estimated amount
  ----------------            -------------------------------                    ----------------

                                              OPERATIONAL STAGE
                                              -----------------
General partner and     Acquisition fees of 2% of:                     Total acquisition fees would be 4.7%
affiliates                                                             of offering proceeds, or $93,792 for
                        o        the purchase price we pay to the      the minimum offering and $2,344,806
                                 seller of each item of equipment      for the maximum offering, assuming
                                 acquired, including debt we incur     for these purposes that our total
                                 or assume in connection with the      indebtedness will equal 67% of the
                                 acquisition, and                      purchase price of our investments.

                        o        the principal amount of each loan
                                 transaction we enter into or
                                 securitization note we acquire,
                                 including debt, if any, we incur or
                                 assume in connection with the
                                 acquisition.(1)

General Partner         Reimbursement for out-of-pocket expenses       Not determinable at this time.
                        attributable to the acquisition of
                        equipment, equipment leases, loans and
                        securitization notes.

  Entity receiving
     compensation              Type and method of compensation                   Estimated amount
  ----------------             -------------------------------                   ----------------

General partner         Subordinated asset management fee for          Not determinable at this time.
                        managing our investments equal to the          During the reinvestment period, we
                        lesser of management fees which are            will subordinate management fees to
                        competitive and/or customarily charged by      the receipt by limited partners of
                        others rendering similar services or           cash distributions equal to 8% of the
                                                                       purchase price of their units, on a
                        o    5% of gross rental payments from          cumulative basis.  We will defer
                             operating leases, except operating        payment of unpaid subordinated
                             leases for which management services      management fees, without interest,
                             are performed by non-affiliates under     until we have paid limited partners
                             our general partner's supervision for     such distributions.
                             which the fee is 1% of annual gross
                             rental payments (2)(3) and

                        o    2% of gross rental payments from
                             full payout leases, 2% of annual gross
                             principal and interest payments from
                             loans and 2% of annual gross principal
                             and interest payments on equipment
                             lease securitization notes.(2)(3)

General partner         Subordinated remarketing fee for arranging     Not determinable at this time.  We
                        the sale of our equipment or other assets      will not accrue or pay a subordinated
                        equal to the lesser of:                        remarketing fee for any portion of
                                                                       sales proceeds which we reinvest.  We
                        o    3% of the contract sales price or         will subordinate remarketing fees to
                                                                       the return to our limited partners of
                        o    one-half the competitive commission       the purchase price of their units
                             charged by independent parties for        plus distributions equal to 8% of the
                             comparable services.                      purchase price of their units, on a
                                                                       cumulative basis.  We will defer
                                                                       payment of unpaid subordinated
                                                                       remarketing fees, without interest,
                                                                       until we have paid limited partners
                                                                       such distributions.

General partner         Re-leasing fee for arranging the re-lease of   Not determinable at this time.  We
                        equipment equal to the lesser of 2% of gross   will pay re-leasing fees only as we
                        rental payments derived from the re-lease or   receive the related lease payments.
                        the competitive rate for comparable services   We will not pay re-leasing fees if
                        for similar equipment.                         the re-lease is to the original
                                                                       lessee or its affiliates.

  Entity receiving
     compensation              Type and method of compensation                   Estimated amount
  ----------------             -------------------------------                   ----------------
General partner and     Partnership interest equal to 1% of all of     Not determinable at this time.
affiliates              our taxable income, losses and cash
                        distributions.

General partner and     Reimbursement of operating expenses to the     Not determinable at this time.
affiliates              extent permitted under our partnership
                        agreement.(4)

_____________________

(1) In calculating acquisition fees, we will deduct fees to unaffiliated finders and brokers. Our general partner will reduce or refund acquisition fees if our investment in equipment, loans or securitization notes is less than the greater of:

     o 80% of the offering proceeds reduced by .0625% for each 1% of borrowings encumbering our investments, or

     o    75% of the offering proceeds.

     For example, if we had no indebtedness, we would invest at least 80% of our offering proceeds in our investments. If we had 80% indebtedness, we would invest at least 75% of our offering proceeds in our investments, computed as follows:

                  80% x .0625% = 5%
                  80% - 5% = 75%

(2) An operating lease is one in which the aggregate noncancellable rental payments during the initial term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment. A full payout lease is one in which the gross rental payments, on a net present value basis, are at least sufficient to recover the purchase price of the equipment. Typically, rental payments under a full payout lease also include an appropriate return.

(3) We will pay the asset management fee monthly. This fee is for our general partner's services in:

     o    establishing our portfolio, including debt financing;

     o    collecting lease revenues;

     o    monitoring compliance by lessees with the lease terms;

     o assuring that equipment is being used in accordance with all contractual arrangements;

     o arranging for necessary maintenance and repair of equipment in the event a lessee fails to do so;

     o    monitoring property, sales and use tax compliance; and

     o    preparing operating and financial data reports.

(4) We will reimburse our general partner and its affiliates for expenses they pay on our behalf. These reimbursements will include:

     o the actual cost of goods and materials obtained from unaffiliated parties; and

     o the cost of administrative services necessary to our prudent operation at the lower of:

          o    the actual cost of such services, or

          o the amount which we would have to pay to independent parties for comparable services.

We will not reimburse our general partner for any services for which it may receive a separate fee. We will also not reimburse our general partner for:

          o its rent, depreciation, utilities, capital equipment or similar overhead costs; or

          o salaries, fringe benefits, travel expenses or other overhead costs incurred by or allocated to any person with a controlling interest or position in our general partner or in any of its affiliates.

We estimate that the total amount of reimbursable operating expenses during our first full year of operations, assuming we sell the maximum number of units, may be between approximately $600,000 and $700,000.

              CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITIES

                              Conflicts of Interest

     Our general partner may be subject to various conflicts of interest arising out of its relationship to us. Because of our general partner's organizational and operational control of us, these conflicts will not be resolved through arms-length negotiations but, rather, through the exercise of our general partner's judgment consistent with its fiduciary responsibilities to you and us. Some provisions of our partnership agreement are designed to protect the interests of limited partners if conflicts arise. See Article IX and, in particular, Sections 9.2 and 9.5, setting forth restrictions on the authority of the general partner both in general and in its dealings with its affiliates. However, our partnership agreement does not necessarily directly respond to each potential conflict. In these situations, our general partner will rely solely upon its judgment as to the nature of its fiduciary duty, and there will be no established mechanism to resolve these conflicts. The potential conflicts include:

Our general partner's compensation is not the result of arm's length negotiation.

     Our general partner has unilaterally determined the compensation that we will pay it and Anthem Securities. However, our general partner believes that the amount of compensation is consistent with practices in the industry and applicable offering guidelines in effect on the date of this prospectus.

Actions taken by our general partner may affect the amount of cash available for distribution to limited partners and our general partner's compensation.

     The amount of cash we have available for distribution to limited partners will be affected by decisions of our general partner regarding various matters, including:

          o    amount and timing of asset purchases and sales;

          o    cash expenditures;

          o    borrowing; and

          o    the creation, reduction or increase of reserves.

     We intend to increase the amount of equipment we can acquire and lease by borrowing. We anticipate that our borrowings will constitute between 65% and 98% of the aggregate purchase price of all of the equipment and equipment leases we acquire. While we do not anticipate financing loans or securitization notes we acquire, our general partner is not prohibited from doing so. As a result, the actual amount of borrowings we incur may be higher or lower than that amount. Our general partner's acquisition and management fees are based upon the total amount of our assets and will, as a result, increase through this use of debt.

     Our general partner will be liable for our obligations to the extent that they exceed our assets. As a result, our general partner has the right to cause us to establish and maintain reserves it believes necessary to meet our obligations. Because our general partner may be exposed to liability to our creditors if our reserves are insufficient to pay our contingent liabilities, our general partner may have a conflict of interest in allocating our cash flow between distributions to you or to our reserve account.

Our general partner and its affiliates may engage in activities that compete with us.

     Our partnership agreement does not prohibit our general partner or its affiliates from investing in or acquiring equipment, equipment leases, loans or securitization notes and they can engage in acquisitions, financing, refinancing, leasing and re-leasing opportunities on their own behalf or on behalf of other partnerships. Our general partner and its affiliates have the right to take for their own accounts, or to recommend to any program they manage, any particular investment opportunity, subject to certain limitations set forth in our partnership agreement.

     Any conflicts in determining and allocating investments between us and our general partner or between us and another program managed by our general partner or its affiliates will be resolved by the investment committee the board of directors of our general partner, which will evaluate the suitability of all prospective lease acquisitions and financing transactions for investment by us. Generally, our general partner will allocate investments appropriate for more than one program to the program that has had funds available for investment for the longest period of time or, in the case of reinvestments, whose reinvestment periods started earlier. We will have a right of first refusal with respect to any investment to be allocated by our general partner and that meets our investment objectives and policies until all capital contributions to us have been invested, committed to investment, used to pay front-end fees or returned to our limited partners. However, our general partner may make exceptions to these general policies where, in our general partner's judgment, other circumstances make application of these policies inequitable or uneconomic.

We do not have any employees and rely on the employees of the general partner and its affiliates.

     We do not have any officers or employees and rely solely on officers and employees of the general partner and its affiliates. Affiliates of our general partner will conduct business activities of their own in which we will have no economic interest. If these separate activities are significantly greater than our activities, there could be material competition between us, our general partner and affiliates of general partner. The officers of our general partner who provide services to us are not required to work full time on our affairs. These officers may devote significant time to the affairs of the general partner's affiliates and be compensated by these affiliates for the services rendered to them. There may be significant conflicts between us and affiliates of the general partner regarding the availability of these officers to manage us.

We must reimburse the general partner and its affiliates for expenses.

     We must reimburse our general partner and its affiliates for costs incurred in managing and operating us, including specified costs incurred in rendering corporate staff and support services properly allocable to us.

We have not retained separate counsel or other professionals.

     The legal counsel that represents our general partner and the dealer-manager, Anthem Securities, also represents us. The limited partners, as a group, have not been represented by legal counsel. Counsel has not acted on behalf of prospective investors nor conducted a review or investigation on their behalf. Therefore, none of the agreements and arrangements between us and either our general partner or Anthem Securities was negotiated on an arm's length basis. The attorneys, accountants and other experts who perform services for us will also perform services for our general partner, its affiliates and for other partnerships or ventures that our general partner or its affiliates may sponsor. However, should a dispute arise between us and our general partner, we will retain separate legal counsel to represent us in the matter.

Participation by an Affiliate in this Offering

     Our dealer-manager, Anthem Securities, is an affiliate of our general partner. As a result, its review and investigation of us and the information provided in this prospectus may not be deemed to be independent.

                     Fiduciary Duty of Our General Partner

     Our general partner is accountable to us as a fiduciary. This generally means that our general partner must exercise good faith and integrity in handling our affairs, and act for us in the same manner as a prudent person would act on his or her own behalf. The Delaware Revised Uniform Limited Partnership Act provides that a limited partner may institute legal action (a "derivative" action) on a partnership's behalf to recover damages from a third party where the general partner refuses to institute the action or where an effort to cause the general partner to do so is not likely to succeed. In addition, the statutory or case law may permit a limited partner to institute legal action on behalf of himself and all other similarly situated limited partners (a "class action") to recover damages from a general partner for violations of its fiduciary duties to the limited partners.

     Under the express term of our partnership agreement, our general partner and its affiliates will not be liable to us or to any limited partner for, and we will indemnify to the extent of our own assets, but without any obligation of the limited partners, and save our general partner and its affiliates harmless from, any loss, damage, or expense, including attorneys' fees, incurred by reason of any act or omission performed or omitted by our general partner or its affiliates in good faith on our behalf and in a manner reasonably believed by it or them to be in our best interests, provided that such loss, damage or expenses is not the result of negligence or misconduct by our general partner or its affiliates. We will not indemnify our general partner or its affiliates for any violation, or alleged violation, of federal or state securities laws unless:

          o there has been a judgment on the merits in favor or our general partner and its affiliates or the claims were dismissed on the merits by the court;

          o the court has been advised by us of the position of the SEC and applicable state securities law authorities on the issue of indemnification for securities law violations; and

          o the court approves the indemnification of litigation and/or settlement costs.

     In view of these exculpatory and indemnification provisions, you may have a more limited right of action against our general partner than you would have in the absence of these provisions.

                                   MANAGEMENT

Our General Partner

     Our general partner is LEAF Asset Management, a Delaware corporation with its offices at 1845 Walnut Street, Philadelphia, Pennsylvania 19103. Our general partner will be responsible for our management and operation.

     Our general partner was formed in 2002 to act as the sponsor and general partner of equipment leasing and equipment financing limited partnerships. Our general partner is a wholly-owned subsidiary of LEAF Financial Corporation and an indirect wholly-owned subsidiary of Resource America. LEAF Financial was formed in 1983 to act as the general partner and manager of equipment leasing partnerships. It was acquired by Resource America in 1996 and currently manages five equipment leasing partnerships that were formed between 1986 and 1990. Each of these partnership is in its liquidation phase. Resource America is a publicly-traded company (Nasdaq: REXI) with principal interests in real estate finance, energy and equipment leasing.

     Our general partner's core executives, Messrs. DeMent, Herman and Capparelli, and other senior staff members, were key members of management teams that previously built two equipment leasing operations that were acquired by financial institutions. Most recently, they were key members of a management team that began Fidelity Leasing, Inc., an equipment lessor focused on the small to mid-sized business market, for Resource America in 1996. By June 30, 2000, Fidelity Leasing had grown into an operation that managed over $600 million in equipment lease assets. In August 2000, Fidelity Leasing was sold to European American Bank, a subsidiary of ABN AMRO Bank N.V., for $583 million, including the assumption of $431 million in third party debt. European American Bank was later sold to Citibank, as a result of which Fidelity Leasing became the Technology Finance Group of CitiCapital Vendor Finance. Messrs. DeMent, Herman and Capparelli had previously served in management positions for Master Lease Corporation, which was acquired in 1988 by Tokai Financial Services, Inc., the equipment leasing subsidiary of the Tokai Bank of Japan.

     The officers, directors and key personnel of our general partner are as follows:

         Name                      Age              Position
         Crit S. DeMent             49               Chairman, Director
         Freddie Kotek              46               Vice Chairman, Director
         Miles Herman               42               President, Chief Executive Officer, Secretary
                                                     and Director
         Marianne Schuster          43               Chief Financial Officer and Treasurer
         Thomas C. Elliott          28               Vice President of Finance
         C. Rogers Childs, Jr.      67               Chief Investment Officer
         Nicholas Capparelli        42               Vice President of Sales
         Darshan V. Patel           31               General Counsel, Chief Compliance Officer
                                                     and Director
         Jonathan Z. Cohen          31               Director

     Crit S. DeMent has been in the leasing finance industry for over 20 years. Before joining LEAF Financial in November 2001, he was President of Fidelity Leasing and its successor, the Technology Finance Group of CitiCapital Vendor Finance. Immediately before joining Fidelity Leasing, from 1987 through 1996, Mr. DeMent was Vice President-Marketing for Tokai Financial Services. Mr. DeMent has held several leadership positions with the Equipment Leasing Association and is currently serving on the Vendor Leasing Business Council.

     Freddie Kotek has been a Senior Vice President of Resource America since 1995 and, since 2001, has been Chairman of the Board of Directors of Atlas Resources, Inc., an oil and gas subsidiary of Resource America. Mr. Kotek has also been President of Resource Leasing, Inc., a holding company for Resource America's equipment leasing operations, since 1995.

     Miles Herman is responsible for operations, sales, and information technology. Before joining LEAF Financial in December 2001, he held various positions with Fidelity Leasing and its successor since 1998, ending as a Senior Vice President responsible for operations, program management, e-commerce, information technology and syndications. Before joining Fidelity Leasing, from 1983 to 1998 Mr. Herman held several management positions in sales, marketing, and operations at Tokai Financial Services, ending as Director of Capital Markets with responsibility for syndications and the structuring of leveraged leases. Mr. Herman is a member of the Research Committee of the Equipment Leasing Association.

     Marianne Schuster is responsible for all financial management, financial reporting, budgeting and treasury operations. Ms. Schuster has been the Controller of LEAF Financial since its formation in 1984, continuing in that position following its acquisition by Resource America in 1996. Ms. Schuster is a certified public accountant.

     Thomas C. Elliott is responsible for all accounting and investor reporting. He joined LEAF Financial in August 2001. From 1997 to 2001, Mr. Elliott held various finance positions with Fidelity Leasing and its successor, ending as Vice President, where he managed all capital market functions including the negotiation of all securitizations, credit and banking facilities in the U.S. and Canada. Mr. Elliott also oversaw the financial controls and budgeting departments.

     C. Rogers Childs, Jr. is responsible for managing our relationships with financial institutions from which we will acquire leases. Before joining LEAF Financial in February 2002, he held various senior positions, including managing Chase Manhattan Bank's wholesale lease origination operation from 1964 to 1975, managing leasing operations for Drexel Burnham Lambert from 1975 to 1977, managing leasing operations for CoreStates Bank, N.A. from 1977 to 1999 and serving as Director of Marketing and Sales for European American Bank from 1999 to 2001.

     Nicholas Capparelli is responsible for sales. Before joining LEAF Financial in February 2002, Mr. Capparelli had been, since 1998, a Senior Vice President for Fidelity Leasing and its successor, responsible for sales and training. Mr. Capparelli also served as the general manager of JLA Leasing Corporation, an equipment lessor, following its acquisition by Fidelity Leasing in 1999. From 1990 to 1998, Mr. Capparelli was Vice President for Sales and Operations of SoftMark, a national reseller of computer products, and from 1982 to 1990 was at Tokai Financial Services, ending as Vice President of Sales.

     Darshan V. Patel is responsible for our legal affairs. Mr. Patel joined LEAF Financial in August 2001. Mr. Patel also serves as Associate General Counsel of Resource America, a position he has held since 2001. From 1996 to 2001, Mr. Patel was associated with the law firm of Berman, Paley, Goldstein & Kannry, New York, NY. From 1995 to 1996, Mr. Patel was associated with the law firm of Glynn & Associates, Flemington, NJ.

     Jonathan Z. Cohen has been Executive Vice President of Resource America since 2001, and was a Senior Vice President of Resource America from 1999 to 2001 and a Vice President of Resource America from 1998 to 1999. He has been Vice Chairman of the Board of Atlas Pipeline Partners GP, LLC, the general partner of Atlas Pipeline Partners, L.P., a publicly-traded (AMEX: APL) natural gas pipeline limited partnership, since its formation in 1999. He has been Secretary and a Trustee of RAIT Investment Trust, a publicly-traded (NYSE: RAS) real estate investment trust, since 1997. He has been Chairman of The Richardson Company, a sales consulting company, since 1999. From 1994 to 1997 he was the Chief Executive Officer of Blue Guitar Films, a media company.

Compensation

     We do not pay the officers or directors of our general partner or its affiliates any compensation. However, we will pay our general partner fees as described in "Management Compensation." Furthermore, we will reimburse our general partner for certain costs incurred on our behalf, including the cost of personnel, other than controlling persons of our general partner, who will perform administration, accounting, secretarial, transfer and other services required by us. Such individuals may also perform similar services for our general partner and other investment programs to be formed in the future. Our partnership agreement provides that expense reimbursements must be limited to the lesser of their actual cost or the cost of comparable services from third parties. We expect we will allocate the cost of employee and officer compensation and benefits, excluding those allocable to controlling persons of our general partner, based upon the amount of business time spent on our business.

Affiliated Company

     Anthem Securities, the dealer-manager for our offering, is a Pennsylvania corporation and an indirect wholly-owned subsidiary of Resource America. It is registered as a broker-dealer with the SEC and is a member of the NASD and the Securities Investor Protection Corporation.

                      INVESTMENT OBJECTIVES AND STRATEGIES

Principal Investment Objectives

     Our principal objectives are to invest in a diversified portfolio of equipment, equipment leases, loans secured by equipment or equipment leases, and income - producing notes issued in connection with equipment lease securitizations in order to:

          o    preserve, protect and return your invested capital;

          o generate regular cash distributions to you sufficient to provide an 8% annual return on your investment;

          o reinvest revenues, after payment of our expenses, reserves and distributions to partners, in purchases of additional equipment during the first six years after the offering terminates; and

          o provide additional cash distributions after the end of the reinvestment period and until all of our investments have been sold.

     We will make distributions only if we have cash available after payment of our obligations, including payment of administrative expenses, fees and debt service and making allowance for necessary reserves. We expect to begin distributions following the end of the quarter in which we obtain the minimum offering amount. However, we cannot assure you that we will be able to make any specific level of distributions, or as to the timing of those distributions, nor can we assure you that we will attain any of our other objectives.

Principal Investment Categories

     Equipment. We will purchase equipment for lease to end users. Typically, we will enter into operating leases. These are leases under which the rent we receive, on a net present value basis, will be in an amount that, when taken together with the amount we estimate we will receive from selling or re-leasing the equipment at the termination of the initial lease, which we will call the "residual," will be sufficient to return our invested capital plus an appropriate return. However, we may also enter into leases, known as full payout leases, in which the rent over the term of the lease will return our invested capital plus an appropriate return without consideration of the residual, and where the lessee may acquire the equipment at the end of the lease term for a nominal amount. While we expect that most of our leases will be operating leases, we are not limited as to type of leases we may enter into and, as a result, the proportion of full payout leases may be substantially higher than we expect and possibly could constitute most of our portfolio. We expect that the cost per unit of the equipment we purchase for lease will range from $20,000 to $2 million, and that the average per unit cost will be between $50,000 and $100,000.

     Equipment Leases. We will acquire existing equipment lease portfolios, and the related equipment, from third parties. Initially, these purchases may constitute a significant part of our overall portfolio; however, we anticipate that, upon termination of the offering, acquired equipment lease portfolios will constitute no more than 20% of our investments if we sell the maximum number of units in this offering. If we sell less than the maximum number of units, the percentage of our investments represented by acquired equipment lease portfolios could materially increase. We expect that if we sell only the minimum number of units, acquired leases and possibly securitization notes, discussed below, will constitute substantially all of our portfolio. While the per unit cost range and average per unit cost for acquired equipment leases will depend upon the portfolios we may identify for acquisition, we anticipate that these costs may be less, and possibly materially less, than the cost of equipment for leases we originate.

     Loans to Lessees. To a lesser extent, we may provide financing to an equipment lessor in the form of a loan with recourse solely to a pool of equipment and/or related equipment leases and lease receivables. These transactions will be substantially similar to our acquisitions of lease portfolios, except that they will be structured as loans rather than as purchases.

     Equipment Lease Securitization Notes. As an extension of our equipment financing strategy, we may invest in income-producing notes issued in equipment lease securitizations. We do not anticipate that securitization notes will constitute more than 15% of our portfolio if we sell the maximum number of units in this offering. If we sell less than the maximum number of units, the percentage of our investments represented by securitization notes may materially increase, depending upon the availability of suitable investments. In a securitization, a sponsor creates a special purpose entity to acquire a portfolio of equipment leases, normally leases owned or originated by the sponsor. Typically, the special purpose entity obtains a rating for the portfolio from a rating service, and sells its debt and equity interests to investors. Often the debt securities of the special purpose entity have some form of credit enhancement, such as payment insurance or a guarantee of the sponsor, to merit a high credit rating. The investors receive a return on their investments from the lease payments received by the special purpose entity. We anticipate that we may acquire subordinate securitization notes. Subordinate note holders usually seek to receive a significantly higher return on their investment than the senior lenders receive on theirs, in exchange for the greater risks associated with their subordinate position. The actual loss experience of the leases underlying the securitization determines whether a subordinate interest will actually receive a higher percentage return, if any.

Types of Equipment

     We expect that we will focus on providing leases on equipment that is essential for businesses to conduct their operations. We will particularly focus on equipment in the following areas:

     o general office equipment, such as office machinery, furniture, telephone systems and computer systems;

     o    medical practice equipment for diagnostic and treatment use;

     o    energy and climate control systems; and

     o industrial equipment, including manufacturing, material handling and electronic diagnostic systems.

     Within these categories, the equipment we lease will generally meet the following criteria:

     o standard production designs rather than designs conforming to customer specifications;

     o    stable secondary market pricing history; and

     o    not subject to rapid obsolescence due to technology changes.

Market

     Our general partner will seek to provide our lease financing to the small to mid-size business market, generally businesses with 500 or fewer employees, $1 billion or less in total assets or $100 million or less in total sales. Our general partner believes that this market niche is one whose equipment financing needs are not met in an organized fashion by traditional banks, commercial lenders or other financial services companies. Our general partner believes that many of these lenders are hindered in dealing with this market because:

     o Their overhead costs, regulatory structure, marketing efforts, operating systems or size make originating and processing relatively small transactions impractical.

     o Credit decisions using the standard financial analysis techniques employed by these lenders are impractical, if not unworkable. Few small to mid-sized private businesses have audited or standardized financial statements; few traditional lenders have developed commercial credit scoring systems or risk rating tools that deal with the behavioral predictors and credit capacity evaluation necessary for informed lending to small and mid-size private businesses.

     o Traditional commercial lenders often lack expertise for collateral evaluations on small and mid-size private business assets.

     As a result, our general partner believes that this market is only sporadically served by local, regional and national providers, each confined to its own niche, product or locale.

Leasing Strategies

     We believe the key factors in establishing and maintaining our lease portfolio are as follows:

     Origination---leasing at the right rate and cost. Our general partner's strategy for generating our lease originations will involve marketing to direct sales organizations which will offer our financing as part of their equipment marketing package. By developing and maintaining these programs, our general partner will be able to use the sales forces of these organizations, and those of their distributors, dealers and resellers, to market our leasing products and services to the highly dispersed population of small to mid-sized businesses. Our general partner anticipates that these programs will allow us to provide equipment financing to businesses without the need for our general partner to maintain a large field sales force and thus provide us with cost-efficient marketing.

     Underwriting---obtaining the right kind of business. Our general partner has developed credit evaluation systems designed to address the inability of most small to mid-sized businesses to provide audited or standardized financial statements. Key elements of our general partner's systems include:

     o automatic extraction of credit information from online data bases such as those maintained by TRW, Dun & Bradstreet, Equifax and TransUnion;

     o    credit scoring for smaller transactions; and

     o credit analyst review only of larger transactions and transactions where credit scoring does not provide a clear acceptance or rejection.

     Our general partner's credit scoring systems operate by assigning point values to various factors such as business longevity, type of business, payment history, bank account balances, lawsuits, judgments, liens and credit ratings. The system weighs these point values based upon their correlation to default predictiveness, and then adds them to arrive at a credit score for the applicant. The system either grants or declines approval, or refers the application to a credit analyst, based upon thresholds established from statistical correlations between scores and payment performance using industry and other data. Our general partner expects to make approximately 70% of our credit decisions, measured by number of applications, through credit scoring. We will underwrite transactions of more than $50,000 using traditional financial analysis.

     Residual Realization---maximizing returns at the end of a lease. We plan to realize residual income on our operating leases using the following four methods:

     o Re-leasing to lessee -- We anticipate that a significant amount of our equipment will be re-leased to the current lessee at the end of the initial lease term. Our general partner estimates that up to 30% of our equipment will be re-leased, for terms ranging up to two years at rentals that approximate the original rent.

          o Automatic billing extension -- Our lease documentation will require the lessee to provide 60 days notice before lease termination in order to arrange for disposition of the equipment. If the lessee does not provide this notice, we will bill it rent on a month to month basis. From the past experience of our general partner's management, our general partner believes that it is reasonable to expect an average of
          3.5 automatic billing extension payments per lease at a per payment average of 2.5% of the original equipment cost.

     o Sold in place to lessee---We anticipate that we will sell the majority of our equipment in place to the original lessee at lease end or after the end of the automatic billing extension period. In the experience of our general partner's management, lessees will negotiate to pay an amount that is on average 100% of the estimated residual. This is in addition to any automatic billing extension payments that may be received.

     o Secondary market---We will sell equipment that is returned at lease-end either to the original vendor or to a variety of used equipment dealers. In the experience of our general partner's management, this equipment typically brings at least 60% of the estimated residual after receiving the average number of automatic billing extension payments.

     Successful realization of residuals at the end of a lease term depends on an accurate residual value assessment at the beginning. Our general partner will make residual value assessments using information from a number of sources, including secondary market publications, interviews with manufacturers and used equipment dealers, auction sales guides, historical sales data, industry organizations, valuation companies and the prior experience of our general partner's management.

     Collections---assuring portfolio performance. Our general partner's collection department will be supported by an automated collection tracking system that accesses all account-related information stored on its main computers. The tracking system will prioritize and queue delinquent accounts by age and dollar amount. The system will permit collectors to record all correspondence and discussions with lessees. The system will also generate management reports which will allow our general partner to assess the quality and quantity of collections by individual service representatives, supervisory units or the collection department as a whole.

     Our general partner's collections policy is designed to identify payment problems early enough to permit it to address delinquencies quickly and, when necessary, to act to preserve our interest in the equipment leased.

     Systems Automation---controlling costs and providing enhanced service with automated solutions. Our general partner will use five functionally integrated systems that will provide fully automated, low cost processing of our leases:

     o A management system that allows it to establish leasing program relationships with direct sales organizations without having to develop new software for each new program developed.

     o An application management system that our general partner has designed to process high volumes of lease applications.

     o A credit scoring model that automates the task of evaluating high volumes of lease applications.

     o A contract management system that provides our general partner with a stable, fully automated array of portfolio management tools including electronic invoice generation, payment posting technologies and extensive collections and customer service screens, enabling efficient portfolio servicing.

     o An accounting and financial management system that will provide accurate and efficient financial management of our portfolio from securitization reporting to financial pro forma generating tools and investor reporting.

Lease Provisions

     The terms and provisions of each lease will vary depending upon a number of factors, including the type and intended use of the equipment, the business, operations and financial condition of the lessee, any regulatory considerations and the tax consequences and accounting treatment of the lease transaction.

     We anticipate that each lease will hold the lessee responsible for:

     o    paying rent without deduction or offset of any kind;

     o bearing the risk of equipment loss and maintaining both casualty and liability insurance on the equipment;

     o paying sales, use or similar taxes relating to the lease or other use of the equipment;

     o paying all miscellaneous charges such as documentation fees, late charges, charges for returned checks and similar fees and costs;

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

     o indemnifying us against any liability resulting from any act or omission of the lessee or its agents;

     o maintaining the equipment in good working order and condition during the term of the lease;

     o    notifying us and obtaining our approval for movement of the equipment;
          and

     o not permitting the assignment or sublease of the equipment without our prior written consent.

     Our leases will usually have terms ranging from 12 to 84 months. We also anticipate that most leases will not be cancellable during their initial terms. However, we may agree to allow cancellation of a lease if it appears to be in our best interest, provided a lessee pays enough compensation so that the cancellation will not prevent us from achieving our objectives. At the end of each lease term, the lessee may have the option to buy the equipment or renew the lease, either at set prices or at prices tied to current fair market value.

Portfolio Acquisition Strategies

     We may purchase portfolios of equipment leases. We anticipate that the principal sources for these portfolios will be small company lessors, international leasing institutions, regional and national commercial banks and captive finance companies of large manufacturers. In evaluating a portfolio acquisition, we expect to consider the following factors:

     o    business objectives of the seller for selling the leases;

     o    number of leases in the portfolio;

     o    portfolio pricing;

     o how the leases were originated, whether directly with the end-user or through vendors or brokers;

     o portfolio demographics, including geographic and lessee concentrations, equipment cost range, types of leases and the original and remaining terms of the leases;

     o    seller's credit decision process;

     o seller's lease documentation and any material variations from industry practices;

     o    seller's servicing policies; and

     o portfolio aging, performance and default history, including the default history of other portfolios sold by seller.

     We will also consider other elements such as:

     o    who the seller is and its overall industry reputation;

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

     o    the performance of other portfolios we may have acquired from seller;

     o    the effect of the acquisition upon our own portfolio; and

     o credit enhancements available from the seller, such as guarantees or additional security.

     Based upon the number of transactions and the portfolio characteristics, we will credit score a sampling of the lessees in the portfolio as well as the lessees having the largest positions in the portfolio. If we then decide to pursue the portfolio acquisition, we will do a credit analysis of the entire portfolio, or larger sampling, through credit scoring, financial analysis or other appropriate procedures.

     The results of our analysis will be presented to our general partner's investment committee which will decide which transactions, if any, we will offer to acquire and the terms of the acquisition.

     In acquiring equipment lease portfolios, we will seek portfolios that will be consistent with the types of credit, industries and equipment we will focus on in our direct equipment leasing activities. However, because a portfolio is often sold only in its entirety, it is possible that a material portion of the equipment leases in an offered portfolio will not conform to these criteria. We will consider a portfolio for acquisition only where at least two-thirds of the equipment leases, by book value, conform to our equipment type and market criteria or where our general partner believes that the lessees are creditworthy. Once we acquire an equipment lease portfolio, it will become part of our overall investment portfolio and subject to our general partner's normal processes and procedures in administering lease assets.

Other Strategies

     Portfolio Loans. We may make loans secured by a portfolio of equipment and/or related equipment leases and lease receivables originated by other equipment lessors rather than purchasing equipment leases. Typically, our loan transactions will be similar to our acquisitions in their economic impact on us, differing only in the formal structure, and will be undertaken for those sellers who, for accounting purposes, treat portfolio financings as financings rather than as sales. As a result, our evaluation procedures will largely conform to those described in "-Portfolio Acquisition Strategies," above.

     Securitization Notes. We may purchase securitization notes that are secured by equipment leases, lease receivables and the related equipment. We anticipate that the sources for these notes primarily will be banks and leasing companies. In evaluating a securitization note for acquisition, we expect to consider the following factors:

     o the securitizer's background, financial performance, market approach, credit underwriting guidelines, internal administrative and collection processes, and market reputation;

     o the performance of past securitizations of both the securitizer and, if relevant, the investment bank retained by the securitizer;

     o    the adequacy of any credit enhancements;

     o the capacity and reputation of the back-up servicer and collateral custodian;

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

     o    the quality of the lease documentation;

     o    lessee and user payment histories;

     o the type of underlying equipment and other collateral and their values and concentrations; and

     o the general terms and characteristics of the securitization, including transaction structure, amount of advance funding and reserves, call provisions, portfolio diversification by geography, maturity dates, equipment cost and type, end of lease options and customer concentrations.

     We will seek to purchase securitization notes that are secured by portfolios whose characteristics as to types of credit, lease structure, industries and equipment will be consistent with those we will focus on in our direct equipment leasing activities. However, since we typically will not structure the pools of leases underlying a securitization, material portions of these portfolios may not confirm to our criteria. We are not prohibited from purchasing securitization notes with non-conforming underlying portfolios if our general partner concludes that acquiring these notes will be consistent with our investment objectives.

Transaction Approval Policies

     Our general partner's board of directors has an investment committee which will set, and may from time to time revise, standards and procedures for the review and approval of equipment leases, loans and acquisitions of securitization notes. The investment committee will supervise and approve significant individual transactions or portfolio purchases, as well as transactions that vary from standard credit criteria and policies. The investment committee will also resolve conflicts, if any, that may arise in the allocation of investments among us and our general partner or between us and other programs managed by our general partner or its affiliates as described in "Conflicts of Interest and Fiduciary Responsibilities--Conflict of Interest--Our general partner and its affiliates may engage in activities that compete with us." The investment committee will make decisions by majority vote and will promptly complete a written report of all actions taken. As of the date of this prospectus, the members of the investment committee are Messrs. DeMent, Kotek and Herman.

Borrowing

     We expect to augment the proceeds of this offering with borrowings and intend to finance a significant portion of the cost of the equipment and equipment leases we acquire. We do not anticipate financing the loans we make or securitization notes we acquire, although we are not restricted from so doing.

     We are not limited in the amount of debt we may incur. We anticipate that our borrowings with respect to equipment and equipment leases will range from 65% to 98% of our acquisition costs and that our borrowings, as a percent of our aggregate portfolio of equipment leases, loans and securitization notes upon full investment and assuming we sell the maximum number of units in this offering, will be approximately 67%. Our ability to borrow will, however, depend upon our general partner's assessment of whether funds are available at rates and upon terms that are economically advantageous to us. As a result, our borrowings may vary significantly from our expectations.

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

     We will seek to establish a "warehouse" credit facility to provide short-term funding for our investments. We plan generally to repay warehouse borrowings from the proceeds of commercial paper, or CP, conduit securitization facilities we will seek to establish. In a CP conduit transaction, we sell lease receivables and interests in the related equipment and leases to a special purpose entity which, typically, will be our wholly-owned subsidiary. The special purpose entity, in turn, securitizes the lease receivables by selling or pledging its interest in them and in the related equipment and leases to another entity, known as a CP conduit. The CP conduit funds the securitization by issuing commercial paper payable from the pledged lease receivables.

     When one of our CP conduit facilities reaches its capacity, we will seek either to obtain additional CP conduit facilities or to reduce the amount outstanding under our existing facilities by securitizing lease receivables in a term note securitization. In a term note securitization, our special purpose, wholly-owned subsidiary will obtain the lease receivables and related interests previously sold or pledged to a CP conduit. These interests then will be sold or pledged to a trust that issues term notes to investors which are paid from the lease receivables and secured by a pledge of the related leases and equipment.

     We anticipate that we will retain the right to service all of the leases we securitize, for which we will receive a fee from the revenues generated by the securitized leases and loans.

     In each securitization transaction, we will receive cash equal to a substantial percentage of the aggregate present value of the adjusted future cash flows from the securitized leases. In addition we will retain an undivided interest in the remaining future cash flow from the securitized leases after all obligations to securitization lenders have been paid, including equipment residual values. In the experience of our general partner's management, we will typically retain approximately 10% to 12% of the present value of the aggregate future cash flows from the securitized leases in CP conduit securitizations and no more than 6% of the present value of the aggregate future cash flows from the securitized leases in term note securitizations.

     Over the life of a securitized lease pool, we will be eligible to receive the excess cash flow attributable to our retained interest. The excess cash flow will equal the amount by which lease payments and collections on equipment residuals received, net of defaults, exceeds the sum of:

     o servicing, backup servicing, trustee, custodial and insurance and credit enhancement fees, if any, and other securitization and sale expenses; and

     o    either:

          o the portion of the lease payments and collections of equipment residuals due to the purchaser of the securitized leases or loans or

          o amounts of principal and interest due to the noteholders to whom securitized leases or loans have been pledged as collateral.

     As a result, our retained interest in our securitized leases, including equipment residual values, if any, will be effectively subordinated. Consequently, we will bear all credit losses incurred on the entire portfolio transferred in a particular securitization to the extent of our retained interest. Relatively small fluctuations between estimated and actual charge-off rates could be material in relation to our retained interest and could have an adverse effect on our ability to realize our recorded basis in the retained interest.

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

General Restrictions

     We will not:

     o issue any units after the offering terminates or issue units in exchange for property;

     o make loans to, or, except as set forth in this prospectus, receive loans from, our general partner or its affiliates;

     o    invest in or underwrite the securities of other partnership programs;

     o operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940;

     o grant our general partner or any of its affiliates exclusive listing rights to sell our investments or other assets;

     o except as described in this prospectus, permit our general partner or any of its affiliates to receive a fee or commission in connection with the reinvestment of our cash;

     o except as set forth in this prospectus, purchase or lease any equipment from or sell or lease property to our general partner or its affiliates or any investment program in which they have an interest; or

     o grant our general partner or any of its affiliates any rebates or give-ups or participate in any reciprocal business arrangements with them which would circumvent the restrictions in our partnership agreement, including the restrictions applicable to transactions with affiliates.


Changes in Investment Objectives and Policies

     You will have no right to vote on the establishment or implementation of our investment objectives and policies, all of which are the responsibility of our general partner. However, our general partner cannot make any material changes in our investment objectives and policies without the consent of limited partners owning a majority of the total outstanding units entitled to vote.


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


                        INCOME, LOSSES AND DISTRIBUTIONS

     Our taxable income, taxable loss and cash distributions will be allocated 99% to investors and 1% to our general partner.

Allocations of Net Income, Net Loss and Distributions

     For any fiscal period, we will apportion net income, net loss and cash distributions period in the ratio that:

     o the number of units held by each investor, multiplied by the number of days during the period the investor owned the units, bears to

     o the amount obtained by totaling the number of units outstanding on each day during such period.

We will not make distributions in kind, that is, of our non-cash assets, except upon our liquidation, and then only to a liquidating trust.

Timing of Distributions

     We will generally make cash distributions on a monthly basis.

Federal Income Tax Deferral

     We anticipate that income taxes on a portion of our distributions will be deferred by depreciation available from our equipment. To the extent net income is reduced by depreciation deductions, distributions will be considered return of capital for tax purposes and income tax will be deferred until subsequent years. Until investors receive total distributions equal to their original investment, a portion of each distribution will be deemed a return of capital rather than a return on capital. However, our general partner intends to make distributions only out of cash from operations and cash from sales or refinancing and not out of capital reserves or offering proceeds held pending investment.

Reinvestment

     We have the right to invest revenues during the period ending six years after the offering ends. Before we can reinvest our revenues, however, we must, at a minimum, distribute:

     o enough cash to allow an investor in a 30% federal income tax bracket to meet the federal, state and local income taxes due on our income from sales; and

     o for each month after termination of the offering and until the end of the reinvestment period, an amount equal to an annual rate of return of 8% of the price of your units.

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


Return of Unused Capital

     We will distribute to investors, without interest, any net offering proceeds we do not commit to investment within in 24 months after the beginning of the offering or that are not required as reserves. "Net offering proceeds" means the gross proceeds from our sale of units, less underwriting fees, sales commissions, due diligence expenses and the organization and expense allowance. Funds will be considered committed for investment, and need not be returned, to the extent we have written agreements in principle, commitment letters, letters of intent, option agreements or similar contracts. We must complete investments pursuant to such agreements within a further period of 12 months or return uninvested funds to our investors.

Cash from Reserve Account

     Our partnership agreement requires us initially to establish a cash reserve for general working capital purposes of not less than 1% of the offering proceeds. Any cash reserves used need not be restored, and, if restored, may be restored from our operating revenues. We may distribute to you any cash reserves that our general partner determines are no longer required for our operations.

                        FEDERAL INCOME TAX CONSIDERATIONS

     The following summarizes material federal income tax considerations that may be relevant to a prospective limited partner. Our counsel, Ledgewood Law Firm, P.C., has reviewed this summary and has rendered an opinion that the descriptions of the law and the legal conclusions contained in this summary are correct in all material respects, and that the discussion fairly summarizes the federal income tax considerations that are likely to be material to a limited partner. This summary does not purport to address all aspects of taxation that may be relevant to particular limited partners, such as insurance companies, tax-exempt organizations, foreign corporations and persons who are not citizens or residents of the United States who may be subject to special treatment under federal income tax laws, except to the extent specifically discussed in this summary.

     The statements in this discussion and our counsel's opinion are based on current provisions of the Internal Revenue Code, existing, temporary and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the IRS, and judicial decisions. Future legislative, judicial or administrative actions or decisions, which may be retroactive in effect, may cause actual tax consequences to vary substantially from those discussed in this summary.

     You should consult your own tax advisor regarding the specific federal, state, local and foreign tax consequences to you of the purchase, ownership and sale of our units.

Classification as a Partnership

     Counsel's Opinion. Our counsel is of the opinion that we will be treated as a partnership for federal income tax purposes. We will not request a ruling from the IRS on this matter. Counsel's opinion is based partially on our representation that:

     o    our business will be conducted as described in this prospectus; and

     o we will not elect to be classified as an association taxable as a corporation.

     Publicly Traded Partnerships. Some limited partnerships are classified for tax purposes as publicly traded partnerships, known as "PTPs." A PTP is a partnership whose interests are traded on an established securities market or that are readily tradable on either a secondary market or the substantial equivalent of a secondary market. If the PTP derives less than 90% of its gross income from sources such as interest and dividends, rents from real property and gains from the sale of real property, the PTP will be taxed as a corporation.

     We do not intend to list our units for trading in any securities market, nor do we expect that our units will readily tradable on a secondary securities market. Therefore, we will be a PTP only if our units become readily tradable on the substantial equivalent of a secondary market. Limited partnership interests do not become readily tradable merely because we may provide information to limited partners regarding other partners' desires to buy or sell units or occasionally arrange transfers between limited partners. Moreover, transfers made through a qualified matching service are not counted. A matching service qualifies for this exclusion if it satisfies all seven of the following:

     o It consists of a system that lists customers' bid and ask quotes in order to match sellers and buyers.

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

     o Deals occur either by matching the list of interested buyers to interested sellers or by bidding on listed interests.

     o Sellers cannot enter into a binding agreement to sell their interests until at least 15 days after information regarding their offering is made available to potential buyers.

     o The closing of the sale does not occur until at least 45 days after information about the offering is made available.

     o The matching service only displays quotes that express interest in trading but do not represent firm commitments to buy or sell at the quoted price.

     o The seller's information is removed from the matching service within 120 days after the posting and, if removed for any reason other than a sale, no offer to sell from that seller is entered into the matching service for at least 60 days.

     o The percentage of interests in the partnership capital or profits transferred during the tax year, other than through private transfers, does not exceed 10% of the total interests in partnership capital or profits.

     In our counsel's opinion, we will not be treated as a PTP. This opinion is based in part on our representation that our units will not be listed on a securities exchange or NASDAQ and that, in accordance with Section 13.2(c) of our partnership agreement, we will refuse to permit any assignment of units which violates the "safe harbor" test described above.

     If we were classified as a PTP, we would be treated for federal income tax purposes as a corporation unless 90% or more of our income were to come from certain "qualified sources." Our business will be the leasing and financing of personal property, and income from this source is not "qualified." Thus, if we were a PTP, we would be taxed as a corporation. The major consequences of corporate tax treatment would be that our losses would not be passed through to our partners, and our income would be subject to corporate income tax, substantial adversely affecting your after-tax return on your investment. Furthermore, the IRS would treat a change in tax status from a partnership to a PTP taxable as a corporation as an exchange that would give rise to tax liabilities for our limited partners if our debt exceeded the tax basis of our assets at the time of the change in tax status, even though limited partners likely would not receive cash distributions from us to cover such tax liabilities.

Tax Consequences of Unit Ownership

     Flow Through of Taxable Income. We will not pay any federal income tax. Instead, each limited partner will be required to report on his or her income tax return his or her allocable share of our income, gains, losses and deductions without regard to whether we make cash distributions to that limited partner. Consequently, we may allocate income to our partners although we have made no cash distribution to them. Each limited partner will be required to include in income his or her allocable share of our income, gain, loss and deduction for our taxable year ending with or within his or her taxable year.

     Treatment of Distributions. Our distributions generally will not be taxable for federal income tax purposes to the extent of a limited partner's tax basis in his or her units immediately before the distribution. Our cash distributions in excess of that tax basis generally will be considered to be gain from the sale or exchange of the units, taxable in accordance with the rules described under "---Sale of Other Disposition of Units" below. Any reduction in a limited partner's share of our liabilities for which no partner, including the general partner, bears the economic risk of loss, known as "nonrecourse liabilities," will be treated as a distribution of cash to that limited partner. To the extent our distributions cause a limited partner's "at risk" amount to be less than zero at the end of any taxable year, the limited partner will be required to recapture any losses deducted in previous years. See "--Limitations on Deductibility of Our Losses."

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

     A decrease in a limited partner's percentage interest in us because of our issuance of additional units will decrease his or her share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash, which may be taxable as described in the preceding paragraph. A non-pro rata distribution of money or property may result in ordinary income to a limited partner, regardless of his or her tax basis in his or her units, if the distribution reduces his or her share of our "unrealized receivables," including depreciation recapture, or substantially appreciated "inventory items," both as defined in Section 751 of the Code, known as "Section 751 assets." To that extent, a limited partner will be treated as having been distributed his or her proportionate share of the Section 751 assets and having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him or her. This latter deemed exchange will generally result in the limited partner's realization of ordinary income under Section 751(b) of the Code. That income will equal the excess of:

     o    the non-pro rata portion of that distribution, over

     o the limited partner's tax basis for the share of Section 751 assets deemed relinquished in the exchange.

     Alternative Minimum Tax. Although we do not expect that we will generate significant tax preference items or adjustments, each limited partner must take into account his or her distributive share of any items of our income, gain, deduction or loss for purposes of the alternative minimum tax.

     Basis of Units. A limited partner's initial tax basis for his or her units will be the amount the limited partner paid for them plus his or her share of our nonrecourse liabilities. A limited partner's basis will be increased by his or her share of our income and by any increases of our nonrecourse liabilities and will be decreased, but not below zero, by our distributions to him or her, by his or her share of our losses, by any decreases in his or her share of our nonrecourse liabilities and by his or her share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A limited partner will have no share of any of our debt which is with recourse to the general partner. See "--Disposition of Common Units--Recognition of Gain or Loss."

     Limitations on Deductibility of Our Losses. The deduction by a limited partner of his or her share of our losses will be limited to his or her tax basis in his or her units. In the case of an individual limited partner or a corporate limited partner, if more than 50% of the value of the limited partner's stock is owned directly or indirectly by five or fewer individuals or some tax-exempt organizations, the limited partner's deduction will be limited to the amount for which the limited partner is "at risk" with respect to our activities, if that is less than its tax basis. A limited partner must recapture losses deducted in previous years to the extent that distributions cause his or her at risk amount to be less than zero at the end of any taxable year. Losses disallowed or recaptured as a result of these limitations will carry forward and will be allowable to the extent that the limited partner's tax basis or at risk amount, whichever is the limiting factor, subsequently increases. Upon the taxable disposition of a unit, any gain recognized by a limited partner can be offset by losses that were previously suspended by the at risk limitation but may not be offset by losses suspended by the basis limitation. A limited partner may not use any loss above the gain previously suspended by the at risk or basis limitations.

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

     In general, a limited partner will be at risk to the extent of the tax basis of his or her units, excluding any portion of that basis attributable to his or her share of our nonrecourse liabilities, reduced by any amount of money borrowed to acquire or hold his units, if the lender of those borrowed funds owns an interest in us, is related to the limited partner or can look only to the units for repayment. A limited partner's at risk amount will increase or decrease as the tax basis of the limited partner's units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his or her share of our nonrecourse liabilities.

     Passive Losses. The passive activity rules allow taxpayers to deduct their passive activity losses only against their passive activity income. Passive activity income does not include portfolio income like interest, dividends and royalties, or ordinary income from salary and other types of compensation for personal services. Therefore, taxpayers will generally be required to segregate income and loss into three categories:

     o    active trade or business income or loss;

     o    passive activity income or loss; and

     o    portfolio income or loss.

     The passive activity rules apply to individuals, estates, trusts, personal service corporations and some closely-held corporations, including S corporations.

     A passive activity is one that involves the conduct of a trade or business in which the taxpayer does not materially participate. The IRS generally considers rental activities passive, whether or not a taxpayer materially participates. Furthermore, the IRS generally considers the status of limited partners to be passive with respect to a partnership's activities. Accordingly, we expect that limited partners must treat their share of our income or losses as passive income or loss. A limited partner may have some portfolio income or loss; for example, interest earned on our funds pending their investment in equipment would be portfolio income.

     Limited partners can deduct passive losses against passive income to reduce their overall income tax liability; but they cannot offset ordinary or portfolio income with passive losses. A limited partner's tax deduction for passive losses will be limited by the amount of his or her passive income in any given tax year. If a limited partner's share of our passive losses is greater than his or her passive income, the limited partner will have a suspended loss, meaning that he or she cannot deduct the loss in the year he or she incurred it. A limited partner can, however, carry the suspended loss forward indefinitely to offset any passive activity income he or she derives in future years, whether from us or another passive activity. Additionally, any suspended losses generally may be deducted against non-passive income when a limited partner recognizes a capital gain or loss from the sale of us entire interest in us. Finally, passive income from us can be used to absorb losses from other passive activities, subject to the rules regarding PTPs.

     Losses from PTP are treated as passive activity losses that may only be used to offset income subsequently generated by the same PTP that is taxed as a partnership. The IRS generally treats income from a PTP as portfolio income, unless it is used to offset previous losses from the same PTP. We have been structured to avoid being classified as a PTP; however, these rules mean that our income or losses from may not be used to offset any losses or income limited partners may derive from another partnership which is classified as PTP.

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

     Limitations on Interest Deductions. The deductibility of a non-corporate taxpayer's "investment interest expense" is generally limited to the amount of that taxpayer's "net investment income." As noted, a limited partner's share of our net passive income will be treated as investment income for this purpose. In addition, a limited partner's share of our portfolio income will be treated as investment income. Portfolio income generally includes interest, dividends and royalties. Investment interest expense includes:

     o interest on indebtedness properly allocable to property held for investment;

     o    our interest expense attributed to portfolio income; and

     o the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

     The computation of a limited partner's investment interest expense will take into account interest on any loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment.

     Entity-Level Collections. If we are required or elect under applicable law to pay any federal, state or local income tax on behalf of any limited partner or our general partner or any former limited partner, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the person on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current limited partners and our general partner. Payments by us as described above could give rise to an overpayment of tax on behalf of a limited partner in which event he or she could file a claim for credit or refund.

Deductions for Organizational and Offering Expenses; Start-Up Costs

     We cannot deduct the costs of organizing us and selling our units, as well as other start-up costs, in the year we incur them; rather, we must capitalize them. We may write off organizational expenses and startup costs over a 60-month period.

     We can deduct syndication expenses, if at all, only upon our liquidation, and then only as a capital loss. Syndication expenses include brokerage fees such as the underwriting fees and sales commissions for this offering; registration and filing fees with the SEC and each state in which units are sold; our legal fees and the legal fees of underwriters and placement agents for securities advice and advice concerning the adequacy of tax disclosures in the offering documents; accounting fees for the preparation of information to be included in the offering materials; printing and reproduction costs; and other selling or promotional expenses.

     We cannot assure you that the IRS will not seek to recharacterize organizational costs as non-amortizable syndication costs. Since this issue is entirely factual, our counsel cannot express any opinion on our allocation of costs between organizational and syndication expense.

Tax Treatment of Leases

     A limited partner's depreciation and cost recovery deductions with respect to any item of our equipment depends, in part, on the tax classification of the rental agreement under which it is leased. These deductions are only available if the rental agreement is a true lease, meaning we retain ownership of the equipment. Depreciation and cost recovery deductions are not available if the transaction is classified as a sale, or as a financing or refinancing arrangement, where ownership shifts to a purchaser, the nominal lessee.

     Whether we are the owner of any particular item of equipment, and whether a lease is a true lease for federal income tax purposes, depends upon both factual and legal considerations. The IRS has published guidelines on the tax treatment of leveraged leases. These guidelines do not purport to be substantive rules of law and are not supposed to be applied in audit contexts, although they have been in a number of instances.

     Whether any lease will meet the relevant requirements to be characterized as a true lease, and whether we will be treated for tax purposes as the owner of each item of equipment we acquire, will depend on the specific facts in each case. Since these facts cannot now be determined with regard to leases that will be entered into in the future, our counsel cannot render an opinion on this issue.

Depreciation

     We will be entitled to depreciation deductions for the equipment we buy and lease over their useful lives. In general, our equipment will have either three, five or seven year useful lives under the Code, during which we may deduct the cost of the equipment to us, less any salvage value. The amount deductible in each year may be calculated using the 200% declining-balance depreciation method, switching to the straight-line method at a time that maximizes the deduction. A taxpayer may, however, choose to use a straight-line method of depreciation for the entire recovery period.

     We will allocate all or part of the acquisition fees we pay for the selection and purchase of equipment to the cost basis of that equipment. We cannot assure you that the IRS will agree that cost recovery deductions calculated on a cost basis that includes acquisition fees are properly allowable. The IRS might assert that the acquisition fees are attributable to items other than the equipment, or are not subject to cost recovery at all. If the IRS were successful in making that claim, the cost recovery deductions available to us would be reduced accordingly. Because the determination of this issue depends on the magnitude and type of services performed for the acquisition fees, which is presently undeterminable and may vary in for each piece of equipment acquired by us, our counsel is unable to render an opinion about whether our cost recovery deductions would be upheld if challenged by the IRS.

     In some circumstances, a taxpayer will be required to recover the cost of an asset over longer period of time than described above. These circumstances include the use of equipment predominantly outside the United States and the use of equipment by a tax-exempt entity. See "--Limitations on Cost Recovery Deductions."

Limitations on Cost Recovery Deductions

     Property Used Predominantly Outside the United States. Although we do not now anticipate leasing equipment for use predominantly outside the United States, it is possible we may do so in the future. We must depreciate this equipment using the straight line method of depreciation over a period corresponding to the equipment's class life under the Code, referred to as its asset depreciation range, class life, which generally is longer than the three, five or seven year periods permitted for other property. If the equipment does not have an asset depreciation range class life, a 12 year period must be used.

     Tax-Exempt Leasing. We may lease equipment to tax-exempt entities. We must use the straight-line depreciation method for the equipment, called tax-exempt use property. The depreciation period is the longer of:

     o the equipment's asset depreciation range class life, which generally is longer than the three, five or seven year periods permitted for property not leased to tax-exempt entities; or

     o 125% of the term of the lease, including all options to renew as well as some successor leases.

     For these purposes, a tax-exempt entity includes governmental bodies and tax-exempt governmental instrumentalities, tax-exempt organizations, some foreign persons and entities, and some international organizations. The term also generally includes organizations that were tax-exempt at any time during the five-year period before the organization first uses the property involved. Foreign persons or entities are treated as tax-exempt entities with respect to property if less than 50% of the income derived from the leased property is subject to U.S. income tax.

     If any property is owned by a partnership which has both a tax-exempt entity and a non-exempt person as partners, the tax-exempt entity's proportionate share of the property is treated as tax-exempt use property, unless specific requirements relating to the allocation of profits and losses among the partners are met. We will not meet these requirements. Taxable income from us, however, will probably be treated as unrelated business taxable income in the hands of employee benefit plans and other tax-exempt investors. See "--Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations." Additionally, a substantial portion of our taxable income will be treated as United States source business income in the hands of foreign limited partners for which no exemption is available. See "--Foreign Investors." Therefore, we do not anticipate that the depreciation limitations applicable to tax-exempt use property will be material as they relate to equipment owned by us and not leased to or used by a tax-exempt entity.

     Deferred Payment Leases. Section 467 of the Code requires both the lessor and lessee in some rental agreements to annually accrue the rent and interest on any rental payments which will be paid in the future. A Section 467 rental agreement is any rental agreement for the use of tangible property which involves total payments of more than $250,000 and either provides for increasing rental payments or provides that some rent for the use of property in a calendar year is payable after the close of the following calendar year. In general, the amount of rent that must be allocated to a tax year will be determined by the terms of the lease. In some circumstances, however, rent must be allocated to a year prior to the year in which it will be paid, with the exact amount determined based upon its present value; the excess of the present value amount accrues as interest. If we enter into a transaction that meets the definition of a Section 467 rental agreement, it would result in our acceleration of income recognition before receipt of the corresponding cash.

Sale or Other Disposition of Property

     Because of the different individual tax rates for capital gains and ordinary income, the Code provides various rules classifying income as ordinary income or capital gains, and for distinguishing between long-term and short-term gains and losses. The distinction between ordinary income and capital gains is relevant for other purposes as well. For example, there are limits on the amount of capital losses that an individual may offset against ordinary income.

     Upon a sale or other disposition of any asset, we will realize capital gain or loss equal to the difference between the basis of such asset at the time of disposition and the price we receive for it upon disposition. Any foreclosure of a security interest in equipment would be considered a taxable disposition and we would realize capital gain if the face amount of the debt being discharged were greater than the tax basis of the equipment, even though we would receive no cash.

     Because equipment is tangible personal property, upon its disposition all depreciation deductions we have taken will be recaptured to the extent of any realized gain. Recapture means that the depreciation previously deducted is reversed by recognizing the depreciated amounts as ordinary income in the year of the sale. Recapture cannot be avoided by holding the equipment for any specified period of time. If we sell property on an installment basis, we will recognize all depreciation recapture income at the time of sale, even though we receive the payments in later taxable years.

     Certain gains and losses are grouped together to determine their tax treatment. The gains on the sale or exchange of some assets, including equipment used in a trade or business and held for more than one year, are added to the gains from some compulsory or involuntary conversions. If these gains exceed the losses from the sales, exchanges, and conversions, the excess gains will be taxed as capital gains, subject to a special recapture rule described below. If the losses exceed the gains, however, the excess losses will be treated as ordinary losses. Under a special recapture provision, any net gain under this aggregation rule will be treated as ordinary income rather than as capital gains if the taxpayer has non-recaptured net losses, which are net losses under this aggregation rule from the five preceding taxable years which have not yet been offset against net gains in those years.

Sale or Other Disposition of Units

     The taxable gain or loss a limited partner will recognize on the sale of units will equal the difference between the amount from the sale and his or her tax basis in the units sold. The amount realized from a sale includes the cash or other consideration received from the purchaser, as well as the limited partner's share of our nonrecourse liabilities. This gain or loss will, except as noted below, be taxed as long-term or short-term capital gain or loss, depending on how long the limited partner holds his or her units, assuming that the units qualify as capital assets in the limited partner's hands. Because the Code deems the amount realized from the sale to include non-recourse liabilities, the gain a limited partner will recognize on a sale of his or her units could result in a tax liability in excess of any cash received from the sale.

     The portion of a limited partner's gain attributable to ordinary income assets, which includes inventory and unrealized receivables, will be treated as ordinary income. Ordinary income assets include assets that are subject to recapture of depreciation deductions, determined as if a limited partner's proportionate share of our properties is sold at the time he or she sells the units. Thus, a substantial portion of any gain upon the sale of a limited partner's units may be treated as ordinary income.

     A limited partner must promptly notify us of any sale or exchange of his or her units. Once we are notified, we are required to inform the IRS, the buyer and the limited partner of the fair market value of the allocable share of unrealized receivables and appreciated inventory attributable to the units sold or exchanged. This report must be made by January 31 following the calendar year of sale. The penalty for failure to inform the IRS is $50 for each failure, with a limit of $100,000. If a limited partner fails to notify us of the transfer of units, he or she will be penalized $50 per failure.

Gifts of Units

     Generally, one does not recognize gain or loss upon the gift of property. However, a gift of units, including a charitable contribution, may be treated partially as a sale, to the extent of a limited partner's share of our nonrecourse liabilities. A limited partner may be required to recognize gain in an amount equal to the difference between a limited partner's share of nonrecourse debt and, in the case of a charitable contribution, the portion of the basis in the units allocable to that deemed sale transaction. In the event of a non-charitable gift, the amount of a limited partner's share of the nonrecourse debt is offset by his or her entire basis in the units. Charitable contribution deductions for the fair market value of the units will be reduced by the amounts involved in such a partial sale and, in any event, may be subject to reduction in certain cases by the amount of gain which would be taxed as ordinary income on a sale of units.

Consequence of No Section 754 Election

     Section 754 of the Code permits a partnership to elect to adjust the basis of partnership property on the transfer of an interest in a partnership by sale or exchange or on the death of a partner, and on the distribution of property by the partnership to a partner. The general effect of this election is that transferees of the partnership interests are treated, for the purpose of depreciation and gain, as though they had acquired a direct interest in the partnership assets and the partnership is treated for such purposes, upon certain distributions to partners, as though it had newly acquired an interest in the partnership assets and therefore acquired a new cost basis for such assets. Any such election, once made, may not be revoked without the consent of the IRS. As a result of the complexities and added expense of the tax accounting required to implement a Section 754 election, we will not make the election. Accordingly, if we sell property after a limited partner's transfer of a unit, taxable gain or loss to the transferee of the unit will be measured by the difference between the limited partner's share of the gross proceeds of such sale and his or her share of our tax basis in the property (which, in the absence of a Section 754 election, will be unchanged by the transfer of the unit), rather than by the difference between his or her share of the amount realized and the portion of the purchase price that was allocable to the property. As a consequence, the transferee will be subject to tax upon a portion of the proceeds which, as to the transferee, may constitute a return of capital, if the purchase price of his or her unit exceeded his or her share of the adjusted basis for all of our properties.

     As a result of the foregoing, the limited partner may have greater difficulty in selling his or her units since the transferee will obtain no current tax benefits from the investment to the extent that the purchase price exceeds his or her allocable share of our basis in our assets.

Tax Treatment of Termination Pursuant to Our Partnership Agreement

     In the event we terminate pursuant to our partnership agreement, we must dispose of our assets, apply the proceeds and other funds to repayment of our liabilities, and distribute any remaining funds to the partners in accordance with their positive capital account balances. Sales and other dispositions of our assets would have the tax consequences described in "--Sale or Other Disposition of Partnership Property." Cash distributions we make at liquidation that exceed the tax basis of a unit generally would be taxable as capital gain, provided the units constitute capital assets in a limited partner's hands. Cash distributions in amounts less than a limited partner's basis may result in a loss, generally a capital loss, which would be subject to the general limitations on deductibility of losses.

Audit by the IRS

     We have not sought any tax rulings from the IRS. While we intend to claim only those deductions and assert only those tax positions for which there is a substantial basis, the IRS may audit our returns, and it may not agree with some or all of the tax positions we take.

     An audit of our information return may result in an increase in our income, the disallowance of deductions, and the reallocation of income and deductions among the partners. In addition, an audit of our information return may lead to an audit of a limited partner's personal income tax return, which could lead to adjustments of items unrelated to this investment.

     A limited partner must report his or her share of our income, losses, gains, deductions, and credits on his or her individual return in a manner consistent with our return, unless the limited partner files a statement with the IRS identifying the inconsistency or can prove his or her return is in accordance with information we will provide. Failure to comply with this requirement will subject a limited partner to penalties and may result in an extended time period for the IRS to challenge his or her return.

     In most circumstances, the federal tax treatment of our income, gains, losses, deductions and credits will be determined at the partnership level in a unified partnership proceeding, rather than in separate proceedings with our partners. In any audit of a partnership, the IRS will deal with the our "tax matters partner." Our general partner is our tax matters partner. Only limited partners having at least a 1% interest in us will be entitled to receive a separate notice from the IRS of any audit of our return and of the results of the audit. Limited partners who have an interest of less than 1% will not be entitled to notice from the IRS; however, groups of partners who together own a 5% or greater interest may, by notification to the IRS, become a "notice group" and designate a member of their group to receive IRS notices. All limited partners have the right to participate in any audit of us. We are required to keep limited partners informed of any administrative and judicial proceedings involving our tax matters. Also, we will keep limited partners advised of any significant audit activities.

     As the tax matters partner, our general partner may enter into settlement agreements with the IRS that are binding upon partners with less than a 1% interest, except for partners who are members of a notice group or who have filed a statement with the IRS that our general partner does not have authority to enter into settlement agreements that are binding upon them. Limited partners are entitled to have any favorable settlement agreement reached between the IRS and another partner with respect to a partnership item applied to them.

     Our general partner will conduct all examinations by tax authorities relating to us at our expense. A tax controversy could result in substantial legal and accounting expenses, even if the outcome is favorable.

Alternative Minimum Tax

     Some taxpayers must pay an alternative minimum tax if the alternative minimum tax exceeds the taxpayer's regular federal income tax liability for the year. For noncorporate taxpayers, the alternative minimum tax is imposed on alternative minimum taxable income that is above an exemption amount. The alternative minimum tax income is based on a recomputation of taxable income, which is increased by tax preference items and other adjustments to taxable income. The tax rate for noncorporate taxpayers is 26% for the first $175,000, $87,500 for married individuals filing separately, of a taxpayer's alternative minimum tax income in excess of the exemption amount; additional alternative minimum tax income is taxed at 28%. The exemption amount for years beginning in 2002 through 2004 is $49,000 for married individuals filing jointly, $35,750 for single persons and $24,000 for estates, trusts and married individuals filing separately. For years beginning after 2004, these exemption amounts are scheduled to decrease to $45,000 for married individuals filing jointly, $33,750 for single persons, and $22,500 for estates, trusts, and married individuals filing separately.

     The exemption amounts are phased out for taxpayers with high alternative minimum tax income. The exemption amounts are reduced by 25 cents for each $1 of alternative minimum taxable income in excess of:

     o $150,000, in the case of married individuals filing a joint return and surviving spouses -- the $49,000 exemption amount is completely phased out when alternative minimum taxable income is $346,000 or more until the $45,000 amount phases out at $330,000;

     o $112,500, in the case of unmarried individuals other than surviving spouses -- the $35,750 exemption amount is completely phased out when alternative minimum taxable income is $255,500 or more and the $33,750 amount phases out at $247,500; and

     o $75,000, in the case of married individuals filing a separate return and estates or trusts -- the $24,500 exemption amount is completely phased out when alternative minimum taxable income is $173,000 or more and the $22,500 amount phases out at $165,000.

For married individuals filing a separate return, the maximum exemption phase out is, in effect, the same as for married individuals filing jointly.

     The principal adjustments to taxable income that are used to determine alternative minimum taxable income include:

     o Depreciation deductions are limited to those that do not exceed those computed using the 150% declining balance method and, for property placed in service before January 1, 1999, an extended recovery period.

     o Mining exploration and development costs are capitalized and amortized over ten years.

     o    Research and experimental expenditures are amortized over ten years.

     o    Miscellaneous itemized deductions are not allowed.

     o Medical expenses are deductible only to the extent they exceed 10% of adjusted gross income.

     o    State and local property and income taxes are not deductible.

     o    Interest deductions are restricted.

     o    The standard deduction and personal exemptions are not allowed.

     o    Only some types of operating losses are deductible.

     o The amount by which the fair market value of stock received from exercising an incentive stock option exceeds the exercise price must be included as income.

     The principal tax preference items that must be added to taxable income for alternative minimum tax purposes include:

     o the excess of depletion over the adjusted basis of the property at the end of the year;

     o the excess of intangible drilling costs over 65% of net oil and gas income; and

     o    private activity bond interest.

     We do not anticipate that we will generate any significant tax preference items. The principal partnership items that may have an impact on limited partner's alternative minimum tax income are interest expense allocable to cash reserves. However, for purposes of computing alternative minimum tax income, interest paid by a limited partner to acquire or maintain an ownership interest in a passive activity, such as our units, is deductible only to the extent that the interest payments, when added to the limited partner's passive activity income or loss and computed with the appropriate alternative minimum tax adjustments and tax preferences, does not result in a passive activity loss. Accordingly, if a limited partner borrows money and incurs interest expense in connection with a purchase of units, he or she may only be allowed a limited deduction for that interest in computing alternative minimum tax income.

     The rules relating to the alternative minimum tax for corporations are different than those just described. Corporations contemplating purchase of the units should consult their tax advisors as to the possible alternative minimum tax consequences of investing in units.

Interest Expense

     In general, interest paid in connection with investment activities is deductible only against investment income. Interest paid in connection with investments in passive activities, like us, may only be deducted in accordance with the rules for losses derived from passive activities.

     Interest paid by us likely will be treated as passive activity interest, except to the extent it is allocable to reserves being maintained by us, as would any interest expense a limited partner incurs on money borrowed to purchase units. We may enter into transactions involving the prepayment of interest or the payment of points, commitment fees, and loan origination or brokerage fees. In general, prepaid interest, points, and similar costs may not be deducted currently; they usually have to be capitalized and amortized over the life of the related loan.

Self-Employment Income and Tax

     A limited partner's distributive share of partnership income will not be subject to self-employment tax.

Limited Deductions for Activities not Engaged in for Profit

     The availability of deductions for activities not engaged in for profit is limited. The law presumes that an activity is engaged in for profit if the gross income from the activity exceeds the deductions from the activity in at least three out of the last five consecutive years, ending with tax year at issue. We intend to operate for the purpose of providing an economic profit and anticipate that we will have sufficient income to entitle us to the benefit of the presumption that we operate for profit. If the IRS were to treat our activities as not being engaged in for profit, any of our deductions in excess of our income might be permanently disallowed.

Registration, Interest and Penalties

     Tax Shelter Registration. Tax shelters must registered with the IRS. Under temporary IRS regulations, an investment is a tax shelter if a potential investor could reasonably infer from representations made in connection with the sale of the investment that the aggregate amount of deductions and 350% of the credits potentially allowable with respect to the investment will be greater than twice the amount to be invested for any of the first five years. We are a tax shelter under the IRS definition because the term "amount of deductions" means gross deductions, and gross income we expect to realize is not counted. A tax shelter is not required to be registered initially, however, if it is a projected income investment. A projected income investment is any tax shelter that is not expected to reduce the cumulative tax liability of any investor in the first five years after his or her investment. Because unexpected economic or business developments may cause us losses, with the result that a limited partner's cumulative tax liability during the first five years might be reduced, we will register as a "tax shelter" with the IRS and we will have a tax shelter registration number. However, since our units are a projected income investment, limited partners are not required to include our registration number on their tax returns.

     Even though our units may be a projected income investment, we will nonetheless be required to maintain a list identifying each person who sold a unit and including information required by the IRS regulations. This list must be made available to the IRS upon its request.

     If we cease to be a projected income investment, we and our limited partners will become subject to all remaining requirements applicable to tax shelters. This means, among other things that limited partners will be required to include our registration number on their tax returns. We are required to notify our limited partners if we no longer qualify as a projected income investment, and to inform them they must begin to report our registration number on their tax returns if they claim a deduction, credit, or other tax benefit from us.

     We are required by IRS regulations to include the following statement in this prospectus: Issuance of a registration number does not indicate that this investment or the claimed tax benefits have been reviewed, examined or approved by the Internal Revenue Service.

     Interest on Underpayments. The interest that taxpayers must pay for underpayment of federal taxes is the federal short-term rate plus 3%, compounded daily. The federal short-term rate is set quarterly by the Treasury Department based on the yield of U.S. obligations with maturities of three years or less.

     Penalty for Substantial Understatements. The Code also contains a penalty for substantial understatement of federal income tax liability equal to 20% of the amount of the understatement. An understatement occurs if the correct tax for the year, as finally determined after all administrative and judicial proceedings, exceeds the tax liability actually shown on the taxpayer's returns for the year. An understatement on an individual's return will be considered substantial for purposes of the penalty if it exceeds both:

     o    10% of the correct tax, and

     o    $5,000.

     A taxpayer may avoid the imposition of this penalty however, in the case of any item that is not attributable to a "tax shelter," if:

     o there was substantial authority for the taxpayer's treatment of the item, or

     o the relevant facts affecting the item's tax treatment were adequately disclosed in the taxpayer's return and the taxpayer had a "reasonable basis" for the tax treatment of such item.

In the case of an item that is attributable to a "tax shelter," the penalty may be avoided if:

     o there was substantial authority for the taxpayer's treatment of the item, and

     o the taxpayer reasonably believed that his or her treatment of the item on the return was more likely than not the proper treatment.

     For purposes of the understatement penalty, "tax shelter" includes a partnership if a significant purpose of the partnership is the avoidance or evasion of Federal income tax. We should not be treated as a "tax shelter" within the meaning of this provision because our objectives include the provision of cash distributions to the investors throughout our operating life.

State and Local Taxation

     In addition to the federal income tax consequences described above, you should consider potential state and local tax consequences of this investment. A limited partner's share of our taxable income or loss generally must be included in determining reportable income for state or local tax purposes in the jurisdiction where the limited partner resides. In addition, other states in which we own equipment or do business may require the filing of state income tax returns and may impose taxes on a limited partner's pro rata share of our income derived from that state. Any tax losses generated by our operations in such states may not be available to offset income from other sources in other states. To the extent that a limited partner pays tax to a state by virtue of our operations within that state, he or she may be entitled to a deduction or credit against tax owed to his or her state of residence with respect to the same income. Payment of state and local taxes will constitute a deduction for federal income tax purposes, assuming that a limited partner itemizes deductions. Limited partners should consult their own tax advisers to determine the effect of state and local taxes, including gift and death taxes as well as income taxes, which may be payable in connection with this investment.

Foreign Investors

     Foreign investors should be aware that, to a substantial degree, our income will consist of trade or business income that is attributable to or effectively connected with a fixed place of business maintained by us in the United States. As such, our income will be subject to U.S. taxation in the hands of foreign investors and it is unlikely that any exemption will be available under any applicable tax treaty. Foreign investors may be required to file a U.S. federal income tax return to report their distributive shares of our income, gains, losses, and deductions. Additionally, we are required to withhold tax on each foreign investor's distributive share of our income, whether or not any cash distributions are made. We will deduct any amount required to be withheld from distributions otherwise payable to the foreign investor and the investor will be liable to repay us for any withholdings in excess of the distributions to which he or she is otherwise entitled. Foreign investors should consult with their tax advisors regarding the applicability of these rules and regarding the other tax consequences described in this section.

Tax Treatment of Certain Trusts and Estates

     The tax treatment of trusts and estates can differ from the tax treatment of individuals. Investors who are trusts and estates should consult with their tax advisors regarding the applicability of the tax rules discussed in this section.

Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations

     Employee benefit plans, such as qualified pension and profit sharing plans, Keogh plans and IRAs, generally are exempt from federal income tax, except that any unrelated business taxable income that exceeds $1,000 in any taxable year is subject to an unrelated business income tax. Other charitable and tax-exempt organizations are likewise subject to the unrelated business income tax. Tax-exempt investors will be deemed to be engaged in the business carried on by us and will be subject to the unrelated business income tax. Such investors should consult with their tax advisors regarding the tax consequences to them of investing in us.

Corporate Investors

     The federal income tax consequences to investors which are corporations may differ materially from the tax consequences discussed in this section, particularly as they relate to the alternative minimum tax. Such investors should consult with tax advisors as to the tax consequences to them of this investment.

                          INVESTMENT BY QUALIFIED PLANS

Fiduciaries under ERISA

     Investors that are fiduciaries of qualified plans are subject to certain requirements under the federal law commonly known as ERISA. These requirements include the duty to discharge their responsibilities solely in the interest of, and for the benefit of, the qualified plan's participants and beneficiaries. A fiduciary must:

     o perform its duties with the skill, prudence and diligence of a prudent person;

     o diversify the qualified plan's investments so as to minimize the risk of large losses; and

     o    act in accordance with the qualified plan's governing documents.

     Fiduciaries of qualified plans include anyone who exercises any authority or control over the management or disposition of the funds or other property of the qualified plan. For example, any person responsible for choosing a qualified plan's investments, or who is a member of a committee that is responsible for choosing investments, is a fiduciary of the qualified plan. Also, an investment professional who renders or who has the authority or responsibility to render investment advice regarding the funds or other property of a qualified plan may be a fiduciary of the qualified plan, along with any other person with special knowledge or influence with respect to a qualified plan's investment or administrative activities.

     IRAs generally are not subject to ERISA's fiduciary duty rules. In addition, a participant who exercises control over his or her individual account in the qualified plan in a self-directed investment arrangement will generally be held responsible for the consequences of his or her investment decisions. Some qualified plans of sole proprietorships, partnerships and closely-held corporations are generally not subject to ERISA's fiduciary duty rules, although they, as well as IRAs and self-directed accounts, are subject to the IRS's prohibited transaction rules, explained below.

     A person subject to ERISA's fiduciary rules with respect to a qualified plan should consider those rules in the context of the particular circumstances of the qualified plan before authorizing or making an investment in units with a portion of the qualified plan's assets.

Prohibited Transactions Under ERISA and the Internal Revenue Code

     ERISA and the Internal Revenue Code prohibit qualified plans and IRAs from engaging in certain transactions involving assets of the qualified plan or IRA with parties that are referred to as disqualified persons. Disqualified persons include fiduciaries of the qualified plan or IRA, officers, directors and certain shareholders and other owners of the company sponsoring the qualified plan, and persons and legal entities sharing certain family or ownership relationships with other disqualified persons. In addition, the beneficiary of an IRA is generally considered to be a disqualified person for purposes of the prohibited transaction rules.

     Types of prohibited transactions include:

     o direct or indirect transfers of a qualified plan's or IRA's assets to, or use by or for the benefit of, a disqualified person;

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

     o acts by a fiduciary involving the use of a qualified plan's or IRA's assets in the fiduciary's individual interest or for the fiduciary's own account; and

     o a fiduciary receiving consideration for his or her own personal account from any party dealing with a qualified plan or IRA in connection with a transaction involving the assets of the qualified plan or the IRA.

     Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made from the transaction and will be required to compensate the qualified plan for any losses it sustained. The Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a qualified plan or IRA. Prohibited transactions subject to these sanctions must generally be unwound to avoid incurring additional penalties. In addition, if a taxpayer engages in a prohibited transaction with an IRA in which it is a beneficiary, the IRA will cease to be treated as an IRA and, therefore, all of its assets will be treated as if they were distributed to the taxpayer in the year in which the transaction occurred.

     In order to avoid the occurrence of a prohibited transaction under the tax code or ERISA, units may not be purchased by a qualified plan or IRA from assets for which we or any of our affiliates are fiduciaries.

Plan Assets

     If our assets were determined to be plan assets, fiduciaries of qualified plans and IRAs might be subject to liability for actions that we take. In addition, some of the transactions described in this prospectus in which we might engage, including transactions with our affiliates, might constitute prohibited transactions, even if the purchase of units by the plan did not originally constitute a prohibited transaction. Moreover, fiduciaries with responsibilities to qualified plans and/or IRAs subject to ERISA's fiduciary duty rules might be deemed to have improperly delegated their fiduciary responsibilities to us in violation of ERISA.

     In some circumstances, ERISA applies a look-through rule under which the assets of an entity in which a qualified plan or IRA has invested may constitute plan assets. ERISA, however, exempts investments in certain publicly-registered securities and in certain operating companies, as well as investments in entities not having significant equity participation by benefit plan investors, from the look-through principle. Under the Department of Labor's current regulations, undivided interests in the underlying assets of a collective investment entity, such as us, will not be treated as plan assets of qualified plan or IRA investors if:

     o    the units are publicly offered;

     o less than 25% of the units are owned by qualified plans, IRAs, and certain other employee benefit plans; or

     o    the partnership is an operating company.

     To qualify for the publicly-offered exception, the units must be freely transferable, owned by at least 100 investors independent of the partnership and of one another, and either:

     o be part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or

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

     o sold as part of a public offering pursuant to an effective registration statement under the Securities Act and registered under the Securities Exchange Act within 120 days after the end of the partnership's fiscal year during which the offering occurred.

     Our units are being sold as part of an offering registered under the Securities Act. Accordingly, whether the units will qualify for the publicly-offered exception will depend on whether they are freely transferable within the meaning of the Department of Labor's regulations.

     Whether a unit is freely transferable is a factual determination. However, we believe that the limits on assigning units and on substituting limited partners contained in Sections 13.2, 13.3 and 13.4 of our partnership agreement fall within the scope of certain restrictions which are permitted by the Department of Labor regulations. These regulations will not cause a determination that securities are not freely transferable when the minimum investment, as in the case of our units, is $10,000 or less. But because we cannot be certain about the ultimate determination of our units being freely transferable, or the determination of whether we will be an operating company under the alternative Department of Labor exemption described above, we have decided to rely on the 25% ownership exemption for these purposes. Consequently, we will take the steps necessary to ensure that ownership of our units by qualified plans, IRAs, and certain other employee benefit plan investors is at all times less than 25% of the total number of outstanding units.

     In calculating this limit, we will, as provided in the Department of Labor's regulations, disregard the value of any units held by a person, other than a qualified plan, IRA, or certain other employee benefit plans, who has discretionary authority or control with respect to the assets of the partnership, or any person who provides investment advice for a fee with respect to the assets of the partnership, or any affiliate of any such a person. Whether our assets will constitute "plan assets" is a factual issue which may depend in large part on our ability throughout our life to satisfy the 25% ownership exemption. Accordingly, our tax counsel cannot express an opinion on this issue.

Other ERISA Considerations

     In addition to the considerations described above in connection with the "plan asset" question, a fiduciary's decision to cause a qualified plan or IRA to acquire units should involve, among other factors, considerations that include whether:

     o the investment is in accordance with the documents and instruments governing the qualified plan or IRA;

     o the purchase is prudent in light of the diversification of assets requirement for the qualified plan and the potential difficulties that may exist in liquidating units;

     o the investment will provide sufficient cash distributions in light of the qualified plan's likely required benefit payments and other needs for liquidity;

     o    the investment is made solely in the interests of plan participants;

     o the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that may be owed on unrelated business taxable income derived from us; and

     o the fair market value of our units will be sufficiently ascertainable, and with sufficient frequency, to enable the qualified plan or IRA to value its assets in accordance with the rules and policies applicable to the qualified plan or IRA.

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

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

     We have not yet commenced operations. We will depend upon the proceeds of the offering of our units to carry on our proposed activities. We intend to use the proceeds, after payments of underwriting fees, sales commissions, offering expenses, permitted fees and the establishment of a working capital reserve, to purchase and lease equipment, purchase portfolios of equipment leases and, to a lesser extent, to make loans secured by equipment leases or purchase income-producing equipment lease securitization notes. We will seek to borrow a substantial portion of the purchase price of our equipment and equipment leases through warehouse loan and CP conduit facilities as well as through term note securitizations. However, we have no arrangements with or commitments from any lender to provide debt financing. To the extent that the offering proceeds are less than the maximum or we are unable to obtain warehouse or CP conduit facilities or engage in term note securitizations, our ability to diversify our investments, and the return on a limited partner's investment, will be reduced. We also anticipate that our ability to engage in direct leasing will be adversely affected by the amount of our offering proceeds and that, as a result, the relative amount of our investment in existing equipment lease portfolios and securitization notes will increase to the extent our offering proceeds are closer to the minimum offering than the maximum offering.

     We intend to establish working capital reserves of approximately 1% of the offering proceeds. We believe that this will be sufficient to satisfy our liquidity requirements. Our operating costs will adversely affect our liquidity. To the extent that our working capital reserves are insufficient to satisfy our cash requirements, we will be required to obtain additional funds through loans from third parties. We cannot assure you that we will be able to obtain any loans when we need them.

     Fluctuations in prevailing interest rates will affect us. The cost of capital reflected in interest rates is a significant factor in determining market lease rates, interest rates on loans and securitization notes and the pricing of financing generally. Higher interest rates will affect the cost our borrowing, reduce our yield on leveraged investments, reduce the amount we may be able to borrow due to reduction in value of our fixed rate assets and, possibly, reduce the desirability of leverage. Interest rate changes generally will result in corresponding changes in rates on new leases, loans and securitization notes. Except as discussed below, interest rate fluctuations would generally have little or no effect on existing leases as their rates would generally be fixed. To the extent we make loans or acquire securitization notes at variable interest rates, rate fluctuations would affect our returns.

     We expect that our warehouse and CP conduit borrowings will have variable interest rates and that some or all of any term note securitizations we may obtain will also have variable rates. Because warehouse debt is short-term, we do not believe it carries material interest rate risk. However, we will seek to manage interest rate risk in any CP conduit or variable rate term note securitization by engaging in hedging transactions that would effectively fix our interest rate obligations.


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

                      SUMMARY OF OUR PARTNERSHIP AGREEMENT

         The following is a brief summary of the material provisions of our amended and restated agreement of limited partnership. The partnership agreement sets out the terms and conditions upon which we will conduct our business and affairs and sets out the rights and obligations of the limited partners. This summary is not complete and is subject to and qualified by the detailed provisions of the partnership agreement. A copy of the partnership agreement is included as Appendix A to this prospectus. You should study the partnership agreement carefully before making any investment.

General

         We are a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act with LEAF Asset Management as our general partner. Our principal place of business will be 49 Bancroft Mills, Unit P-15, Wilmington, Delaware 19806. We may change our principal place of business by written notice to you. Our term began when we filed a certificate of limited partnership with the Delaware Department of State on January 31, 2002. We will terminate at midnight on December 31, 2027, or earlier if a dissolution event occurs. See "--Dissolution and Winding-Up."

Capital Contributions

         General Partner. Our general partner contributed $1,000 in cash as its capital contribution to us in exchange for a 1% interest in our taxable income, loss and cash distributions.

         Original Limited Partner. Our original limited partner contributed $1 in exchange for 10 units, which represented a 99% partnership interest at that time. On the initial closing date, the original limited partner will withdraw, her capital contribution will be returned and her units will be retired.

         Limited Partners. Each limited partner, other than the original limited partner, will contribute $100 to our capital for each unit purchased. Limited partners are not obligated to make additional capital contributions, except as described below under "-Liability of Partners; Limited Liability of Limited Partners."

Powers of our General Partner

         Except as otherwise specifically provided in our partnership agreement, our general partner will have complete and exclusive discretion in the management of our business. You will not be permitted to participate in our management. Except to the extent limited by Delaware law, our general partner may delegate all or any of its duties under the partnership agreement to any person, including any of its affiliates.

         The partnership agreement designates our general partner as our tax matters partner and authorizes and directs it to represent us and our limited partners in connection with all examinations of our affairs by tax authorities and any resulting administrative or judicial proceedings, and to expend our funds in doing so.

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

Certain Restrictions

         In general, we may not purchase or lease investments from, nor sell or lease investments to, our general partner or any of its affiliates or any investment program in which they have an interest. However, if certain conditions are met our general partner or its affiliates may acquire investments on a temporary or interim basis in order to facilitate our acquisition of the investment or our financing needs. These conditions are:

                o Our general partner or its affiliate hold the investment only on an interim basis, generally not longer than 6 months, for purposes of facilitating the acquisition of the investment by us, borrowing money or obtaining financing for us or for other purposes related to our business.

                o Our general partner determines that the investment is in our best interest.

                o We acquire the investment at a price no greater than the cost to our general partner or its affiliate, plus compensation permitted under our partnership agreement and described in this prospectus.

                o There is no difference in interest terms of any loans secured by the investment at the time acquired by our general partner or its affiliates and the time acquired by us.

                o Our general partner or its affiliates do not benefit from the transaction apart from compensation permitted under our partnership agreement and described in this prospectus.

         We may not make any loans to our general partner or any of its affiliates. Our general partner or any of its affiliates, however, may make loans to us, provided that:

                o any interest or other financing charges or fees we pay do not exceed the lowest of the following:

                         o if our general partner borrowed to make the loan, the
                           rate of interest and other amounts paid or payable by our general partner or its affiliate in connection with such borrowing; or


                         o if our general partner did not borrow to make the
                           loan, the rate of interest and other amounts paid or payable in an arm's-length borrowing that we could obtain, without reference to our general partner's or its affiliate's financial abilities or guarantees; and

                o the loan must not have a term longer than 12 months from the date on which it was made.

         Neither our general partner nor its affiliates may receive financial charges or fees in connection with the loan, except for reimbursement of actual and reasonable out-of-pocket expenses.

         We will not acquire any investments in exchange for units.

         Except as permitted by the partnership agreement, our general partner may not enter into any agreements, contracts or arrangements on our behalf with itself or any of its affiliates. Furthermore, neither our general partner nor any of its affiliates may receive a commission or fee in connection with the reinvestment of cash from sales or operations, or the resale, exchange or refinancing of equipment, except as permitted by the partnership agreement and described in this prospectus. In addition, in connection with any agreement we enter into with our general partner or any of its affiliates, neither our general partner nor any affiliate may receive any rebates or give-ups, or participate in any reciprocal business arrangements, that could have the effect of circumventing any of the provisions of the partnership agreement. We will not grant our general partner or any of its affiliates exclusive listing rights to sell our investments or other assets.

Liability of Partners

         Liability of Our General Partner. Our general partner will be liable for all of our general obligations to the extent we do not pay them. However, our general partner will not have any personal liability for obligations that are specifically nonrecourse to us, or for repayment of the capital contribution of any limited partner.

         Limited Liability of the Limited Partners. Our units are not assessable. You will have no personal liability for any of our obligations or liabilities. You will only be liable to the extent of your capital contribution and your pro rata share of our undistributed profits and other assets. However, if you participate in the management or control of our affairs, you may be deemed to be acting as a general partner and may lose any entitlement to limited liability as against third parties who reasonably believe, in doing business with us, that you are a general partner.

         Delaware law provides that you may be liable to us for a distribution we make to you if, after giving effect to the distribution, our liabilities exceed the fair value of our assets.

Withdrawal or Removal of Our General Partner

         Voluntary Withdrawal. Our general partner may not voluntarily withdraw as general partner without:

                o 60 days' advance written notice to the limited partners;

                o obtaining an opinion of counsel that the withdrawal will not cause our termination or materially adversely affect our federal tax status; and

                o selection of, and acceptance of its appointment as general partner by, a substitute general partner who is acceptable to the limited partners owning a majority of the units.

         Removal. Our general partner may be removed by limited partners owning a majority of our units. Neither our general partner nor any of its affiliates may participate in any vote by the limited partners to involuntarily remove our general partner as general partner.

         Consequences of Withdrawal or Removal. Upon withdrawal or removal, we must pay the general partner the fair market value of its partnership interest, plus or minus, as the case may be, accrued but unpaid management fees and the difference between amounts owed to our general partner by us and amounts owed to us by our general partner. The method of payment must be fair and protect our solvency and liquidity. The method of payment is deemed fair if:

                o in a voluntary withdrawal, it provides for a non-interest bearing unsecured promissory note with principal payable only from distributions our general partner otherwise would have received; or

                o in a involuntary removal, it provides for a rate of interest equal to the lesser of the rate we would obtain from an unrelated bank lender for an unsecured 60-month loan or the prime rate of interest from time to time of JPMorgan Chase Bank, plus 4%, and provides for payment of principal and interest in 60 equal monthly installments.

         Liability of Withdrawn or Removed General Partner. Our general partner will remain liable for all obligations and liabilities incurred by it or by us while it was acting as our general partner and for which it was liable as general partner. Our general partner will be free of any obligation or liability arising from our activities after the time its withdrawal or removal becomes effective.

Transfer of Units

         There is no public or secondary market for the units, and we do not expect that a market will develop. You may transfer or assign your own units to any person, whom we called an assignee, only if you satisfy the following conditions:

                o you and the assignee each sign a written assignment document, in form and substance satisfactory to us, which:

                         o states your intention that the assignee become a
                           substitute limited partner;

                         o reflects the assignee's acceptance of all of the
                           terms and provisions of the partnership agreement;
                           and

                         o includes a representation by both you and the
                           assignee that the assignment was made in accordance with all applicable laws and regulations, including minimum investment and investor suitability requirements under state securities laws; and

                o the assignee pays us a fee that will not exceed $150 for costs and expenses we reasonably incur in connection with the assignment.

Furthermore, unless we consent, no units may be assigned:

                o to a minor or incompetent unless a guardian, custodian or conservator has been appointed to handle the affairs of the person;

                o to any person if, in the opinion of our counsel, the
                  assignment would result in the termination of our taxable year or our status as a limited partnership for federal income tax purposes;

                o to any person if the assignment would affect our existence or qualification as a limited partnership under Delaware law or the applicable laws of any other jurisdiction in which we conduct business;

                o to any person not permitted to be an assignee under applicable law, including federal and state securities laws;

                o if the assignment would result in the transfer of a
                  partnership interest representing less than 25 units, or 10 units in the case of an IRA or qualified plan, unless the assignment is of all units owned;

                o if the assignment would result in your retaining a portion of your investment that is less than the greater of:

                         o 25 units, or 10 units in the case of an IRA or
                           qualified plan, and

                         o the minimum number of units required to be purchased
                           under minimum investment standards applicable to your initial purchase of units;

                o if, in our reasonable belief, the assignment might violate applicable law; or

                o if the effect of the assignment would be to cause the equity participation in us by benefit plan investors to equal or exceed 25%.

         Any attempt to assign units in violation of the provisions of the partnership agreement or applicable law will be ineffective. We will recognize assignments of units as of the last day of the month in which all conditions to the assignment have been satisfied.

         Our partnership agreement provides further that so long as there are adverse federal income tax consequences from being treated as a publicly traded partnership for federal income tax purposes, we will not permit any interest in a unit to be sold on a secondary market, as defined by the Code. If we determine that a proposed sale was affected on a secondary market, we have the right to refuse to recognize the proposed sale and to take any action we deem necessary or appropriate so that such proposed sale is not in fact recognized. Investors must provide all information respecting assignments which we deem necessary in order to determine whether a proposed transfer occurred on a secondary market.

Books and Records

         We will maintain our books and records at our principal office. You will have the right to have a copy of the list of limited partners mailed to you for a reasonable copying charge. However, you must certify that the list will not be reproduced and sold to another party, used for any commercial purpose unrelated to your interest in partnership matters or used for an unlawful purpose. In addition, you or your representative will have the right, upon written request, subject to reasonable notice and at your own expense, to inspect and copy any other partnership books and records that we maintain.

Meetings and Voting Rights of Limited Partners

         Meetings. There will be no annual or other periodic meetings of the limited partners. However, our general partner may call partnership meetings at any time. Our general partner must call a meeting if it receives written requests for a meeting from limited partners holding 10% or more of our outstanding units. In addition, in lieu of a meeting, any matter that could be voted upon at a meeting of the limited partners may be submitted for action by consent of the limited partners.

         Voting Rights of Limited Partners. Limited partners owning a majority of our units may take action on the following matters without our general partner's concurrence:

                o an amendment of the partnership agreement, subject to certain limitations discussed in "--Amendments" below;

                o our dissolution;

                o the removal of our general partner and the election of one or more substitute general partners; and

                o sale of all or substantially all of our assets, except in connection with our securitization of our equipment or equipment leases or sales in the ordinary course of liquidating our investments after the reinvestment period.

         Limited partners who dissent from any matter approved by limited partners owning a majority of our units are nevertheless bound by such vote and do not have a right to appraisal or automatic repurchase of their units.

Amendments

         Amendment by Limited Partners without Our General Partner's Concurrence. Amendments of our partnership agreement by the limited partners without our general partner's concurrence may not allow the limited partners to take part in the control or management of our business, or contract away our general partner's fiduciary duties to our limited partners. In addition:

                o Any amendment of the partnership agreement relating to how the partnership agreement can be amended will require the consent of all limited partners.

                o Any amendment that would alter the rights, powers, duties or obligations of our general partner will require our general partner's consent.

                o Any amendment that will adversely affect any partner's share of cash distributions, allocations of income or loss, other than in connection with the sale of our units in this offering, will require the consent of each partner affected by the change.

         Amendment by Our General Partner without the Consent of the Limited Partners. Our general partner may, without the consent of the limited partners, amend our partnership agreement for the benefit or protection of the limited partners, including:

                o adding to our general partner's duties or obligations, or surrendering any of its rights or powers;

                o curing any ambiguity in, or correcting or supplementing any provision of, the partnership agreement;

                o preserving our status as a limited partnership for federal income tax purposes;

                o deleting or adding any provision that the SEC or any other regulatory body or official requires to be deleted or added;
                  and

                o changing our name or the location of our principal office.

Dissolution and Winding-Up

         Events Causing Dissolution. We will dissolve when any of the following events occurs:

                o withdrawal or removal of our general partner if a substitute general partner has not been duly admitted;

                o our dissolution upon a vote of limited partners owning a majority of our units;

                o sale of all or substantially all of our assets other than in connection with a securitization;

                o expiration of our term;

                o our operations cease to be legal activities under applicable law; and

                o any other event which would cause us to dissolve under
                  Delaware law.

         Liquidation. When a dissolution event occurs, we will liquidate our investments and other assets and we will distribute the proceeds, after we pay our debts and expenses, to the partners in accordance with their percentage ownership in us. Our existence will terminate once all we have paid all our debts and expenses and made final distributions to partners. You are not guaranteed the return of, or a return on, your investment as a result of any such distributions.

                           REPORTS TO LIMITED PARTNERS

Annual Reports

         By March 15 of each year, we will send you a statement of your share of our income, gains, losses, deductions and credits, if any, for the year just ended to enable you to prepare your federal income tax return.

         Within 120 days after the end of the year, we will send you an annual report which will include:

                o Our financial statements for the fiscal year, including a balance sheet and related statements of operations, cash flows and changes in partners' equity, accompanied by an auditor's report containing an opinion of our accountants.

                o A breakdown, by source, of distributions made during the year to you and to our general partner.

                o A status report with respect to each item of equipment and each loan or securitization note that individually represents at least 10% of the aggregate purchase price of our investments at the end of the year, including information relevant to the condition and utilization of the equipment or the collateral securing the loan or securitization note.

                o A detailed statement of the services rendered and compensation paid, and any amounts reimbursed, to our general partner, and a summary of the terms and conditions of any contract with our general partner that was not filed as an exhibit to the registration statement of which this prospectus forms a part.

                o Within the scope of their annual audit, our independent public accountants will issue a special report on the allocation by our general partner of costs and expenses to us.

                o Until all amounts invested by limited partners have been invested or committed to investments and reserves, used to pay permitted fees or returned to investors in accordance with the partnership agreement, information regarding investments made by us during the fiscal year.

Quarterly Reports

         Within 60 days after the end of each of the first three quarters in any year, we will send you an interim report for the quarter which will include:

                o Our unaudited financial statements for the quarter, including a balance sheet and related statements of operations, cash flows and changes in partners' equity.

                o A detailed statement of the services rendered and compensation paid, and any amounts reimbursed, to our general partner, and a summary of the terms and conditions of any contract with our general partner which was not filed as an exhibit to the registration statement of which this prospectus forms a part.

                o Until all amounts contributed to our capital by limited
                  partners have been invested or committed to investment and reserves, used to pay permitted fees or returned to investors in accordance with the partnership agreement, information regarding investments made by us during the quarter.

                                  THE OFFERING

Plan of Distribution

         We will offer and sell our units on a "best efforts minimum/maximum" basis through Anthem Securities as dealer-manager for the offering and through other participating broker-dealers, whom we refer to as selling dealers. This means that Anthem Securities and the selling dealers are only required to use their best efforts to effect sales of our units, that they are not obligated to obtain any subscriptions and that, if we do not obtain subscriptions for the minimum number of units before termination of the offering, we will return all subscribed funds.

         The dealer-manager is an affiliate of our general partner and will form and manage the group of participating selling dealers. Although the dealer-manager may participate in the offering on the same basis as the selling dealers, it does not anticipate that it will directly effect any material sales of units.

         The minimum offering amount is $2,000,000, or 20,000 units, and the maximum is $50,000,000, or 500,000 units.

         The minimum subscription is 25 units, or $2,500, except that the minimum subscription for an IRA or Keogh Plan is 10 units, or $1,000.

         Subscriptions will be effective only on acceptance by our general partner, who reserves the right to reject any subscription in whole or in part. Each subscriber has the right to cancel his or her subscription during a period of five business days after the subscriber has submitted an executed subscription agreement to the broker-dealer through which the units were sold.

         The offering will terminate not later than two years from the date of this prospectus. The offering of units after the end of one year from the date of this prospectus will be subject to renewal, requalification or other consent in each state or other jurisdiction requiring such renewal, requalification or consent. We may earlier terminate the offering at any time. If we do not receive and accept subscriptions for a minimum of 20,000 units before one year from the date of this prospectus, we will promptly return all funds we have received together with any interest earned on them.

Selling Compensation and Expenses

         The following table shows the per unit and total public offering price, underwriting fee and selling commissions to be paid by us and the proceeds, before expenses, to us assuming both the minimum offering and the maximum offering:

                              Per unit    Minimum offering   Maximum offering
                              --------    ----------------   ----------------
Public offering price         $100.00        $2,000,000         $50,000,000
Underwriting fee (1)             2.00            40,000           1,000,000
Selling commissions              7.00           140,000           3,500,000
                              --------    ----------------   ----------------
Proceeds, before
   expenses, to us (2) (3)    $ 91.00        $1,820,000         $45,500,000
                              ========    ================   ================

--------------
(1) Out of the 2% underwriting fee, the dealer-manager may pay or reimburse selling dealers a portion of their actual expenses in connection with this offering, including expenses incurred in coordinating their sales efforts and training their personnel.

(2) We may pay or reimburse selling dealers for their due diligence expenses. The aggregate of our due diligence expense reimbursements may not exceed an additional 1% of the offering proceeds.

(3) Our general partner has an organizational and offering expense allowance of 3% of offering proceeds. Any organization and offering expenses above that amount must be paid by our general partner without reimbursement by us. Accordingly, including due diligence expenses referred to in note (2), above, our organization and offering expenses will not exceed $80,000 for the minimum offering or $2 million for the maximum offering.

         We and our general partner have agreed to indemnify the dealer-manager against liabilities arising under the Securities Act.

         We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of units.

Escrow Arrangements

         Until we receive the minimum number of subscriptions and admit the initial subscribers as limited partners, subscription checks will be made payable to, and subscription funds will be held in an escrow account at _________________________________, Philadelphia, Pennsylvania.

         Subscription proceeds held in the escrow account will be invested in United States government securities, including treasury bills, securities issued or guaranteed by United States government agencies, certificates of deposit and time or demand deposits in banks and savings and loan associations which are insured by United States government agencies or deposits in members of the Federal Home Loan Bank System, as directed by our general partner. Subscribers may not withdraw funds from the escrow account. Upon the earlier of termination of the offering or satisfaction of the escrow condition, any interest which accrues on funds held in escrow will be distributed to subscribers and allocated among them on the basis of the respective amounts of the subscriptions and the number of days that such amounts were on deposit in the escrow account.

         Subscriptions received from Pennsylvania subscribers will be placed in a separate escrow account and will not be counted toward satisfaction of the minimum escrow condition. Instead, Pennsylvania subscriptions will be released to us only when total subscription proceeds we receive from all subscribers, including the escrowed Pennsylvania subscriptions, are at least $2.5 million.

         Offering proceeds will be transferred to us from escrow any time after subscriptions for 20,000 units have been received and accepted by us other than those from Pennsylvania residents and from our general partner and its affiliates. We will admit subscribers whose subscriptions have been held in escrow within 15 days after that. We will accept or reject subsequent subscriptions within 30 days after receipt. We will admit investors whose subscriptions are accepted promptly after such acceptance, but in any case by the last day of the month following the date the subscription was accepted. We will promptly return rejected subscription funds.

         The escrow agent's sole role in this offering is that of escrow holder. As such it has not reviewed any of the offering materials and makes no representations whatsoever as to the nature of this offering or its compliance with any applicable state or federal laws, rules or regulations. The escrow agent neither endorses, recommends nor guarantees the purchase, value or repayment or any other aspect of an investment in the units. The escrow agent does not represent the interests of limited partners or potential investors. Its duties are limited as expressly set forth in the escrow agreement. Interested persons may request a copy of the escrow agreement from us.

Investments by Certain Persons

         Our general partner and its affiliates may, but do not currently intend to, acquire units. Except as noted below, any units purchased by them will be purchased on the same terms as the other units. Any units acquired by our general partner or its affiliates will not count toward the minimum purchase requirement of 20,000 units.

         Our general partner, the dealer-manager, the broker-dealers engaged by the dealer-manager to sell the units, or any of their affiliates, may purchase units net of the 2% underwriting fee, 7% retail selling commission and 1% due diligence expense reimbursement.

                                HOW TO SUBSCRIBE

         If you are an individual investor, you must personally sign the subscription agreement and deliver it, together with a check for all subscription monies payable in connection with your subscription, to a securities sales representative. In the case of IRA or qualified plan owners, both the owner and the plan fiduciary, if any, must sign the subscription agreement. In the case of donor trusts or other trusts in which the donor is the fiduciary, the donor must sign the subscription agreement. In the case of other fiduciary accounts in which the donor neither exercises control over the account nor is a fiduciary of the account, the plan fiduciary alone may sign the subscription agreement.

         Until we receive subscriptions for 20,000 units, or 25,000 units in the case of residents of Pennsylvania, checks for the purchase of units should be made payable to "Lease Equity Appreciation Fund Escrow Account." After the initial closing date, checks for the purchase of units should be made payable to "Lease Equity Appreciation Fund Subscription Account."

         All participating broker-dealers must forward subscription checks to the dealer-manager promptly, but in no event later than noon of the next business day following their receipt. The dealer-manager must forward these subscription checks to the bank escrow agent promptly, but in no event later than noon of the second business day following their receipt by the dealer-manager. We will promptly review each subscription, and will accept or decline to accept you as a limited partner. If we accept your subscription, either we or an agent of ours will give your prompt written confirmation of your admission as a limited partner.

                          SUPPLEMENTAL SALES LITERATURE

         We anticipate that we will prepare and use supplemental materials in connection with this offering. We have not, however, prepared any supplemental materials as of the date of this prospectus. We anticipate that the supplemental materials will include a brochure describing our general partner and its affiliates and one or more additional brochures containing pictures and summary descriptions of equipment which we have identified for acquisition, or persons who have agreed to lease equipment from us. Our supplemental materials may also include audio-visual materials and taped presentations highlighting and explaining various features of this offering. We may also respond to specific questions from the dealer-manager, the soliciting dealers and prospective investors. We may send business reply cards, introductory letters and seminar invitations to the dealer-manager and the selling dealers for customer use, and other materials relating to the offering may be made available to them for their internal use. In any written invitation for a group meeting or seminar, the invitation will specifically state that the meeting or seminar is for the purpose of selling our units. Except as described in this section, we have not authorized the use of supplemental literature in connection with the offering. Although the information to be included in our supplemental literature will not conflict with any information contained in this prospectus, the material in our supplemental literature will not purport to be complete, and should not be considered part of this prospectus or the registration statement of which this prospectus is a part, or incorporated in this prospectus or the registration statement by reference or as the basis of the offering of the units.

                                  LEGAL MATTERS

         The legality of the units offered by this prospectus has been passed upon, and the statements under the caption "Federal Income Tax Consequences" and "Investment By Qualified Plans" as they relate to federal income tax and ERISA matters have been reviewed and passed upon, by Ledgewood Law Firm, P.C., Philadelphia, Pennsylvania.

                                     EXPERTS

         The balance sheet of our general partner as of February 27, 2002, and our balance sheet as of February 27, 2002, appearing in this prospectus and the registration statement of which it is a part have been audited by Grant Thornton LLP, as set forth in their reports thereon appearing elsewhere in this prospectus and given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement on Form S-1 regarding the units offered by this prospectus. As permitted by the SEC's rules and regulations, this prospectus, which is part of the registration statement, omits certain information about offering expenses, indemnification of officers and directors, exhibits, schedules and undertakings set forth in the registration statement. For further information about us and the units offered by this prospectus, you may desire to review the registration statement, including its schedules and full text of any contracts, agreements or other documents filed as exhibits to the registration statement. The registration statement may be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the SEC. Copies of this material can also be obtained upon written request from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or from the SEC's web site on the internet at www.sec.gov. The SEC's telephone number is 1-800-SEC-0330.

         As a result of the offering, we will file periodic reports and other information with the SEC. These reports and other information may be inspected and copied at the public reference facilities at the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or from the SEC's web site on the internet at www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS


LEAF ASSET MANAGEMENT, INC. BALANCE SHEET
        Report of Independent Certified Public Accountants ..................F-2
        Balance Sheet as of February 27, 2002 ...............................F-3
        Notes to Balance Sheet ..............................................F-4

LEASE EQUITY APPRECIATION FUND I, L.P. BALANCE SHEET
        Report of Independent Certified Public Accountants ..................F-6
        Balance Sheet as of February 27, 2002 ...............................F-7
        Notes to Balance Sheet ..............................................F-8

               Report of Independent Certified Public Accountants

Stockholder
LEAF Asset Management, Inc.


     We have audited the accompanying balance sheet of LEAF Asset Management, Inc. (a development stage enterprise) as of February 27, 2002. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of LEAF Asset Management, Inc. (a development stage enterprise) as of February 27, 2002, in conformity with accounting principles generally accepted in the United States of America.


/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
February 27, 2002

                           LEAF Asset Management, Inc.
                        (a development stage enterprise)

                                  BALANCE SHEET

                                February 27, 2002


               ASSETS

   Cash                                                              $ 1,000,000

   Investment in partnership                                               1,000
                                                                     -----------

       Total assets                                                  $ 1,001,000
                                                                     ===========



   LIABILITIES AND STOCKHOLDER'S EQUITY


LIABILITIES

   Due to affiliate                                                  $     1,000


STOCKHOLDERS' EQUITY

   Common Stock                                                        1,000,000
                                                                     -----------

       Total liabilities and stockholders' equity                    $ 1,001,000
                                                                     ===========







     The accompanying notes are an integral part of this financial statement

                           LEAF Asset Management, Inc.
                        (a development stage enterprise)

                             NOTES TO BALANCE SHEET

                                February 27, 2002



1. ORGANIZATION AND BUSINESS OPERATIONS

LEAF Asset Management, Inc. (the Company), a Delaware corporation, was formed on January 31, 2002. The Company is a wholly owned subsidiary of LEAF Financial Corporation. LEAF Financial Corporation is a wholly owned subsidiary of Resource Leasing, Inc., a wholly owned subsidiary of Resource America, Inc. Resource America, Inc. is a publicly-traded company (Nasdaq: REXI) with interests in real estate, finance, energy and equipment leasing.

The Company was formed to act as the sponsor general partner of equipment leasing and equipment financing limited partnerships.

On February 4, 2002, the Company, through an affiliated entity, contributed $1,000 for a 1% general partnership interest in Lease Equity Appreciation Fund I, L.P. (the Fund). The Fund will be managed by the Company. Cash distributions will be made monthly. Distributions of the Fund, net income and net losses will be allocated 1% to the Company, as general partner.

The Fund will acquire a diversified portfolio of equipment that will be leased to end users. The Fund will also acquire existing equipment leases from other equipment lessors. To the lesser extent, the Fund may make loans that are secured by equipment or equipment leases or purchase income-producing notes issued in connection with equipment lease securitizations. The primary objective of the Fund is to invest the net proceeds raised from the sale of limited partnership units in equipment and equipment leases, equipment secured loans and equipment lease securitization notes, in order to generate regular cash distributions to the limited partners over the life of the Fund.

The Company is considered to be a development stage enterprise and its sole activity through February 27, 2002 consisted of the organization and start-up of the Company. Accordingly, no statement of operations is presented.


2. PUBLIC OFFERING OF PARTNERSHIP UNITS

The Fund intends to file a registration statement for the sale of its limited partnership units (the Units). The Company will receive an organization and offering expense allowance from the Fund of 3% of the offering proceeds with respect to expenses incurred in organizing the Fund and offering the Units. This expense allowance does not cover underwriting fees or sales commissions. It also does not cover reimbursement of the bona fide, accountable due diligence expenses of Anthem Securities, Inc., the dealer-manager for the offering and an affiliate of the Company, and selling dealers of up to 1% of offering proceeds of each unit they sell.

                           LEAF Asset Management, Inc.
                        (a development stage enterprise)


                       NOTES TO BALANCE SHEET - continued

                                February 27, 2002


3. TRANSACTIONS WITH AFFILIATES

The Company will receive a fee for acquiring equipment and equipment leases, identifying loans and evaluating securitization notes of 2% of the purchase price the Fund pays for equipment and equipment leases it acquires and 2% of the principal amount of loans it makes or securitization notes it acquires, including in each instance debt it incurs or assumes in connection with the acquisition. The Company will also be reimbursed for out-of-pocket expenses attributable to the acquisition of equipment, equipment leases, loans and securitization notes.

The Company will receive a subordinated annual asset management fee of 5% of gross rental payments for operating leases and 2% of gross rental payments for full payout leases and of payments received on loans and securitization notes, or a competitive fee, whichever is less. An operating lease is one in which the aggregate noncancellable rental payments during the initial term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment. A full payout lease is one in which the gross rental payments, on a net present value basis, are at least sufficient to recover the purchase price of the equipment. During the Fund's six-year reinvestment period, the management fee will be subordinated to the payment to the Fund's limited partners of a cumulative annual distribution of 8% of the purchase price of their units.

The Company will receive a subordinated commission equal to one-half of a competitive commission, to a maximum of 3% of the contract sales price, for arranging the sale of the Fund's equipment after the expiration of a lease. This commission will be subordinated to the payment to the limited partners of a cumulative 8% annual return on the original purchase price of their units, as adjusted by distributions deemed to be returns of capital.

The Company will receive a commission equal to the lesser of a competitive rate or 2% of gross rental payments derived from any re-lease of equipment, payable as the Fund receives rental payments from re-lease. The Fund will not, however, pay a re-lease commission if the re-lease is with the original lessee or its affiliates.

The Company will also be reimbursed for operating and administrative expenses, subject to limitations contained in the Fund's partnership agreement.

Anthem Securities will receive an underwriting fee of 2% of the offering proceeds for obtaining and managing the group of selling brokers who will sell the units in the offering. Anthem Securities will also receive sales commissions of 7% and an accountable due diligence expense reimbursement of 1% of the proceeds of each unit sold by it, although it is not anticipated that it will sell a material number of units.

The Company maintains its checking account with The Bancorp.com, Inc. (TBI). The son and the spouse of the Chairman of Resource America, Inc. are the Chairman and Chief Executive Officer, respectively, of TBI. The Company maintains a normal banking relationship with TBI.

               Report of Independent Certified Public Accountants


The Partners
Lease Equity Appreciation Fund I, L.P.


     We have audited the accompanying balance sheet of Lease Equity Appreciation Fund I, L.P. (a development stage enterprise) as of February 27, 2002. This financial statement is the responsibility of the Fund's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Lease Equity Appreciation Fund I, L.P. (a development stage enterprise) as of February 27, 2002, in conformity with accounting principles generally accepted in the United States of America.


/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
February 27, 2002

                     Lease Equity Appreciation Fund I, L.P.
                        (a development stage enterprise)

                                  BALANCE SHEET

                                February 27, 2002


                  ASSETS

   Cash                                                                  $ 1,001
                                                                         =======



                  LIABILITIES AND PARTNERS' CAPITAL

Partners' Capital

   General Partner                                                       $ 1,000

   Limited Partner                                                             1
                                                                         -------

                                                                         $ 1,001
                                                                         =======





     The accompanying notes are an integral part of this financial statement

                     Lease Equity Appreciation Fund I, L.P.
                        (a development stage enterprise)

                             NOTES TO BALANCE SHEET

                                February 27, 2002



1. ORGANIZATION AND BUSINESS OPERATIONS

Lease Equity Appreciation Fund I, L.P. (the Fund), a Delaware limited partnership, was formed on January 31, 2002 by LEAF Asset Management, Inc. (the General Partner). LEAF Asset Management, Inc., a Delaware corporation, is a wholly owned subsidiary of LEAF Financial Corporation. LEAF Financial Corporation is a wholly owned subsidiary of Resource Leasing, Inc., a wholly owned subsidiary of Resource America, Inc. Resource America, Inc. is a publicly-traded company (Nasdaq: REXI) with interests in real estate, finance, energy and equipment leasing.

The General Partner and the initial limited partner capitalized the Fund. Upon the consummation of the public offering, the initial limited partner will withdraw, its capital contribution will be refunded and its units will be retired. The General Partner contributed $1,000 to the Fund for a 1% partnership interest and the initial limited partner contributed $1 to the Fund for a 99% partnership interest. The Fund will be managed by the General Partner.

The General Partner will own a 1% general partnership interest, and the limited partners will own a 99% limited partnership interest. Cash distributions will be made monthly. The distributions will be allocated 99% to the limited partners and 1% to the General Partner. Net income and net losses will also be allocated 99% to the limited partners and 1% to the General Partner.

The Fund is considered to be a development stage enterprise and its sole activity through February 27, 2002 consisted of the organization and start-up of the Fund. Accordingly, no statement of operations is presented.

The Fund will acquire a diversified portfolio of equipment that will be leased to end users. The Fund will also acquire existing equipment leases from other equipment lessors. To the lesser extent, the Fund may make loans that are secured by equipment or equipment leases or purchase income producing notes issued in connection with equipment lease securitizations. The primary objective of the Fund is to invest the net proceeds raised from the sale of limited partnership units in equipment and equipment leases, equipment secured loans and equipment lease securitization notes, in order to generate regular cash distributions to the limited partners over the life of the Fund.

2. PUBLIC OFFERING OF PARTNERSHIP UNITS

The Fund intends to file a registration statement for the sale of its limited partnership units. The General Partner will receive an organization and offering expense allowance of 3% of the offering proceeds with respect to expenses incurred in organizing the Fund and offering the Units. This expense allowance does not cover underwriting fees or sales commissions. It also does not cover reimbursement of the bona fide, accountable due diligence expenses of Anthem Securities, Inc., the dealer-manager for the offering and an affiliate of the General Partner, and selling dealers of up to 1% of offering proceeds of each unit they sell.

                     Lease Equity Appreciation Fund I, L.P.
                        (a development stage enterprise)

                       NOTES TO BALANCE SHEET - continued

                                February 27, 2002


3. TRANSACTIONS WITH AFFILIATES

The General Partner will receive a fee for acquiring equipment and equipment leases, identifying loans and evaluating securitization notes of 2% of the purchase price the Fund pays for equipment and equipment leases it acquires and 2% of the principal amount of loans it makes or securitization notes it acquires, including in each instance debt it incurs or assumes in connection with the acquisition.

The General Partner will receive a subordinated annual asset management fee of 5% of gross rental payments for operating leases and 2% of gross rental payments for full payout leases and of payments received on loans and securitization notes, or a competitive fee, whichever is less. An operating lease is one in which the aggregate noncancellable rental payments during the initial term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment. A full payout lease is one in which the gross rental payments, on a net present value basis, are at least sufficient to recover the purchase price of the equipment. During the Fund's six-year investment period, the management fee will be subordinated to the payment to the Fund's limited partners of a cumulative annual distribution of 8% of the purchase price of their units.

The General Partner will receive a subordinated commission equal to one-half of a competitive commission, to a maximum of 3% of the contract sales price, for arranging the sale of the Fund's equipment after the expiration of a lease. This commission will be subordinated to the payment to the limited partners of a cumulative 8% annual return on the original purchase price of their units, as adjusted by distributions deemed to be returns of capital.

The General Partner will receive a commission equal to the lesser of a competitive rate or 2% of gross rental payments derived from any re-lease of equipment, payable as the Fund receives rental payments from re-lease. The Fund will not, however, pay a re-lease commission if the re-lease is with the original lessee or its affiliates.

The General Partner will also be reimbursed for operating and administrative expenses, subject to limitations contained in the Funds partnership agreement.

Anthem Securities will receive an underwriting fee of 2% of the offering proceeds for obtaining and managing the group of selling brokers who will sell the units in the offering. Anthem Securities will also receive sales commissions of 7% and an accountable due diligence expense reimbursement of 1% of the proceeds of each unit sold by it, although it is not anticipated that it will sell a material number of units.

The Fund maintains its checking account with The Bancorp.com, Inc. (TBI). The son and the spouse of the Chairman of Resource America, Inc. are the Chairman and Chief Executive Officer, respectively, of TBI. The Fund maintains a normal banking relationship with TBI.

                                                                      Appendix A




                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                     LEASE EQUITY APPRECIATION FUND I, L.P.

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS.............................................................................................1
   1.1     Defined Terms..........................................................................................1
ARTICLE II FORMATION OF PARTNERSHIP..............................................................................13
   2.1     Formation of Partnership..............................................................................13
ARTICLE III NAME.................................................................................................13
   3.1     Name..................................................................................................13
ARTICLE IV PLACES OF BUSINESS....................................................................................13
   4.1     Principal Place of Business...........................................................................13
   4.2     Other Places of Business..............................................................................14
ARTICLE V  NAMES AND ADDRESSES OF PARTNERS.......................................................................14
   5.1     Names and Addresses of Partners.......................................................................14
ARTICLE VI PURPOSES AND OBJECTIVES...............................................................................14
   6.1     Purposes..............................................................................................14
   6.2     Investment Objectives.................................................................................14
ARTICLE VII TERM.................................................................................................15
     7.1 Term....................................................................................................15
ARTICLE XIII PARTNERS AND CAPITAL................................................................................15
   8.1     General Partner.......................................................................................15
   8.2     Original Limited Partner..............................................................................15
   8.3     Limited Partners......................................................................................15
   8.4     Partnership Capital...................................................................................17
   8.5     Capital Accounts......................................................................................18
   8.6     Additional Capital Contributions......................................................................19
   8.7     Loans by Partners.....................................................................................19
   8.8     No Right to Return of Capital.........................................................................19
ARTICLE IX POWERS, RIGHTS AND DUTIES OF GENERAL PARTNER..........................................................20
   9.1     Extent of Powers and Duties...........................................................................20
   9.2     Limitations on the Exercise of Powers of General Partner..............................................23
   9.3     Limitation on Liability of General Partner and its Affiliates; Indemnification........................27
   9.4     Compensation of General Partner and its Affiliates....................................................28
   9.5     Other Interests of the General Partner and its Affiliates.............................................31
ARTICLE X POWERS AND LIABILITIES OF LIMITED PARTNERS.............................................................32
   10.1    Absence of Control Over Partnership Business..........................................................32
   10.2    Limited Liability.....................................................................................33
ARTICLE XI DISTRIBUTIONS AND ALLOCATIONS.........................................................................33
   11.1    Distribution of Distributable Cash....................................................................33
   11.2    Allocations of Income and Loss........................................................................34
   11.3    Distributions and Allocations Among the Limited Partners..............................................36
   11.4    Tax Allocations: Code Section 704(c); Revaluations....................................................37
   11.5    Return of Uninvested Capital Contribution.............................................................38
   11.6    No Distributions in Kind..............................................................................38
   11.7    Partnership Entitled to Withhold......................................................................38




                                       A-i

ARTICLE XII WITHDRAWAL OF GENERAL PARTNER........................................................................39
   12.1    Voluntary Withdrawal..................................................................................39
   12.2    Involuntary Withdrawal................................................................................39
   12.3    Consequences of Withdrawal............................................................................40
   12.4    Liability of Withdrawn General Partner................................................................40
   12.5    Notice of Withdrawal; Admission of Substitute General Partner; Dissolution if No Substitute General
           Partner Approved......................................................................................41
ARTICLE XIII TRANSFER OF UNITS...................................................................................41
   13.1    Withdrawal of a Limited Partner.......................................................................41
   13.2    Assignment............................................................................................41
   13.3    Substitution..........................................................................................43
   13.4    Status of an Assigning Limited Partner................................................................43
ARTICLE XIV DISSOLUTION AND WINDING-UP...........................................................................44
   14.1    Events Causing Dissolution............................................................................44
   14.2    Winding Up of the Partnership; Capital Contribution by the General Partner Upon Dissolution...........44
   14.3    Application of Liquidation Proceeds Upon Dissolution..................................................46
   14.4    No Recourse Against Other Partners....................................................................46
ARTICLE XV FISCAL MATTERS........................................................................................46
   15.1    Title to Property and Bank Accounts...................................................................46
   15.2    Maintenance of and Access to Basic Partnership Documents..............................................47
   15.3    Financial Books and Accounting........................................................................48
   15.4    Fiscal Year...........................................................................................48
   15.5    Reports...............................................................................................48
   15.6    Tax Returns and Tax Information.......................................................................51
   15.7    Accounting Decisions..................................................................................51
   15.8    Federal Tax Elections.................................................................................51
   15.9    Tax Matters Partner...................................................................................52
   15.10   Reports to State Authorities..........................................................................53
ARTICLE XVI MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS...................................................53
   16.1    Meetings of the Limited Partners......................................................................53
   16.2    Voting Rights of the Limited Partners.................................................................55
   16.3    Limitations on Action by the Limited Partners.........................................................55
ARTICLE XVII AMENDMENTS..........................................................................................56
   17.1    Amendments by the General Partner.....................................................................56
ARTICLE XVIII POWER OF ATTORNEY..................................................................................56
   18.1    Appointment of Attorney-in-Fact.......................................................................56
   18.2    Amendments to Agreement and Certificate of Limited Partnership........................................57
   18.3    Power Coupled With an Interest........................................................................57
ARTICLE XIX GENERAL PROVISIONS...................................................................................58
   19.1    Notices, Approvals and Consents.......................................................................58
   19.2    Further Assurances....................................................................................58
   19.3    Captions..............................................................................................59
   19.4    Binding Effect........................................................................................59
   19.5    Severability..........................................................................................59
   19.6    Integration...........................................................................................59
   19.7    Applicable Law........................................................................................59
   19.8    Counterparts..........................................................................................59
   19.9    Creditors.............................................................................................60
   19.11   Successors and Assigns................................................................................60
   19.12   Waiver of Action for Partition........................................................................60

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                     LEASE EQUITY APPRECIATION FUND I, L.P.


         This Amended and Restated Agreement of Limited Partnership is made and entered into by and among LEAF ASSET MANAGEMENT, INC., a corporation organized and existing under the laws of the State of Delaware, as the general partner, DIANE VECCHIO, as the original limited partner, and such other persons who may be admitted from time to time as limited partners.

                              ARTICLE I DEFINITIONS

         1.1  Defined Terms

         Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context otherwise requires, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and "Article" and "Section" references are references to the Articles and Sections of this Agreement.

         (a) "Accountants" means such firm of independent certified public accountants as shall be engaged from time to time by the General Partner on behalf of the Partnership.

         (b) "Acquisition Expenses" means expenses (other than Acquisition Fees) incurred and paid to any Person which are attributable to selection and acquisition of Investments, whether or not acquired, including legal fees and expenses, travel and communications expenses, costs of credit reports, appraisals and reference materials used to evaluate transactions, non-refundable option payments on Investments not acquired, fees payable to finders and brokers which are not Affiliates of the General Partner, accounting fees and expenses, insurance costs and miscellaneous other expenses however designated.

         (c) "Acquisition Fees" means all fees and commissions paid by any party in connection with the initial purchase of any Investment. Included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, non-recurring management fee, or any fee of a similar nature, however designated.

         (d) "Adjusted Capital Account Deficit" means with respect to any Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero. For this purpose, a Partner's Capital Account balance shall be:

             (i) reduced for any items described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4),(5), and (6),

             (ii) increased for any amount such Partner is unconditionally obligated to contribute to the Partnership no later than the end of the taxable year in which his or her Units, or the General Partner's Partnership Interest, are liquidated (as defined in Treas. Reg. Section 1.704-1(b)(2)(ii)(g)) or, if later, within 90 days after such liquidation, and

             (iii) increased for any amount such Partner is treated as being obligated to contribute to the Partnership pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5) (relating to minimum gain).

         (e) "Adjusted Capital Contribution" means, as to any Limited Partner, as determined from time to time, such Limited Partner's Capital Contribution reduced, but not below zero, by all distributions theretofore made to such Limited Partner by the Partnership which are deemed to be in reduction of such Limited Partner's Capital Contribution pursuant to Section 11.3(d)(ii).

         (f) "Administrator" means the official or agency administering the securities laws of a state or other political subdivision of the United States.

         (g) "Affiliate" means, with respect to any Person:

             (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person,

             (ii) any officer, director or partner of such Person,

             (iii) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person, and

             (iv) if such Person is an officer, director or partner, any other Person for which such Person acts in such capacity.

         (h) "Affiliated Limited Partner" means any officer or employee of the General Partner, any Affiliate of the General Partner, the Dealer-Manager or any Selling Dealer who is admitted as a Limited Partner at a Closing.

         (i) "Affiliated Program" means any Program formed by the General Partner or any Affiliate of the General Partner or in which the General Partner or in which the General Partner or any of its Affiliates has an interest.

         (j) "Agreement" means this Amended and Restated Agreement of Limited Partnership, as the same may hereafter be amended, supplemented or restated from time to time.

         (k) "Assignee" means any Person to whom any Partnership Interest has been Assigned, in whole or in part, in a manner permitted by Section 13.2.

         (l) "Assignment" means, with respect to any Partnership Interest or any part thereof, the sale, assignment, transfer, gift or other disposition of such Partnership Interest, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto.

         (m) "Book Value" means, with respect to any Partnership property, the Partnership's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treas. Reg. Section 1.704-1(b)(2)(iv)(d)-(g).

         (n) "Capital Account" means the capital account maintained for each Partner pursuant to Section 8.5.

         (o) "Capital Contributions" means (a) as to the General Partner, its initial $1,000 contribution to the capital of the Partnership plus such additional amounts as may be contributed to the capital of the Partnership by the General Partner and (b) as to any Limited Partner, the gross amount of investment in the Partnership actually paid by such Limited Partner, without deduction for Front-End Fees (whether payable by the Partnership or not), but excluding funds reinvested pursuant to Section 9.1(b)(xxvi).

         (p) "Cash Flow" means the Partnership's Gross Revenue, without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from Reserves).

         (q) "Closing" means the admission of Limited Partners to the Partnership in accordance with Section 8.3.

         (r) "Closing Date" means any date on which any Limited Partner shall be admitted to the Partnership, and includes the Initial Closing Date, any subsequent Closing Date and the Final Closing Date.

         (s) "Code" means the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent laws.

         (t) "Commission" means the Securities and Exchange Commission.

         (u) "Consent" means:

             (i) consent given by vote at a meeting called and held in accordance with the provisions of Section 16.1 of this Agreement; or

             (ii) the written consent without a meeting of any Person to do the act or thing for which the consent is solicited; or

             (iii) the act of granting such consent, as the context may require.

         (v) "Controlling Person" means, with respect to the General Partner or any Affiliate of the General Partner, any of its chairmen, directors, presidents, or other executive or senior officers, any holder of a 5% or greater equity interest in the General Partner or any such Affiliate, or any Person having the power to direct or cause the direction of the General Partner or any such Affiliate, whether through the ownership of voting securities, by contract or otherwise.

         (w) "Counsel" and "Counsel to the Partnership" means any law firm that may be engaged from time to time by the General Partner on behalf of the Partnership.

         (x) "Cumulative Return" means, as to any Limited Partner, an amount equal to an 8% annual (0.66667% monthly) cumulative return on such Limited Partner's Adjusted Capital Contribution (without reduction for any distribution made or to be made to such Limited Partner on the date of calculation) calculated from a date not later than the last day of the calendar quarter in which the Capital Contribution of such Limited Partner as to which the Cumulative Return is being calculated was made.

         (y) "Dealer-Manager" means Anthem Securities, Inc., an Affiliate of the General Partner.

         (z) "Dealer-Manager Agreement" means the agreement entered into between the General Partner and the Dealer-Manager, substantially in the form thereof filed as an exhibit to the Registration Statement.

         (aa) "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, as amended, and any successor thereto.

         (bb) "Distributable Cash" means Cash Flow plus any amounts released from Reserves by the General Partner, less amounts allocated to Reserves by the General Partner.

         (cc) "Due Diligence Expenses" means fees and expenses actually incurred for bona fide due diligence efforts expended in connection with the Offering, not to exceed 1% of the Gross Unit Price per Unit sold.

         (dd) "Effective Date" means the date the Registration Statement is declared effective by the Commission.

         (ee) "Equipment" means any new, used or reconditioned equipment and related property acquired by the Partnership, or in which the Partnership has acquired a direct or indirect interest, and shall also be deemed to include other tangible and intangible personal property which at any time is subject to, or the collateral for, a Lease.

         (ff) "Escrow Account" means an interest-bearing account established and maintained by the Partnership, the General Partner and the Dealer-Manager with the Escrow Agent in accordance with the terms of the Escrow Agreement for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, any Subscription Monies received from Persons who are to be admitted as Limited Partners on the Initial Closing Date.

         (gg) "Escrow Agent" means or another United States banking institution with at least $50,000,000 in assets, which shall be selected by the General Partner to serve in such capacity pursuant to the Escrow Agreement.

         (hh) "Escrow Agreement" means the Escrow Agreement, dated as of ___________, 2002 between the Partnership and the Escrow Agent, filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by the terms thereof.

         (ii) "Final Closing Date" means the last Closing Date on which any Limited Partner (other than a Substitute Limited Partner) shall be admitted to the Partnership, which shall be as soon as practicable following the Termination Date.

         (jj) "Financing Transaction" means any extension of credit or loan which is secured by a security interest in Equipment or other tangible or intangible personal property or any lease of such property, and any notes issued in connection with a securitization of equipment leases or lease receivables or any transaction in which equipment or equipment leases are sold to a Person for purposes of securitization and with customary retained rights or interests.

         (kk) "First Cash Distributions" means, with respect to any Limited Partner, all distributions made to such Limited Partner by the Partnership during the Reinvestment Period up to the Cumulative Return.

         (ll) "Fiscal Period" means any interim accounting period established by the General Partner within a Fiscal Year.

         (mm) "Fiscal Quarter" means, for each Fiscal Year, the 3-calendar-month period which commences on the first day of such Fiscal Year and each additional 3-calendar-month period commencing on the first day of the first month following the end of the preceding such period within such Fiscal Year (or such shorter period ending on the last day of a Fiscal Year).

         (nn) "Fiscal Year" means the Partnership's annual accounting period established pursuant to Section 15.4.

         (oo) "Front-End Fees" means fees and expenses paid by any Person for any services rendered during the Partnership's organizational and offering or acquisition phases, including Sales Commissions, Underwriting Fees, Organization and Offering Expense Allowances, Acquisition Fees and Acquisition Expenses (other than any Acquisition Fees or Acquisition Expenses paid by a manufacturer of equipment to any of its employees unless such Persons are Affiliates of the General Partner) and all other similar fees however designated.

         (pp) "Full-Payout Lease" means any lease pursuant to which the aggregate noncancellable rental payments due during the initial term of such lease, on a net present value basis, are at least sufficient to permit the Partnership to recover the Purchase Price of the Equipment subject to such lease.

         (qq) "General Partner" means LEAF Asset Management, Inc., and its successors or permitted assigns, as general partner of the Partnership.

         (rr) "Gross Asset Value" means, with respect to any asset of the Partnership, the asset's adjusted tax basis, except that:

             (i) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset at the time of such contribution;

             (ii) the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values at the time specified in Treas. Reg. Section 1.704-1(b)(2)(iv)(f)(5) if the Partnership so elects;

             (iii) the Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution;

             (iv) to the extent not otherwise reflected in the Partners' Capital Accounts, the Gross Asset Values of Partnership assets shall be increased (or decreased) to appropriately reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b); and

             (v) if on the date of contribution of an asset or a revaluation of an asset in accordance with clauses (ii) through (iv), above, the adjusted tax basis of such asset differs from its fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3).

         (ss) "Gross Offering Proceeds" means the gross amount of Capital Contributions, before deduction of Front-End Fees, of all Limited Partners admitted to the Partnership.

         (tt) "Gross Revenue" means gross cash receipts of the Partnership from whatever source, excluding Capital Contributions.

         (uu) "Gross Unit Price" means $100.

         (vv) "Income" or "Loss" means, for any Fiscal Year, the Partnership's taxable income or loss for such Fiscal Year, determined in accordance with Code
Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

             (i) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be applied to increase such taxable income or reduce such loss;

             (ii) any expenditure of the Partnership described in Code section 705(a)(2)(B), or treated as such pursuant to Treas. Reg. Section
1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Income and Loss, shall be applied to reduce such taxable income or increase such loss;

             (iii) gain or loss resulting from a taxable disposition of any asset of the Partnership shall be computed by reference to the Gross Asset Value of such asset and the special depreciation calculations described in Treas. Reg.
Section 1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value;

             (iv) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery determined pursuant to the method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3); and

             (v) any items which are specially allocated pursuant to Section 11.2(f) shall not be taken into account in computing Income or Loss.

         (ww) "Indebtedness" means, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in respect of property purchased in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

         (xx) "Initial Closing Date" means the first Closing Date for the Partnership on which Limited Partners with Interests equal to, or greater than, the Minimum Offering are admitted to the Partnership.

         (yy) "Interest" or "Partnership Interest" means the Units owned by a Limited Partner or the percentage interest in the Partnership held by the General Partner.

         (zz) "Investment in Equipment, Leases and Financing Transactions" means the aggregate amount of Capital Contributions actually paid or allocated to the purchase, manufacture or renovation of Equipment and Leases acquired, and investment in or acquisition of Financing Transactions, by the Partnership together with other cash payments such as interest, taxes and Reserves allocable thereto (to the extent that Reserves do not exceed 3% of Capital Contributions) but excluding Front-End Fees.

         (aaa) "Investment Committee" means a committee of the board of directors of the General Partner to establish credit review policies and procedures, supervise the efforts of the General Partner's credit department, approve significant transactions and transactions which differ from the standards and procedures the Investment Committee has established and, pursuant to Section 9.5, to resolve conflicts in allocating Investments among Programs.

         (bbb) "Investments" means, collectively, the Partnership's portfolio, from time to time, of Equipment, Leases and Financing Transactions.

         (ccc) "IRA" means an Individual Retirement Account.

         (ddd) "IRS" means the Internal Revenue Service or any successor agency thereto.

         (eee) "Lease" means any Full-Payout Lease, any Operating Lease and any residual value interest therein.

         (fff) "Lender" means any Person that lends cash or cash equivalents to the Partnership, including any Person that acquires by purchase, assignment or otherwise an interest in the future rents payable under any Lease and in the related Equipment or other assets or in payments due under any Financing Transaction, and any property securing any such transaction.

         (ggg) "Lessee" means a lessee under a Lease.

         (hhh) "Limited Partner" means any Person who is the owner of at least one Unit and who has been admitted to the Partnership as an Limited Partner and any Person who becomes a Substitute Limited Partner, in accordance with this Agreement, in such Person's capacity as a Limited Partner of the Partnership.

         (iii) "Liquidation Period" means the period commencing on the first day following the end of the Reinvestment Period and continuing for the period deemed necessary by the General Partner for orderly termination of the Partnership's operations and affairs, and for liquidation or disposition of the Partnership's Investments.

         (jjj) "Majority" or "Majority Interest" means Limited Partners owning more than 50% of the aggregate outstanding Units.

         (kkk) "Management Fees" means, for any month, a fee payable to the General Partner in an amount equal to the lesser of:

              (i) the sum of:

                  (A) an amount equal to 0.41667% (5% annually) of gross rental revenues realized under Operating Leases;

                  (B) an amount equal to 0.16667% (2% annually) of gross rental revenues realized under Full-Payout Leases; and

                  (C) an amount equal to 0.16667% (2% annually) of gross principal and interest revenues realized in connection with Financing Transactions; and

              (ii) the amount of reasonable management fees customarily paid to non-affiliated third parties rendering similar services in the same geographic location and for similar types of Investments.

         (lll) "Maximum Offering" means receipt and acceptance by the Partnership of subscriptions for 500,000 Units on or before the Final Closing Date.

         (mmm) "Minimum Offering" means receipt and acceptance by the Partnership of subscriptions for not less than 20,000 Units, excluding the 10 Units subscribed for by the Original Limited Partner and any Units collectively subscribed for by the General Partner or any Affiliate of the General Partner.

         (nnn) "NASD" means the National Association of Securities Dealers, Inc.

         (ooo) RESERVED

         (ppp) "Net Offering Proceeds" means the Gross Offering Proceeds minus the Underwriting Fees, Sales Commissions, Due Diligence Expenses and the Organization and Offering Expense Allowance payable by the Partnership.

         (qqq) "Net Unit Price" means the Gross Unit Price less an amount equal to 10% of the Gross Unit Price (equivalent to Sales Commissions, Underwriting Fees and Due Diligence Expenses) for each Unit or fraction thereof purchased by an Affiliated Limited Partner.

         (rrr) "Net Worth" means the excess of total assets over total liabilities as determined by generally accepted accounting principles but excluding home, home furnishings and automobiles.

         (sss) "Notice" means a writing containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, or by confirmed telefax, to such Person at the last known address of such Person.

         (ttt) "Offering" means the offering of Units pursuant to the Prospectus.

         (uuu) "Offering Period" means the period from the Effective Date to the Termination Date.

         (vvv) "Operating Lease" means a lease pursuant to which the aggregate noncancelable rental payments during the original term of such lease, on a net present value basis, are not sufficient to recover the Purchase Price of the Equipment leased thereby.

         (www) "Operations" means all operations and activities of the Partnership except Sales.

         (xxx) Organization and Offering Expense Allowance" means an amount equal to 3% of the Gross Offering Proceeds.

         (yyy) Organization and Offering Expenses" means (i) all costs and expenses incurred in connection with, and in preparing the Partnership for, qualification under federal and state securities laws and the securities laws of any other jurisdiction in which Units may be offered or sold and subsequently offering and distributing the Units to the public (except for Sales Commissions, Underwriting Fees and Due Diligence Expenses reimbursed by the Partnership) including, without limitation: (A) printing costs, (B) registration and filing fees, (C) attorneys', accountants' and other professional fees and (D) Due Diligence Expenses not otherwise reimbursed by the Partnership and (ii) the direct costs of salaries to and expenses (including costs of travel) of officers and directors of the General Partner or any Affiliate of the General Partner while engaged in organizing the Partnership and registering, offering and selling the Units.

         (zzz) "Original Limited Partner" means Diane Vecchio.

         (aaaa) "Participant List" means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Units held by, each Limited Partner, which list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

         (bbbb) "Partner" means the General Partner (including any Substitute General Partner) and any Limited Partner (including the Original Limited Partner and any Substitute Limited Partner).

         (cccc) "Partner Nonrecourse Debt" means any Partnership nonrecourse liability for which any Partner bears the economic risk of loss within the meaning of Treas. Reg. Section 1.704-2(b)(4).

         (dddd) "Partner Nonrecourse Debt Minimum Gain" has the meaning specified in Treas. Reg. Section 1.704-2(i)(3), and such additional amount as shall be treated as Partner Nonrecourse Minimum Gain pursuant to Treas. Reg.
Section 1.704-2(j)(1)(iii).

         (eeee) "Partner Nonrecourse Deductions" shall consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(i)(2) and (j).

         (ffff) "Partnership" means Lease Equity Appreciation Fund I, L.P.

         (gggg) "Partnership Loan" means any loan made to the Partnership by the General Partner or any Affiliate of the General Partner in accordance with
Section 9.2(c).

         (hhhh) "Partnership Minimum Gain" has the meaning specified in Treas. Reg. Sections 1.704-2(b)(2) and (d) and such additional amount as shall be treated as Partnership Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

         (iiii) "Partnership Nonrecourse Deductions" shall consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(c) and
(j).

         (jjjj) "Payout" means the time when the aggregate amount of cash distributions (from whatever sources) to a Limited Partner equals the amount of such Limited Partner's Capital Contribution plus the Cumulative Return compounded daily from the last Closing Date.

         (kkkk) "Person" shall mean any natural person, partnership, trust, corporation, association or other legal entity.

         (llll) "Program" means a limited or general partnership, joint venture, unincorporated association or similar unincorporated organization formed and operated for the primary purpose of investment in and the operation of or gain from an interest in equipment, equipment leases or related instruments.

         (mmmm) "Prospectus" means the prospectus included as part of the Registration Statement, as supplemented or amended.

         (nnnn) "Purchase Price" means, with respect to any Investment, the price paid by, or on behalf of, the Partnership for or in connection with the purchase or acquisition of the Investment, including the amount of the related Acquisition Fees, Acquisition Expenses and all liens and encumbrances on such Investment, but excluding "points" and prepaid interest. "Purchase Price" shall also include, with respect to options to acquire an Investment, the sum of the exercise price and the price paid to acquire the option.

         (oooo) "Qualified Plan" means a pension, profit-sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Sections 401 et seq. of the Code and its related trust.

         (pppp) "Qualified Subscription Account" means the interest-bearing account established and maintained by the Partnership for the purpose of holding Subscription Monies received subsequent to the Initial Closing Date.

         (qqqq) "Registration Statement" means the Registration Statement on Form S-1 (No._________) filed with the Commission under the Securities Act in the form in which such Registration Statement is declared to be effective.

         (rrrr) "Reinvestment Period" means the period commencing with the Initial Closing Date and ending 6 years after the Final Closing Date.

         (ssss) "Re-Leasing Fee" means, with respect to any equipment, a fee, payable to the General Partner for providing re-leasing services to the Partnership, not to exceed the lesser of (i) the competitive rate for comparable services for similar equipment or (ii) 2% of gross rental revenues derived from the re-lease of such Equipment after the time that the re-lease of such Equipment has been consummated as a result of the efforts of the General Partner or its Affiliates.

         (tttt) "Reserves" means reserves established and maintained by the Partnership for working capital and contingent liabilities.

         (uuuu) "Roll-Up" means any transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include:

                (i) a transaction involving securities of the Partnership if they have been listed on a national securities exchange or traded through the NASDAQ Stock Market (National Market System) for at least 12 months; or

                (ii) a transaction involving only the conversion of the Partnership to corporate, trust or association form if, as a consequence of such transaction, there will be no significant adverse change in:

                     (A) Limited Partners' voting rights;

                     (B) the term of existence of the Partnership;

                     (C) the compensation of the General Partner or its Affiliates from the Partnership;

                     (D) the Partnership's investment objectives; or

                     (E) the income taxation of the Partnership or the Limited Partners.

         (wwww) "Roll-Up Entity" means any partnership, corporation, trust, or other entity that is created by, or surviving after, the successful completion of a proposed Roll-Up transaction.

         (xxxx) "Sale" means the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of an Investment.

         (yyyy) "Sales Commissions" means, with respect to any Unit, an amount equal to 7% of the Gross Offering Proceeds attributable to the sale of such Unit.

         (zzzz) "Securities Act" means the Securities Act of 1933, as amended.

         (aaaaa) "Selling Dealer" means each member firm of the NASD which has been selected by the Partnership or the Dealer-Manager to offer and sell Units and which has entered into a Selling Dealer Agreement.

         (bbbbb) "Selling Dealer Agreement" means each of the agreements entered into between the Partnership or the Dealer-Manager and any Seller Dealer with respect to the offer and sale of Units.

         (ccccc) "Subordinated Remarketing Fee" means, with respect to any Investment, a fee in the amount equal to the lesser of (i) 3% of the contract sales price applicable to such Investment, or (ii) one-half of that brokerage fee that is reasonable, customary and competitive in light of the size, type and location of such Investment.

         (ddddd) "Subscription Agreement" means the subscription agreement substantially in the form filed as an exhibit to the Prospectus.

         (eeeee) "Subscription Monies" means the funds subscribed by Limited Partners for the purchase of Units.

         (fffff) "Substitute General Partner" means any Assignee of or successor to the General Partner admitted to the Partnership in accordance with Section 12.5.

         (ggggg) "Substitute Limited Partner" means any Assignee of Units who is admitted to the Partnership as a Limited Partner pursuant to Section 13.3.

         (hhhhh) "Termination Date" means the earliest of (i) the date on which the Maximum Offering has been sold, or (ii) 2 years following the Effective Date (subject to the renewal, requalification or consent of each Administrator requiring such renewal, requalfication or consent with respect to the extension of the Offering Period beyond one year following the Effective Date in such Administrator's jurisdiction), or (iii) the date determined by the General Partner.

         (iiiii) "Treasury Regulation" or "Treas. Reg." means final or temporary regulations issued by the United States Treasury Department pursuant to the Code.

         (jjjjj) "Underwriting Fees" means, in the aggregate, fees in an amount equal to 2% of the Gross Offering Proceeds.

         (kkkkk) "Unit" means a unit of Partnership Interest held by any Limited Partner.

         (lllll) "Unpaid Cumulative Return" means, as to any Limited Partner, the amount of such Limited Partner's Cumulative Return calculated through the date as of which such Unpaid Cumulative Return is being calculated, reduced (but not below zero) by the aggregate distributions theretofore made to such Limited Partner by the Partnership pursuant to Sections 11.1(c) and 14.3 which are deemed to be a reduction of such Limited Partner's Unpaid Cumulative Return pursuant to Section 11.3(d)(i).

                       ARTICLE II FORMATION OF PARTNERSHIP

         2.1 Formation of Partnership

         The General Partner and the Original Limited Partner have previously formed the Partnership as a limited partnership under the Delaware Act. The General Partner and the Original Limited Partner hereby amend and restate in its entirety the original Agreement of Limited Partnership of the Partnership and agree that this Amended and Restated Agreement of Limited Partnership shall govern the rights and liabilities of the Partners, except as otherwise herein expressly provided.

>

                                ARTICLE III NAME

         3.1 Name

         The business of the Partnership shall be conducted under the name "Lease Equity Appreciation Fund I, L.P." or such other name as the General Partner shall hereafter designate in writing to the Limited Partners.

                          ARTICLE IV PLACES OF BUSINESS

         4.1 Principal Place of Business

         The principal office and place of business of the Partnership shall be 49 Bancroft Mills, Unit P-15, Wilmington, Delaware 19809. The General Partner may from time to time change the principal place of business and, in such event, the General Partner shall notify the Limited Partners of such change in writing no later than 60 days following the effective date of such change.

         4.2 Other Places of Business

         The Partnership may maintain such other offices and places of business within or outside the State of Delaware as the General Partner deems advisable.

                    ARTICLE V NAMES AND ADDRESSES OF PARTNERS

         5.1 Names and Addresses of Partners

         The name and address of the General Partner and the names and addresses of the Limited Partners shall be as set forth in Schedule A to this Agreement, as the same may be supplemented or amended from time to time. Any Partner may change his, her or its respective place of business or residence, as the case may be, by giving Notice of such change to the Partnership (and, in the case of the General Partner, by also giving Notice thereof to all of the Limited Partners), which Notice shall become effective upon receipt by the Partnership.

                       ARTICLE VI PURPOSES AND OBJECTIVES

         6.1 Purposes

         The purpose and business of the Partnership is to:

              (a) acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment and Leases of all kinds;

              (b) lend and provide financing to other Persons pursuant to financing arrangements or transactions secured by various items of equipment (or interests therein or leases thereof)and other personal property;

              (c) acquire, invest in, purchase, own, hold, finance, refinance, manage and otherwise deal in and with interest-bearing or other obligations issued in connection with securitizations of equipment leases or otherwise, which such obligations may be subordinated to other obligations issued in connection therewith; and

              (d) engage in any and all businesses and to do any and all things permitted to a limited partnership under the Delaware Act.

         6.2 Investment Objectives

         The investment objectives of the Partnership in conducting its business shall be to:

              (a) preserve, protect and return the Capital Contributions of the Partners;

              (b) generate regular distributions sufficient to provide the Cumulative Return to the Partners;

              (c) during the Reinvestment Period, reinvest Distributable Cash in excess of the amount necessary to distribute the Cumulative Return in additional Investments; and

              (d) provide distributions to Partners after the Reinvestment Period until the sale of all Investments.

                                ARTICLE VII TERM

         7.1 Term

         The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on January 31, 2002 and shall terminate at midnight on December 31, 2027, unless sooner dissolved or terminated as provided in Article XIV of this Agreement.

                        ARTICLE XIII PARTNERS AND CAPITAL

         8.1 General Partner

         The General Partner has contributed $1,000, in cash, as its Capital Contribution to the Partnership. The General Partner shall use its best efforts to maintain, at all times from and after the date of this Agreement through and including the Termination Date, a net worth that is at least sufficient to satisfy the Net Worth requirements for a general partner under policies adopted by Administrators.

         8.2 Original Limited Partner

         The Original Limited Partner has made a capital contribution of $1.00 to the Partnership. By her execution hereof, the Original Limited Partner hereby agrees to withdraw as Original Limited Partner, and the parties hereto agree to return her capital contribution of $1.00 and to retire her original Partnership Interest of 10 Units upon the Initial Closing Date and admission of additional Limited Partners.

         8.3 Limited Partners

              (a) From and after the Initial Closing Date, there shall be one class of Limited Partners, the Interests of which shall consist of up to 500,000 Units. The General Partner is hereby authorized to obtain capital for the Partnership through the offer and sale of the Units.

              (b) Any Person desiring to become a Limited Partner shall execute and deliver to the General Partner a Subscription Agreement and such other documents as the General Partner shall reasonably request, which other documents shall be in form and substance reasonably satisfactory to the General Partner, pursuant to which, among other things, such Person shall, subject to acceptance of his subscription by the General Partner, agree to be bound by all terms and provisions of this Agreement. Units will be sold only to Persons:

                  (i) who represent that they have either:

                      (A) an annual gross income of at least $45,000 and a Net Worth of at least $45,000 or

                      (B) a Net Worth of at least $150,000; or

                  (ii) who satisfy the suitability standards applicable in the state or other jurisdiction of their residence or domicile, if more stringent than the standards described in clause (i) above.

              (c) Each Limited Partner (other than an Affiliated Limited Partner) shall make a Capital Contribution, in cash, in an amount equal to the Gross Unit Price for each Unit purchased. Each Affiliated Limited Partner shall make a Capital Contribution, in cash, in an amount equal to the Net Unit Price for each Unit purchased.

              (d) Limited Partners must purchase a minimum of 25 Units, other than IRAs or Qualified Plans which may purchase a minimum of 10 Units. Limited Partners may subscribe for additional Units at the Gross Unit Price or Net Unit Price, whichever shall be applicable. The Partnership shall not sell fractional Units.

              (e) The General Partner and any Affiliate of the General Partner shall have the right to subscribe for Units for its own account for investment purposes only; provided that the aggregate number of Units purchased by the General Partner and such Affiliates collectively shall not exceed 10% of all Units subscribed for by non-Affiliated Persons.

              (f) No subscribers shall be admitted to the Partnership unless and until the Minimum Offering shall be achieved. Upon the determination by the General Partner that the Minimum Offering has been achieved, the General Partner shall set the Initial Closing Date. Following the Initial Closing Date, daily Closings may be held. The General Partner shall notify each subscriber whose subscription has been accepted by the General Partner as promptly as practical of such subscriber's admission as a Limited Partner.

              (g) Subscriptions for Units shall promptly be accepted or rejected by the General Partner after their receipt by the Partnership (but in any event not later than 30 days thereafter) and a confirmation of acceptance sent by the General Partner. The General Partner shall have the unconditional right to refuse to admit any subscriber as a Limited Partner. Each subscriber has the right to cancel his or her subscription during a period of 5 business days after receipt of a Prospectus.

              (h) Each Person whose subscription is accepted by the General Partner shall be admitted to the Partnership as a Limited Partner, and shall for all purposes of this Agreement become and be treated as a Limited Partner, not later than 15 days after the Initial Closing Date or, thereafter, the last day of the calendar month following the date the subscription was accepted by the Partnership.

              (i) The amount of the Capital Contribution made by each Limited Partner shall be set forth on Schedule A hereto, as it may be supplemented or amended from time to time. Promptly following each Closing Date (and, in any event, within 5 business days thereafter), the General Partner shall amend Schedule A to this Agreement to reflect the name, address and Capital Contribution of each Limited Partner admitted to the Partnership as a result of such Closing; provided that any failure so to amend such Schedule A following any Closing Date shall not in any way affect the admission of any Limited Partner to the Partnership for all purposes of this Agreement if such Limited Partner was admitted to the Partnership at such Closing.

              (j) The General Partner shall establish the Escrow Account and the Qualified Subscription Account. From the date hereof to, but not including, the Initial Closing Date, all Subscription Monies shall be deposited in the Escrow Account. From and after the Initial Closing Date, all Subscription Monies shall be held by the Partnership in the Qualified Subscription Account until the release thereof on the applicable Closing Date.

              (k) On the Initial Closing Date or any subsequent Closing Date, all Subscription Monies then held in the Escrow Account or any Qualified Subscription Account, as the case may be, with respect to Units purchased by any Person admitted to the Partnership as a result of such Closing, together with any interest earned thereon, shall be released to the Partnership. The Partnership shall pay such interest to the Limited Partners, as their interests may appear, promptly after such Closing Date. Subscription Monies deposited by any Person whose subscription is rejected by the General Partner shall be immediately returned to that Person, together with any interest earned thereon and without deduction for any Front-End Fees. In no event shall any Subscription Monies be held in the Escrow Account or a Qualified Subscription Account beyond the Termination Date before either being released to the Partnership upon a Closing or, if the Minimum Offering has not been achieved, returned to the subscriber.

             (l) Notwithstanding anything to the contrary set forth in this Agreement, Subscription Monies of Persons who are residents of Pennsylvania shall be held in a separate Escrow Account by the Escrow Agent. Subscriptions of Pennsylvania residents shall not be used in computing the Minimum Offering. At such time as 25,000 Units have been sold and subscriptions therefor accepted by the Partnership, the Subscription Monies of Pennsylvania residents whose subscriptions have been accepted by the Partnership shall be released from the Escrow Account to the Partnership and such Pennsylvania residents shall be admitted to the Partnership as Limited Partners.

         8.4 Partnership Capital

              (a) No Partner shall be paid interest on any Capital Contribution, except for interest earned on Subscription Monies as provided in Section 8.3(k).

              (b) Except for redemption of the 10 Units purchased by the Original Limited Partner as provided in Section 8.2, the Partnership shall not redeem or repurchase any Unit. No Partner shall have the right to withdraw or receive any return of such Partner's Capital Contribution, except as specifically provided in this Agreement, and no Capital Contribution may be returned to any Partner in the form of property other than cash.

              (c) Except as otherwise specifically provided herein, no Limited Partner shall have priority over any other Limited Partner as to:

                  (i) the return of such Limited Partner's Capital Contribution or Capital Account,

                  (ii) such Limited Partner's share of Income and Losses, or

                  (iii) such Limited Partner's share of Distributable Cash.

              (d) Neither the General Partner nor any Affiliate of the General Partner shall have any personal liability for the repayment of the Capital Contribution of any Limited Partner except to the extent specifically provided in this Agreement.

         8.5 Capital Accounts

              (a) A separate Capital Account shall be established and maintained for the General Partner and for each Limited Partner.

              (b) The Capital Account of the General Partner initially shall be $1,000.

              (c) The Capital Account of each Limited Partner initially shall be such Limited Partner's Capital Contribution.

              (d) The Capital Account of each Partner shall be increased by:

                  (i) the amount of any additional money contributed by such Partner to the Partnership,

                  (ii) the fair market value of any property contributed by such Partner to the Partnership (net of liabilities secured by such contributed property that the Partnership is considered to assume under Code Section 752), and

                  (iii) allocations to such Partner of Income (or items thereof), including items of income and gain specially allocated pursuant to
Section 11.2(f).

              (e) The Capital Account of each Partner shall be decreased by:

                  (i) the amount of money distributed to or on behalf of such Partner by the Partnership,

                  (ii) the fair market value of any property distributed to or on behalf of such Partner by the Partnership (net of liabilities secured by such distributed property that such Partner is considered to assume under Code
Section 752), and

                  (iii) allocations to such Partner of Partnership Losses (or items thereof), including items of loss and deduction specially allocated pursuant to Section 11.2(f).

              (f) For purposes of this Agreement, a Partner who has more than one Interest in the Partnership shall have a single Capital Account that reflects all such Interests, regardless of whether such Interests shall be general or limited Partnership Interests and regardless of the time or manner in which such Interests were acquired.

              (g) If an Interest is sold or otherwise transferred, the Capital Account of the transferor with respect to such Interest shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l). However, if the transfer causes a termination of the Partnership under Code Section 708(b)(1)(B), the Capital Account that carries over to the transferee will be adjusted in accordance with the constructive contribution and liquidation rules under Treas. Reg. Section 1.708-1.

              (h) For any taxable year in which the Partnership has a Code
Section 754 election in effect, the Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m). The Partnership shall not be required to make any elections pursuant to Code Section 754.

             (i) Upon the occurrence of the events specified in Treas. Reg.
Section 1.704-1(b)(2)(iv)(f), the Partners' Capital Accounts shall be adjusted and thereafter maintained to reflect the revaluation of Partnership assets on the books of the Partnership in accordance with such Treasury Regulation and Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) through (h).

             (j) Notwithstanding anything herein to the contrary, the Partners' Capital Accounts shall at all times be maintained in the manner required by Treas. Reg. Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising hereunder shall be resolved by reference to such Treasury Regulations. Further, such Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement does not provide for the treatment of a particular item. In the event Treas. Reg. Section 1.704-1(b)(2)(iv) does not provide for a particular item, such Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Partners based, wherever practicable, on federal tax accounting principles.

         8.6 Additional Capital Contributions

             (a) The General Partner shall not be required to make any Capital Contribution in addition to its initial $1,000 Capital Contribution except pursuant to and in accordance with Section 14.2(c)(ii) of this Agreement.

             (b) No Limited Partner shall be required to make any Capital Contribution in addition to the Capital Contribution required under Section 8.3(c).

         8.7 Loans by Partners

             Except as provided in Section 14.2(c)(ii), no loan by any Partner or any Affiliate of any Partner to the Partnership (including, without limitation, any Partnership Loan) shall constitute a Capital Contribution to the Partnership or increase the Capital Account balance of any Partner, but shall be treated, for all purposes, as Indebtedness of the Partnership payable or collectible only out of the assets of the Partnership in accordance with the terms and conditions upon which such loan was made.

         8.8 No Right to Return of Capital

             No Partner shall be entitled to demand or receive any distribution of or with respect to such Partner's Capital Contribution or Capital Account, except as specifically provided in this Agreement.

             ARTICLE IX POWERS, RIGHTS AND DUTIES OF GENERAL PARTNER

         9.1 Extent of Powers and Duties

              (a) General. Except as expressly limited by the provisions of this Agreement, the General Partner shall have complete and exclusive discretion to manage and control the affairs and business of the Partnership and may employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Partnership. The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner's immediate possession or control.

             (b) Powers and Duties. Pursuant to the authority granted in this
Section 9.1, and subject only to the limitations otherwise provided in this Agreement, the General Partner's powers and duties shall include the following:

                 (i) to acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Investments and other tangible or intangible property (including securities, debt instruments, contract rights, lease rights, equity interests and, to the extent permitted by Section 9.1(b)(xviii), joint ventures), and to contract with others to do the same on behalf of the Partnership;

                 (ii) to select and supervise the activities of any Equipment management agents for the Partnership;

                 (iii) to assure the proper application of revenues of the Partnership;

                 (iv) to maintain proper books of account for the Partnership and to prepare reports of operations and tax returns required to be furnished to the Partners pursuant to this Agreement or to taxing bodies or other governmental agencies, including Administrators, in accordance with applicable laws and regulations;

                 (v) to employ the Dealer-Manager to select Selling Dealers to offer and sell Units;

                 (vi) to invest any and all funds held by the Partnership;

                 (vii) to designate depositories of the Partnership's funds, and establish the terms and conditions of such deposits and drawings thereon;

                 (viii) to borrow money or otherwise to procure extensions of credit for the Partnership (except that neither the Partnership nor the General Partner shall borrow money solely for the purpose of making First Cash Distributions which the Partnership would otherwise be unable to make) and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents constituting obligations or evidences of Indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in Investments or any other assets of the Partnership as security therefor;

                 (ix) to hold all or any portion of the Investments and other assets of the Partnership in the name of one or more trustees, nominees, or other entities or agents of or for the Partnership;

                 (x) to acquire and enter into any contract which the General Partner deems necessary or appropriate for the protection of the Partnership and (subject to Sections 9.2(b), 9.2(c) and 9.2(g)) the General Partner, for the conservation of Partnership assets, or for any purpose convenient or beneficial to the Partnership;

                 (xi) to employ agents, employees, managers, accountants, attorneys, consultants and other persons in the operation and management of the business of the Partnership including, but not limited to, Affiliates of the General Partner, supervisory managing agents, management agents, and lease, loan or securities brokers, on such terms and for such compensation as the General Partner shall determine, provided, however, that, with respect to services provided by the General Partner or its Affiliates, compensation for such services shall be limited as specifically set forth in this Agreement;

                 (xii) to cause the Partnership to make or revoke any of the elections referred to in Sections 108, 732, 754 and 1017 of the Code or any similar provisions enacted in lieu thereof;

                 (xiii) to select as the accounting year for the Partnership the calendar year or such fiscal year as may be approved by the IRS;

                 (xiv) to determine the accounting method or methods to be used by the Partnership (the Partnership intends initially to utilize the accrual method of accounting in maintaining its books and records);

                 (xv) to require in all Partnership obligations to any Person other than a Limited Partner, as such, that the General Partner shall not have any personal liability thereon but that the person or entity contracting with the Partnership must look solely to the Partnership and its assets for satisfaction;

                 (xvi) to invest temporarily the Gross Proceeds or Net Proceeds prior to making or acquiring Investments in short term, highly liquid investments where there is appropriate safety of principal;

                 (xvii) to execute or sign, individually or jointly, a check or certificate on behalf of the Partnership;

                 (xviii) to cause the Partnership to invest in a joint venture to own one or more Investments with any one or more Affiliated Program if:

                        (A) such action is in the best interest of the Partnership and the Affiliated Programs;

                        (B) the Partnership and such Affiliated Program have substantially identical investment objectives;

                        (C) there are no duplicate fees;

                        (D) compensation of the sponsor of any such Affiliated Program is substantially identical to the compensation of the General Partner;

                        (E) the Partnership shall have the right of first refusal with respect to any Investment jointly owned with such Affiliated Program which the joint venture wishes to sell;

                        (F) the respective investments in the Investment by the Partnership and such Affiliated Program are on substantially the same terms and conditions; and

                        (G) the joint venture is done either for the purpose of effecting appropriate diversification for the Partnership and such Affiliated Program or for the purpose of relieving the General Partner or its Affiliates from a commitment entered into pursuant to Section 9.2(b);

                 (xix) to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including those of or relating to federal, state or local taxation, either in favor of or against the Partnership;

                 (xx) to establish and maintain Reserves for such purposes and in such amounts, and to increase or reduce such amounts, as it deems appropriate from time to time (but generally not less than 1% of the Gross Offering Proceeds);

                 (xxi) to do all things necessary or advisable, in the sole and absolute discretion of the General Partner but subject to Section 8.3, to effect the admission of the Limited Partners, including, but not limited to, registering the Units under the Securities Act and effecting the qualification of, or obtaining exemptions from the qualification of, the Units for sale with Administrators, and determining that the purchase of Units is a suitable and appropriate investment for each Limited Partner, based on information provided by each Limited Partner regarding his financial situation and investment objectives;

                 (xxii) to enter into the Dealer-Manager Agreement on behalf of the Partnership;

                 (xxiii) to enter into, on behalf of the Partnership, or to authorize the Dealer-Manager to enter into, separate Selling Dealer Agreements;

                 (xxiv) to enter into the Escrow Agreement on behalf of the Partnership and provide for such compensation to the Escrow Agent as the General Partner may deem reasonable under the circumstances, which compensation shall be deemed to be and shall constitute an Organization and Offering Expense payable by the General Partner;

                 (xxv) to cause the Partnership to obtain and pay the premiums with respect to insurance policies covering such risks as the General Partner deems reasonably necessary to protect the interests of the Partnership; provided that the General Partner, its Affiliates and their respective employees and agents may be named as additional insured parties thereunder only if the cost of premiums payable by the Partnership is not increased thereby; and provided further, that the Partnership shall not incur or assume the cost of any portion of any insurance which insures any party against any liability the indemnification of which is prohibited by Section 9.3(b);

                 (xxvi) during the Reinvestment Period, but subject to the limitations and requirements of Section 11.1(b), to reinvest all or a substantial portion of the Partnership's Distributable Cash in additional Investments; and

                 (xxvii) to take all such actions and execute all such documents and other instruments as the General Partner may deem necessary, convenient or advisable to accomplish or further the purposes or objectives of the Partnership or to protect and preserve Partnership assets.

             (c) Delegation of Powers. Except as otherwise provided under this Agreement or by law, the General Partner may, in its sole and absolute discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person including, without limitation, any Affiliate of the General Partner.

             (d) Reliance by Third Parties. No Person dealing with the Partnership or its assets, whether as assignee, lessee, purchaser, mortgagee, grantee or otherwise, shall be required to investigate the authority of the General Partner in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Investments or other assets or any part thereof, nor shall any such assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Partnership be required to inquire as to whether the approval of the Partners for any such assignment, lease, sale, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority or of any other material fact signed by the General Partner, or in accepting any instrument signed by the General Partner in the name and behalf of the Partnership or the General Partner.

         9.2 Limitations on the Exercise of Powers of General Partner

         The General Partner shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the General Partner shall be subject to the following in the administration of the Partnership's business and affairs:

             (a) Investment Company Status. The General Partner shall use its best efforts to assure that the Partnership shall not be deemed to be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

             (b) Sales and Leases of Investments from or to the General Partner and its Affiliates. The Partnership shall neither purchase nor lease Investments from, nor sell or lease Investments to, the General Partner, any Affiliate of the General Partner or any Affiliated Program (including any Investment in which the General Partner or any of its Affiliates has an interest) except as provided in this Section 9.2(b). Notwithstanding the foregoing, the Partnership may purchase or lease Investments from the General Partner or any of its Affiliates if:

                 (i) the General Partner determines that the making of such Investment is in the best interests of the Partnership;

                 (ii) such Investment is purchased by the Partnership at a Purchase Price which does not exceed the sum of:

                      (A) the net cost to the General Partner or the Affiliate of acquiring and holding same (adjusted for any income received, capital or investment returned and reasonable and necessary expenses paid or incurred while holding same) plus

                      (B) any compensation to which the General Partner and any Affiliate of the General Partner is otherwise entitled pursuant to this Agreement;

                 (iii) there is no difference in the provisions or formula establishing the interest rate of any Indebtedness secured by the Investment at the time it is acquired by the General Partner or such Affiliate and the time the Investment is acquired by the Partnership;

                 (iv) neither the General Partner nor any Affiliate of the General Partner realizes any gain, or receives any other benefit, other than compensation for its services, if any, permitted by this Agreement, as a result of the Partnership making such Investment; and

                 (v) at the time of transfer thereof to the Partnership, the General Partner or such Affiliate had held such Investment on an interim basis (generally not longer than 6 months) for the purposes of:

                      (A) facilitating the acquisition of such Investment by the Partnership,

                      (B) borrowing money or obtaining financing for the Partnership, or

                      (C) any other lawful purpose related to the business of the Partnership.

             (c) Loans to or from the General Partner and its Affiliates. No loans may be made by the Partnership to the General Partner or any Affiliate of the General Partner. The General Partner or any Affiliate of the General Partner may loan or advance funds to the Partnership provided that:

                 (i) any interest or other financing charges or fees payable by the Partnership in connection with such loan shall not exceed the lesser of the following:

                      (A) the rate of interest and other amounts paid or payable by the General Partner or such Affiliate in connection with such borrowing (in the event that the General Partner or any Affiliate shall borrow money for the specific purpose of making such loan), or

                      (B) the rate of interest and other amounts that would be charged to the Partnership (without reference to the General Partner's or such Affiliate's financial abilities or guarantees) by unrelated lending institutions on a comparable loan for the same purpose in the same geographic area (if neither the General Partner nor any such Affiliate has borrowed money to make such loan); and

                 (ii) all payments of principal and interest on such loan must be due and payable within 12 months after the date on which such loan is made.

         If the General Partner or any Affiliate of the General Partner purchases an Investment in its own name and with its own funds in order to facilitate ultimate purchase by the Partnership, the General Partner or such Affiliate, as the case may be, shall be deemed to have made a loan in the amount of the Purchase Price and shall be entitled to receive interest on that amount in accordance with clause (i) above. Any advances made by the General Partner or any Affiliate of the General Partner for the purpose of paying Organization and Offering Expenses shall not constitute a loan to the Partnership, but shall be reimbursed to the General Partner or such Affiliate (to the extent possible) from the Organization and Offering Expense Allowance without interest thereon in accordance with, and to the extent provided in, Section 9.4(e).

             (d) No Exchange of Interests for Investments. The Partnership shall not acquire any Investments in exchange for Interests in the Partnership.

             (e) Roll-Ups. Any proposal that the Partnership enter into a Roll-Up will require Consent of a Majority Interest. The Partnership shall not reimburse the sponsor of a proposed Roll-Up for the costs of its proxy contest or bear any other costs of the transaction in the event the Roll-Up is not approved by a Majority Interest. Any proposed Roll-Up shall also be subject to the following:

                 (i) An Appraisal of all Partnership assets shall be obtained from a competent, independent expert. For purposes of this clause (i), an independent expert is a Person with no current material or prior business or personal relationship with the General Partner or its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and who is qualified to perform such work. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Commission and applicable Administrators as an exhibit to the registration statement for the offering. Partnership assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Partnership's assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Partnership assets over a 12-month period. The terms of the engagement of the independent expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with a proposed Roll-Up transaction.

                 (ii) The Person sponsoring the Roll-Up transaction shall offer to Limited Partners who vote "no" on the proposal the choice of:

                      (A) accepting the securities offered in the proposed Roll-Up transaction; or

                      (B) one of the following:

                          (1) remaining as Limited Partners, and preserving
their interests in the Partnership on the same terms and conditions as existed previously; or

                          (2) receiving cash in an amount equal to the Limited
Partners' pro-rata share of the appraised value of the net assets of the Partnership;

                 (iii) The Partnership shall not participate in any proposed Roll-Up transaction which would result in Limited Partners having voting rights which are less than those provided for under this Agreement. If the Roll-Up Entity is a limited partnership, the voting rights of Limited Partners shall correspond to the voting rights provided for in this Agreement to the greatest extent possible.

                 (iv) The Partnership shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of Units by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the entity). The Partnership shall not participate in any proposed Roll-Up transaction which would limit the ability of a Limited Partner to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the number of Units held by that Limited Partner.

                 (v) The Partnership shall not participate in any proposed Roll-Up Transaction in which Limited Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under this Agreement.

             (f) No Exclusive Listings. No exclusive listing for the sale of Investments, or of any other Partnership assets, shall be granted to the General Partner or any Affiliate of the General Partner.

             (g) Other Transactions Involving the General Partner and its Affiliates. Except as specifically permitted by this Agreement, the General Partner shall not enter into any agreements, contracts or arrangements on behalf of the Partnership with the General Partner, any Affiliate of the General Partner or any Affiliated Program. Except as permitted by Section 9.4, neither the General Partner nor any Affiliate of the General Partner shall receive directly or indirectly a commission or fee in connection with the reinvestment of Distributable Cash in new Investments. Neither the General Partner nor any of its Affiliates may receive any rebates or "give-ups" nor may the General Partner or any of its Affiliates participate in any reciprocal business arrangements that could have the effect of circumventing any of the provisions of this Agreement.

             (h) Payments to Investor Advisors. Neither the General Partner nor any Affiliate of the General Partner shall, directly or indirectly, pay or award any commissions or other compensation to any Person engaged by a potential investor as an investment advisor as an inducement to such Person to advise such potential investor concerning the Units; provided, however, that this Section 9.2(h) shall not prohibit the payment to any such Person of the Underwriting Fees and Sales Commissions otherwise in accordance with the terms of this Agreement.

             (i) Sale of All or Substantially All Assets; Dissolution. During the Reinvestment Period, the General Partner may not dissolve the Partnership or sell or otherwise dispose of all or substantially all of the assets of the Partnership without the Consent of a Majority Interest, except that the General Partner may sell all or substantially all of the Partnership's assets as part of a Financing Transaction on behalf and for the benefit of the Partnership.

             (j) No Investments in or Underwriting of Limited Partnership Interests of Other Programs. The Partnership shall not invest in or underwrite the limited partnership interests of any other Program; provided, however, that nothing herein shall preclude the Partnership from making investments in joint ventures to the extent and in the manner provided in Section 9.1(b)(xviii).

             (k) Use of Partnership's Assets. The General Partner shall not employ, or permit any Person to employ, the Partnership's funds or assets in any manner except for the exclusive benefit of the Partnership.

         9.3 Limitation on Liability of General Partner and its Affiliates; Indemnification

             (a) Neither the General Partner nor any Affiliate of the General Partner shall have any liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partner or such Affiliate, acting on behalf of or performing services for the Partnership, if the General Partner or such Affiliate, in good faith, determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner or such Affiliate. The General Partner and any such Affiliate shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them, or any of them, in connection with actions taken or not taken on behalf of the Partnership or within the scope of the General Partner's authority, provided that the same were not the result of negligence or misconduct on the part of the General Partner or any such Affiliate and the General Partner or such Affiliate, in good faith, determined that the action or inaction giving rise thereto was in the best interests of the Partnership.

             (b) Notwithstanding the above, the General Partner and its Affiliates and any person acting as a broker-dealer shall not be indemnified by the Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving securities law violations as to the particular indemnitee and a court of competent jurisdiction shall approve indemnification of the litigation costs; or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and a court of competent jurisdiction shall approve indemnification of the litigation costs; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and a court of competent jurisdiction shall find that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall apprise the court of the position of the Commission and, if a position be taken by it, the Administrator in any jurisdiction in which Units have been sold with respect to the issue of indemnification for securities law violations before seeking court approval for the indemnification; provided that the court need only be advised of the positions of the Administrators in the jurisdictions in which plaintiffs claim they were offered and sold Units.

             (c) Any amounts payable pursuant to the provisions of this Section
9.3 shall be recoverable solely out of the assets of the Partnership and not from the Limited Partners. The Partnership shall not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited; provided, however, that with respect to public liability insurance obtained by the Partnership in connection with any Investment or operations of the Partnership, the General Partner shall be permitted to add itself as an additional insured thereunder so long as and to the extent that the General Partner shall pay for the incremental premium costs resulting from its being added as an additional insured. For purposes of this
Section 9.3, "public liability insurance" shall include insurance which would cover damage to property or personal injury to non-affiliated persons incurred during the performance of services related to the Partnership and its operations.

         9.4 Compensation of General Partner and its Affiliates

         Neither the General Partner nor any of its Affiliates shall receive any compensation except in accordance with this Section 9.4.

             (a) Allocations and Distributions. The General Partner shall be entitled to receive the allocations and distributions provided in Article XI in respect of its Interest in the Partnership.

             (b) Underwriting Fees. Underwriting Fees shall be paid by the Partnership to the Dealer-Manager in respect of each Unit sold; provided that no Underwriting Fees shall be payable by the Partnership in respect of any Units sold to Affiliated Limited Partners.

             (c) Sales Commissions. Sales Commissions shall be paid by the Partnership to the Dealer-Manager and each Selling Dealer in respect of the respective Units sold by each of them, provided that no Sales Commissions shall be payable by the Partnership in respect of any Units sold to Affiliated Limited Partners.

             (d) Due Diligence Expenses. The Partnership shall reimburse the Dealer Manager and each Selling Dealer for Due Diligence Expenses.

             (e) Organization and Offering Expense Allowance. The Partnership shall pay, immediately following each Closing Date, the Organization and Offering Expense Allowance to the General Partner without deduction for Underwriting Fees, Sales Commissions and Due Diligence Expenses payable by the Partnership. The General Partner shall distribute to the Dealer-Manager all or such portion of the Organization and Offering Expense as the General Partner shall, in its sole and absolute discretion, deem appropriate and the Partnership shall have no separate liability to the Dealer-Manager for any Organization and Offering Expenses incurred by it. The General Partner shall bear any Organization and Offering Expenses incurred by the General Partner or any Affiliate of the General Partner (including, without limitation, the Dealer-Manager) in excess of the Organization and Offering Expense Allowance.

             (f) Acquisition Fees. In connection with any Investment, the Partnership shall pay to the General Partner, for services rendered in connection with acquiring such Investment, an Acquisition Fee equal to the difference (to the extent greater than zero) between (i) 2% of the Purchase Price paid by the Partnership for any Investment and (ii) the aggregate amount of Acquisition Fees paid by or on behalf of the Partnership to any other Person in connection with such Investment; provided, however, that:

                 (i) no Acquisition Fees may be paid by or on behalf of the Partnership to any finder or broker that is an Affiliate of the General Partner except to the extent permitted by this Section 9.4(f); and

                 (ii) the Partnership shall not pay any Acquisition Fees or other Front-End Fees, or part thereof, that would cause the Partnership's Investment in Equipment, Leases and Financing Transactions to be less than the greater of (x) 80% of the Gross Offering Proceeds from the Partnership's sale of Units, reduced by .0625% for each 1% of Indebtedness encumbering any Investment acquired by the Partnership, or (y) 75% of the Gross Offering Proceeds.

To calculate the percentage of Indebtedness encumbering Investments, the aggregate amount of such Indebtedness shall be divided by the aggregate Purchase Price (without deduction for Front-End Fees) paid for all Investments. The quotient so calculated shall be multiplied by .0625% to determine the percentage to be deducted from 80%. Where the Partnership purchases an Investment from the General Partner or one of its Affiliates pursuant to Section 9.2(b) for a Purchase Price which includes an Acquisition Fee amount, such Acquisition Fee amount shall be deemed paid pursuant to this Section 9.4(f) and there shall be no duplicative payment thereof.

             (g) Management Fees. Each month, for management services rendered, the Partnership shall pay to the General Partner such portion of the Management Fees as shall be attributable to Gross Revenues actually received by the Partnership during such month; provided that Management Fees shall be paid in any month only after payment of (or addition of cash to Reserves sufficient to pay) any accrued and unpaid First Cash Distributions for such month. To the extent that the Partnership does not have sufficient Distributable Cash in any month for First Cash Distributions for such month, the payment of such Management Fees shall be deferred and paid, without interest, in the next following month in which the Partnership generates sufficient Distributable Cash therefor. Reserves for First Cash Distributions created as set forth in the first sentence of this Section 9.4(g) may not be used for any purpose other than making First Cash Distributions.

             (h) Subordinated Remarketing Fees. For services rendered in connection with the sale of any Investment, the Partnership shall pay to the General Partner the applicable Subordinated Remarketing Fee; provided that:

                 (i) in no event shall any such Subordinated Remarketing Fee be paid prior to Payout (provided that, for purposes of this clause (i) only, the Cumulative Return necessary to calculate Payout shall be calculated using daily compounding); and

                 (ii) the General Partner shall not be entitled to receive that portion of any Subordinated Remarketing Fee that would cause the total commissions paid to all Persons in connection with the sale of such Investments to exceed a fee for such services which is reasonable, customary and competitive in light of the size, type and location of such Investment. After Payout, any and all Subordinated Remarketing Fees previously earned by the General Partner shall be paid, without any interest thereon, by the Partnership, prior to any other distributions to the Partners.

             (i) Re-Leasing Fee. For services rendered in connection with the re-lease of Equipment, the Partnership shall pay the applicable Re-Leasing Fee to the General Partner; provided that:

                 (i) the General Partner shall maintain adequate staff to provide re-leasing services;

                 (ii) the fee shall be paid as each rental payment is made over the term of the lease;

                 (iii) no fee shall be paid or reimbursed where the equipment is re-leased to the previous lessee or its Affiliates; and

                 (iv) the General Partner or its Affiliates shall have rendered substantial re-leasing services in connection with such re-lease.

             (j) Partnership Expenses.

                 (i) Except as otherwise provided in this Section 9.4(j), expenses of the Partnership, including Acquisition Expenses, other than those incurred or otherwise reimbursed in accordance with subsections (b) through (i) of this Section 9.4, shall be billed directly to and paid by the Partnership.

                 (ii) Subject to clause (iv), the General Partner and any Affiliate of the General Partner may be reimbursed for the actual cost of goods and materials used for or by the Partnership and obtained by it or them from non-Affiliates of the General Partner.

                 (iii) Subject to clause (iv), the General Partner and any Affiliate of the General Partner may be reimbursed for the administrative services reasonably necessary, convenient or advisable, in the discretion of the General Partner, to the prudent operation of the Partnership (including, without limitation, legal, accounting, remarketing and agency expenses) provided that such reimbursement shall not exceed the lesser of:

                      (A) its or their actual cost; or

                      (B) the amount the Partnership would be required to pay to non-Affiliates for comparable administrative services in the same geographic location;

provided, further, that there shall be no reimbursement for such services if the General Partner or any such Affiliate is entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 9.4.

                 (iv) Neither the General Partner nor any Affiliate of the General Partner shall be reimbursed by the Partnership for amounts expended by it with respect to the following:

                      (A) salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any Controlling Person of the General Partner or of any such Affiliate; or

                      (B) rent, depreciation, utilities, capital equipment or other administrative items.

         9.5 Other Interests of the General Partner and its Affiliates

         The General Partner shall be required to devote only such time to the affairs of the Partnership as the General Partner shall, in its sole and absolute discretion, determine in good faith to be necessary for the business and operations of the Partnership. The General Partner and any Affiliate of the General Partner may engage in, or possess an interest in, business ventures (other than the Partnership) of every kind and description, independently or with others, including, but not limited to, serving as sponsor or general partner of other Programs and participating in the equipment leasing and financing businesses, whether or not such business ventures may be competitive with the business or Investments of the Partnership; provided, however, that the General Partner and its Affiliates may not offer for sale interests in another Program prior to the Termination Date unless such other Program has investment objectives that are different than the Partnership's. Neither the Partnership nor any Limited Partner shall have any rights in and to such independent ventures or the income or profits therefrom by reason of the General Partner's position with the Partnership.

         Neither the General Partner nor its Affiliates shall be obligated to present any particular investment opportunity to the Partnership. The General Partner and its Affiliates shall have the right to invest in equipment, equipment leases, financings, refinancings, and securitization notes and in leasing and re-leasing opportunities, on its or their own behalf or on behalf of other Programs. The General Partner and each such Affiliate shall have the right, subject only to the provisions of the immediately succeeding paragraph, to take for its own account (individually or otherwise), or to recommend to any Affiliated Program, any particular investment opportunity.

         Any conflicts in determining and allocating Investments between the General Partner and Affiliated Programs on the one hand and the Partnership on the other hand will be resolved by the Investment Committee, which will evaluate the suitability of all prospective Investments. If the Investments available from time to time to a Partnership and to other Affiliated Programs is less than the aggregate amount of Investment then sought by them, the available Investment shall generally be allocated to the investment entity which has been seeking Investments for the longest period of time or, in the case of Affiliated Programs (including the Partnership) reinvesting Cash Flow from their Investments, to the entity whose reinvestment periods started earlier. Notwithstanding the foregoing, until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners as provided in this Agreement, the General Partner and each Affiliate of the General Partner shall present to the Partnership first, before any other Affiliated Program (including any Affiliated Program that the General Partner or any such Affiliate advises or manages), the opportunity to purchase any Investment meeting the investment objectives and policies of the Partnership. In the event of a conflict between two or more Affiliated Programs (including the Partnership) that are seeking to re-lease or sell similar equipment contemporaneously (except to the extent that such re-lease or sale is to the lessee, or an Affiliate of the lessee, from the Affiliated Program), the first opportunity to re-lease or sell equipment shall generally be allocated to the Affiliated Program attempting to re-lease or sell equipment that was subject to the lease that expired first or, if two or more leases expire simultaneously, the lease which was first to take effect; provided, however, that the General Partner may, in its discretion, otherwise provide opportunities to re-lease or sell equipment if such equipment is subject to remarketing commitments. Notwithstanding anything provided in this Section 9.5, the General Partner may allocate an opportunity that does not comply with the foregoing restrictions if there are other circumstances, in the General Partner's judgment, under which the withholding of such an opportunity would be inequitable or not economically feasible for a particular Affiliated Program (including the Partnership). If the financing available from time to time to two or more Affiliated Programs (including the Partnership) is less than the aggregate amount then sought by them, the available financing shall generally be allocated to the investment entity that has been seeking financing the longest.

              ARTICLE X POWERS AND LIABILITIES OF LIMITED PARTNERS

         10.1 Absence of Control Over Partnership Business

         The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on the General Partner by this Agreement. No Limited Partner shall participate in or have any control over the Partnership's business or have any right or authority to act for, or to bind or otherwise obligate, the Partnership (except one who is also a General Partner, and then only in its capacity as a General Partner). No Limited Partner shall have the right to have the Partnership dissolved and liquidated or to have all or any part of such Limited Partner's Capital Contribution or Capital Account returned except as provided in this Agreement.

         10.2 Limited Liability

         The liability of each Limited Partner, in his capacity as such, shall be limited to the amount of such Limited Partner's Capital Contribution and pro rata share of any undistributed Income, Cash Flow and other assets of the Partnership. Except as may otherwise be required by law or by this Agreement, after a Limited Partner pays all Subscription Monies attributable to the purchase of his Units, such Limited Partner shall have no further obligations to the Partnership, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Partnership.

                    ARTICLE XI DISTRIBUTIONS AND ALLOCATIONS

         11.1 Distribution of Distributable Cash

             (a) Prior to the admission to the Partnership of any Limited Partners, distributions of Distributable Cash shall be made 1% to the Original Limited Partner and 99% to the General Partner.

             (b) Upon admission of any Limited Partners other than the Original Limited Partner and during the Reinvestment Period, the General Partner shall apply Distributable Cash in the following order of priority:

                 (i) first, 1% to the General Partner and 99% to the Limited Partners in an amount equal to their Unpaid Cumulative Return; and

                 (ii) thereafter, to investment and reinvestment in Investments or, if the General Partner shall elect not to invest or reinvest such Distributable Cash, 1% to the General Partner and 99% to the Limited Partners.

The General Partner shall cause the Partnership to distribute Distributable Cash resulting from Sales in amounts sufficient to permit the Limited Partners to pay federal, state and local income taxes resulting therefrom, assuming that all Limited Partners are subject to income taxation at a 30% income tax rate, on taxable income of the Partnership, provided that Distributable Cash is sufficient for such purpose.

             (c) During the Liquidation Period, no Distributable Cash shall be reinvested in additional Investments. All Distributable Cash shall be distributed 1% to the General Partner and 99% to the Limited Partners.

             (d) Distributions of Distributable Cash shall be made to the Partners monthly. Subject to Section 11.1(b), the amount of each such monthly distribution shall be determined by the General Partner, in its sole discretion, based upon the amount of the Partnership's then available Distributable Cash and other funds of the Partnership and the General Partner's estimate of the Partnership's total Distributable Cash for such Fiscal Year.

         11.2 Allocations of Income and Loss

             (a) The Income and Loss of the Partnership shall be determined for each Fiscal Year or Fiscal Period.

             (b) Except as otherwise provided in this Agreement, whenever a proportionate part of the Partnership's Income or Loss is allocated to a Partner, every item of income, gain, loss or deduction entering into the computation of such Income or Loss, or arising from the transactions with respect to which such Income or Loss was realized, shall be allocated to such Partner in the same proportion.

             (c) Income for any Fiscal Period during the Reinvestment Period shall be allocated 1% to the General Partner and 99% to the Limited Partners.

             (d) Income for any Fiscal Period during the Liquidation Period shall be allocated to the Partners as follows:

                 (i) first, to the Partners in proportion to and to the extent of the deficit balances, if any, in their respective Capital Accounts; and

                 (ii) thereafter, 1% to the General Partner and 99% to the Limited Partners.

             (e) Losses for any Fiscal Period shall be allocated to the Partners as follows:

                 (i) first, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Losses equal to the excess, if any, of their aggregate Capital Account balances over their aggregate Adjusted Capital Contributions;

                 (ii) next, to the Partners in proportion to and to the extent of their respective remaining positive Capital Account balances, if any; and

                 (iii) thereafter, 1% to the General Partner and 99% to the Limited Partners;

provided, however, that if and to the extent that an allocation of Losses to any Limited Partner pursuant to this Section 11.2(e) or Section 11.2(f) would result in any Limited Partner having an Adjusted Capital Account Deficit, such Losses shall be allocated to all other Partners in accordance with this Section 11.2(e) and, when no Limited Partner can be allocated any such Losses without violating the limitation contained in this proviso, such remaining Losses shall be allocated to the General Partner.

             (f) Special Allocations. The following special allocations shall, except as otherwise provided, be made prior to allocations in Sections 11.2(a) through (e) in the following order:

                 (i) Minimum Gain Charge-Back. Notwithstanding any other provision of this Article X, if there is a net decrease in Partnership Minimum Gain or in any Partner Nonrecourse Debt Minimum Gain during any Fiscal Period, prior to any other allocation pursuant this Article X each Partner shall be specifically allocated items of Partnership income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner required by Treas. Reg. Sections 1.704-2(f) and 1.704-2(i)(4) or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(j)(2) or any successor provision.

                 (ii) Partnership Nonrecourse Deductions. Partnership Nonrecourse Deductions for any Fiscal Period shall be allocated 99% to the Limited Partners and 1% to the General Partner.

                 (iii) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any Fiscal Period shall be allocated to the Partner who made or guaranteed or is otherwise liable with respect to the loan to which such Partner Nonrecourse Deductions are attributable in accordance with principles of Treas. Reg. Section 1.704-2(i) or any successor provision.

                 (iv) Qualified Income Offset. If in any Fiscal Period, any Partner has an Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in Treas. Reg.
Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) or otherwise, such Partner shall be allocated items of Partnership Income (consisting of a pro rata portion of each item of Partnership Income for such Fiscal Period) sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, to the extent required by such Treasury Regulation. It is the intention of the parties that this allocation provision constitute a "qualified income offset" within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d).

                 (v) Curative Allocations. The special allocations provided for in Section 11.2(e) and in Sections 11.2(f)(i) through (iv) are intended to comply with Treas. Reg. Sections 1.704-1 and 1.704-2. To the extent that any of such special allocations shall have been made, subsequent allocations of Income, Loss and items thereof ("curative allocations") shall be made as soon as possible and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg. Sections 1.704-1 and 1.704-2, the Partners' Capital Account balances to be as nearly as possible in the same proportions in which they would have been had such special allocations not occurred. In making such curative allocations, due regard shall be given to the character of the Income and Loss and items thereof that were originally allocated pursuant to the provision of Section 11.2(e) and Section 11.2(f)(i) through (iv) in order to put the Partners as nearly as possible in the positions in which they would have been had such special allocations not occurred.

                 (vi) Misallocated Items. If the General Partner determines, after consultation with Counsel, that the allocation of any item of Income or Loss is not specified in this Article XI (an "unallocated item"), or that the allocation of any item of Income or Loss hereunder is clearly inconsistent with the Partners' economic interests in the Partnership determined by reference to this Agreement, the general principles of Treas. Reg. Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii) (a "misallocated item"), then the General Partner may allocate such unallocated items and reallocate such misallocated items, to reflect such economic interests.

                 (vii) Special Allocation of State, Local and Foreign Taxes. Any state, local or foreign taxes imposed on the Partnership by reason of a Partner being a citizen, resident or national of such state, locality or foreign jurisdiction, including any item(s) of Income or Loss resulting therefrom, shall be specially allocated to such Partner.

                 (viii) Transactions with Partnership. If, and to the extent that, any Partner is deemed to recognize any item of Income or Loss credit as a result of any transaction between such Partner and the Partnership pursuant to Code Sections 482, 483, 1272-1274, 7872 or any similar provision now or hereafter in effect, any corresponding Income or Loss or items thereof shall be allocated to the Partner who was charged with such item.

                 (ix) Fees and Commissions Paid to General Partner. It is the intent of the Partnership that any amount paid or deemed paid to the General Partner as a fee or payment described in Section 9.4 shall be treated as a "guaranteed payment" or a payment to a partner not acting in his capacity as a partner pursuant to Section 707(c) of the Code to the extent possible. If any such fee or payment is deemed to be a distribution to the General Partner and not a guaranteed payment or a payment to a partner not acting in his capacity as a partner, the General Partner shall be allocated an amount of Partnership gross ordinary income equal to such payment.

                 (x) Selling Commissions, Underwriting Fees, Acquisition Fees and Organizational and Offering Expense Allowance. Selling Commissions, Underwriting Fees, Acquisition Fees and the Organizational and Offering Expense Allowance shall be allocated 100% to the Limited Partners. Organizational and Offering Expenses, in excess of Sales Commissions, Underwriting Fees and the Organizational and Offering Expense Allowance, shall be allocated 100% to the General Partner.

         11.3 Distributions and Allocations Among the Limited Partners

             (a) Except to the extent otherwise provided herein, all distributions of Distributable Cash and all allocations of Income and Loss and items thereof for any Fiscal Year or Fiscal Period shall be distributed or allocated, as the case may be, among the Limited Partners in proportion to their respective numbers of Units. Each distribution of Distributable Cash shall be made to the Limited Partners (or their respective assignees) of record as of the last day of the month next preceding the date on which such distribution is made.

             (b) All distributions of Distributable Cash and all allocations of Income and Loss or items thereof for any Fiscal Year in which any Limited Partners are admitted to the Partnership shall be allocated among the Limited Partners as follows:

                 (i) first, the Operations and Sales of the Partnership shall be deemed to have occurred ratably over such Fiscal Year, irrespective of the actual results of Operations or Sales of the Partnership;

                 (ii) second, all Income and Loss for such Fiscal Year shall be allocated among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of days in such Fiscal Year that such Units were held by such Limited Partner bears to the sum of that calculation for all Limited Partners; and

                 (iii) third, all monthly distributions of cash made to the Limited Partners pursuant to Section 11.1 shall be distributed among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of days in the month preceding the month in which the distribution is made that such Units were held by such Limited Partner bears to the sum of that calculation for all Limited Partners. If the General Partner determines at any time that the sum of the monthly distributions made to any Limited Partner during or with respect to a Fiscal Year does not (or will not) properly reflect such Limited Partner's share of the total distributions made or to be made by the Partnership for such Fiscal Year, the General Partner shall, as soon as practicable, make a supplemental distribution to such Limited Partner, or withhold from a subsequent distribution that otherwise would be payable to such Limited Partner, such amount as shall cause the total distributions to such Limited Partner for such Fiscal Year to be the proper amount.

             (c) In the event of a transfer of a Unit during a Fiscal Year in accordance with Article XIII, the transferor and transferee shall be allocated a ratable share of Income and Losses for such Fiscal Year based on the number of days in such Fiscal Year that each held such transferred Unit.

             (d) Each distribution made to a Limited Partner pursuant to Sections 11.1, 11.5 or 14.3 and any interest on Subscription Monies relating to such Limited Partner's Units paid to such Limited Partner pursuant to Section 8.3(k), shall be applied as follows:

                 (i) first, in reduction of such Limited Partner's Unpaid Cumulative Return, to the extent thereof, as determined immediately before such distribution; and

                 (ii) thereafter, in reduction of such Limited Partner's Adjusted Capital Contribution, as determined immediately before such distribution.

         11.4 Tax Allocations: Code Section 704(c); Revaluations

             (a) In accordance with Code section 704(c) and the Treasury Regulations thereunder, Income, Loss and items thereof, with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

             (b) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (ii) of Section 1.1(rr) and Section 8.5(h), subsequent allocations of Income, Loss, and items thereof with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Proposed Treas. Reg. Section 1.704-3(a)(6) or the corresponding provision of any final or successor Treasury Regulations.

             (c) Any elections or other decisions relating to the allocations required by subsections (a) and (b) of this Section 11.4 shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this subsection (c) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Income or Losses pursuant to any provision of this Agreement.

         11.5 Return of Uninvested Capital Contribution

         In the event that 100% of Net Offering Proceeds have not been used to make Investments, committed to Reserves (to the extent Reserves are permitted to be treated as Investments pursuant to Section 1.1(zz)) or used to pay permitted Front End Fees within 24 months from the date of the Prospectus, the amount of such uninvested Net Offering Proceeds shall be promptly distributed by the Partnership to the Limited Partners, pro rata based upon their respective number of Units, as a return of capital, without interest. Funds shall be deemed to have been committed to investment and need not be returned to a Limited Partner to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts are executed and not terminated during the applicable 24 month-period described above, if such investments are ultimately consummated within a further period of 12 months. Funds deemed committed which are not actually so invested within such 12 month period will be promptly distributed, without interest to the Limited Partners on a pro rata basis, as a return of capital.

         11.6 No Distributions in Kind

         Distributions in kind shall not be permitted except upon dissolution and liquidation of the Partnership's assets and then only to a liquidating trust established for the purposes of liquidating the assets transferred to it and distributing the net cash proceeds of such liquidation in cash to the Partners in accordance with the provisions of this Agreement.

         11.7 Partnership Entitled to Withhold

         The Partnership shall at all times be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Partner arising as a result of such Partner's participation in the Partnership. Each such amount so withheld or paid shall be deemed to be a distribution for purposes of Article XI and Article XIV, as the case may be, to the extent such Partner is then entitled to a distribution. To the extent that the amount of such withholdings or payments made with respect to any Partner exceeds the amount to which such Partner is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to 12% per annum simple interest from the date of such payment or withholding until such excess is repaid to the Partnership (i) by deduction from any distributions subsequently payable to such Partner pursuant to this Agreement or (ii) earlier payment of such excess and interest by such Partner to the Partnership. Such excess and interest shall, in any case, be payable not less than 30 days after demand therefor by the General Partner, which demand shall be made only if the General Partner determines that such Partner is not likely to be entitled to distributions within 12 months from the date of such withholding or payment by the Partnership in an amount sufficient to pay such excess and interest. The withholdings and payments referred to in this Section
11.7 shall be made at the maximum applicable statutory rate under the applicable tax law unless the General Partner shall have received an opinion of Counsel or other evidence, satisfactory to the General Partner, to the effect that a lower rate is applicable, or that no withholding or payment is required.

                    ARTICLE XII WITHDRAWAL OF GENERAL PARTNER

         12.1 Voluntary Withdrawal

         The General Partner may not voluntarily withdraw as a General Partner from the Partnership unless:

             (a) the Limited Partners have received 60 days' advance written notice of the General Partner's intention to withdraw,

             (b) the Partnership shall have received an opinion of Counsel to the Partnership to the effect that such withdrawal will not constitute a termination of the Partnership or otherwise materially adversely affect the status of the Partnership for federal income tax purposes and

             (c) a Substitute General Partner shall have been selected and such Substitute General Partner shall have:

                 (i) consented to its admission as General Partner,

                 (ii) received the specific written Consent of a Majority Interest to such admission, and

                 (iii) a Net Worth sufficient, in the opinion of Counsel to the Partnership, for the Partnership to continue to be classified as a partnership for federal income tax purposes and to satisfy the Net Worth requirements for "sponsors" under applicable laws, rules, regulations and policies of Administrators.

         12.2 Involuntary Withdrawal

         The General Partner shall be deemed to have involuntarily withdrawn as a General Partner from the Partnership upon the removal of the General Partner pursuant to the Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect. For purposes of this Section 12.2 and Article XVI, neither the General Partner nor any Affiliate of the General Partner may participate in any vote by the Limited Partners to involuntarily remove the General Partner.

         12.3 Consequences of Withdrawal

             (a) Upon withdrawal of the General Partner as such from the Partnership, the Partnership shall pay to the General Partner:

                 (i) the fair market value of the Partnership Interest then held by the General Partner, as calculated in the manner set forth in subsection (b) of this Section 12.3, plus or minus, as the case may be;

                 (ii) Management Fees or other fees accrued but not yet paid, in cash within 30 days of the date of withdrawal; and

                 (iii) an amount equal to the difference between any amounts due and owing to such withdrawn General Partner by the Partnership and any amounts due and owing by such withdrawn General Partner to the Partnership, in cash within 30 days of the date of withdrawal.

             (b) For purposes of this Section 12.3, the fair market value of the withdrawn General Partner's Interest shall be determined, in good faith, by the withdrawn General Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn General Partner and the Partnership.

             (c) The method of payment to the General Partner upon withdrawal, whether voluntary or involuntary, must be fair and must protect the solvency and liquidity of the Partnership. When the withdrawal is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest-bearing, unsecured promissory note of the Partnership, with principal payable, if at all, from distributions that the withdrawn General Partner otherwise would have received under the Partnership Agreement had the General Partner not withdrawn. When the withdrawal is involuntary, the method of payment will be presumed to be fair if it provides for a promissory note bearing interest on the outstanding principal amount thereof at the lesser of (i) the rate of interest (inclusive of any points or other loan charges) which the Partnership would be required to pay to an unrelated bank or commercial lending institution for an unsecured, 60 month loan of like amount or (ii) the rate of interest from time to time announced by JPMorgan Chase Bank as its prime lending rate, plus 4%, and providing for repayments of principal thereunder in 60 equal monthly installments, together with accrued but unpaid interest.

         12.4 Liability of Withdrawn General Partner

         If the business of the Partnership is continued after withdrawal of the General Partner, the General Partner, or its estate, successors or legal representatives, shall remain liable for all obligations and liabilities incurred by it or by the Partnership while it was acting in the capacity of General Partner and for which it was liable as General Partner, but shall be free of any obligation or liability incurred on account of or arising from the activities of the Partnership from and after the time such withdrawal shall have become effective.

         12.5 Notice of Withdrawal; Admission of Substitute General Partner; Dissolution if No Substitute General Partner Approved

         In the event that the General Partner voluntarily withdraws from the Partnership, the General Partner, or its estate, successors or legal representatives, shall deliver to the Limited Partners Notice stating the reasons for such withdrawal. Within 90 days following a voluntary or involuntary withdrawal, a Majority Interest shall agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of the withdrawn General Partner's withdrawal, of a Substitute General Partner. Such Substitute General Partner shall execute a counterpart of this Agreement. If such action is not taken within 90 days following the date of the General Partner's withdrawal, then the Partnership shall dissolve.

                         ARTICLE XIII TRANSFER OF UNITS

         13.1 Withdrawal of a Limited Partner

         A Limited Partner may withdraw from the Partnership only by Assigning all Units owned by such Limited Partner in accordance with this Article XIII. The withdrawal of a Limited Partner shall not dissolve or terminate the Partnership. In the event of the withdrawal of any Limited Partner because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Limited Partner shall be deemed to be the Assignee of the Partnership Interest of such Limited Partner and may become a Substitute Limited Partner upon compliance with the provisions of Section 13.3.

         13.2 Assignment

             (a) Subject to the provisions of Sections 13.2(b) and (c) and 13.3 of this Agreement, any Limited Partner may Assign all or any portion of the Units owned by such Limited Partner to an Assignee if:

                 (i) such Limited Partner and such Assignee shall each execute a written Assignment instrument, which shall:

                      (A) set forth the terms of such Assignment;

                      (B) in the case of Assignments other than by operation of law, state the intention of such Limited Partner that such Assignee shall become a Substitute Limited Partner and, in all cases, evidence the acceptance by the Assignee of all of the terms and provisions of this Agreement;

                      (C) include a representation by both such Limited Partner and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

                      (D) otherwise be satisfactory in form and substance to the General Partner; and

                 (ii) such Assignee shall pay to the Partnership an aggregate amount, not exceeding $150, of expenses reasonably incurred by the Partnership in connection with such Assignment.

             (b) Notwithstanding the foregoing, unless the General Partner shall specifically Consent, no Units may be Assigned:

                 (i) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

                 (ii) to any Person if, in the opinion of Counsel, such Assignment would result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes, provided that the Partnership may permit such Assignment to become effective if and when, in the opinion of Counsel, such Assignment would no longer result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes;

                 (iii) to any Person if such Assignment would affect the Partnership's existence or qualification as a limited partnership under the Delaware Act or the applicable laws of any other jurisdiction in which the Partnership is then conducting business;

                 (iv) to any Person not permitted to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;

                 (v) if such Assignment would result in the transfer of a Partnership Interest representing less than 25 Units, or 10 Units in the case of a Qualified Plan (unless such Assignment is of the entire Partnership Interest owned by such Limited Partner);

                 (vi) if such Assignment would result in the retention by such Limited Partner of a portion of its Partnership Interest representing less than the greater of 25 Units, or 10 Units in the case of a Qualified Plan, and the minimum number of Units required to be purchased under minimum investment standards applicable to an initial purchase of Units by such Limited Partner as set forth in the Prospectus;

                 (vii) if, in the reasonable belief of the General Partner, such Assignment might violate applicable law; or

                 (viii) if the effect of such Assignment would be to cause the "equity participation" in the Partnership by "benefit plan investors" (both within the meaning of Department of Labor Reg. Section 2510.3-101(f)) to equal or exceed 25%.

Any attempt to make any Assignment of Units in violation of this Section 13.2(b) shall be without force or effect.

             (c) So long as there are adverse federal income tax consequences from being treated as a "publicly traded partnership" for federal income tax purposes, the General Partner shall not permit any interest in a Unit to be Assigned on a secondary public market (or a substantial equivalent thereof) as defined under the Code and any Treasury Regulations or published notices promulgated thereunder (a "Secondary Market") and, if the General Partner determines, in its sole and absolute discretion, that a proposed Assignment was effected on a Secondary Market, the Partnership and the General Partner have the right to refuse to recognize any such proposed Assignment and to take any action deemed necessary or appropriate in the General Partner's reasonable discretion so that such proposed Assignment is not recognized. For purposes of this Section 13.2(c), any Assignment which results in a failure to meet the "safe-harbor" provisions of Treas. Reg. Section 1.7704-1, or any substitute safe-harbor provisions subsequently established by Treasury Regulations or published notices, shall be treated as causing the Units to be publicly traded. The Limited Partners agree to provide all information respecting Assignments, which the General Partner deems necessary in order to determine whether a proposed transfer occurred or will occur on a Secondary Market.

             (d) Assignments made in accordance with this Section 13.2 shall be considered effective on the last day of the month upon which all of the conditions of this Section 13.2 shall have been satisfied. Distributions to the Assignee shall commence the month following effectiveness of the Assignment.

         13.3 Substitution

             (a) An Assignee of a Limited Partner shall be admitted to the Partnership as a Substitute Limited Partner only if:

                 (i) the General Partner has reasonably determined that all conditions specified in Section 13.2 have been satisfied and that no adverse effect to the Partnership does or may result from such admission; and

                 (ii) such Assignee shall have executed a transfer agreement and such other forms, including a power of attorney to the effect required by
Article XVIII, as the General Partner reasonably may require to determine compliance with this Article XIII.

             (b) An Assignee of Units who does not become a Substitute Limited Partner in accordance with this Section 13.3 and who desires to make a further Assignment of his Units shall be subject to all the provisions of Sections 13.2,
13.3 and 13.4 to the same extent and in the same manner as a Limited Partner desiring to make an Assignment of his Units. Failure or refusal of the General Partner to admit an Assignee as a Substitute Limited Partner shall in no way affect the right of such Assignee to receive Distributable Cash and the share of the Income or Losses to which his predecessor in interest would have been entitled in accordance with Article XI.

         13.4 Status of an Assigning Limited Partner

         Any Limited Partner that shall Assign the entire Partnership Interest owned by such Limited Partner to an Assignee who shall become a Substitute Limited Partner shall cease to be a Limited Partner in the Partnership and shall no longer have any of the rights or privileges of a Limited Partner in the Partnership.

                     ARTICLE XIV DISSOLUTION AND WINDING-UP

         14.1 Events Causing Dissolution

         The Partnership shall be dissolved upon the happening of any of the following events (each a "Dissolution Event"):

             (a) the withdrawal of the General Partner, whether voluntarily or involuntarily, unless a Substitute General Partner shall have been admitted to the Partnership in accordance with Section 12.5;

             (b) the voluntary dissolution of the Partnership (i) by the General Partner with the Consent of the Majority Interest or (ii) by the Consent of a Majority Interest without action by the General Partner;

             (c) the Sale of all or substantially all of the assets of the Partnership not constituting a Financing Transaction;

             (d) the expiration of the Partnership term specified in Article VII of this Agreement;

             (e) the operations of the Partnership shall cease to constitute legal activities under the Delaware Act or any other applicable law; or

             (f) any other event which causes the dissolution or winding-up of the Partnership under the Delaware Act.

         14.2 Winding Up of the Partnership; Capital Contribution by the General Partner Upon Dissolution

             (a) Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until a certificate of termination shall have been filed in accordance with the Delaware Act and the assets of the Partnership shall have been distributed as provided in Section 14.3. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, as aforesaid, the business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement.

             (b) Upon dissolution of the Partnership, the General Partner shall liquidate the assets of the Partnership, apply and distribute the proceeds as set forth in Section 14.3. Notwithstanding anything to the contrary contained in this Article XIV, if the General Partner shall determine that an immediate sale of part or all of the Partnership assets would cause undue loss to the Partners, the General Partner, in order to avoid such loss, may, after having notified all the Limited Partners, to the extent not then prohibited by the Delaware Act or other laws of the State of Delaware or of any jurisdiction in which the Partnership is then formed or qualified and applicable in the circumstances, defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Partnership except those necessary to satisfy the Partnership's debts and obligations.

             (c) In connection with the dissolution of the Partnership:

                 (i) all Income or Losses or items thereof and all amounts required to be specially allocated pursuant to Section 11.2(f) for the period prior to final termination shall be credited or charged, as the case may be, to the Partners in accordance with Article XI;

                 (ii) in the event that, after all requirements of clause (i) of this Section 14.2(c) shall have been accomplished, the General Partner shall have a deficit balance in its Capital Account, the General Partner shall contribute within 30 days to the Partnership as a Capital Contribution an amount equal to the lesser of:

                      (A) the amount of such deficit balance, or

                      (B) the excess of 1.01% of the total Capital Contributions of the Limited Partners over the capital previously contributed by the General Partner.

For this purpose, any payments made by the General Partner as co-signatory or guarantor of any of the Indebtedness of the Partnership and not yet reimbursed to the General Partner at the time of dissolution of the Partnership and any amounts due and unpaid to the General Partner with respect to any Partnership Loans at the time of such dissolution shall be deemed to be Capital Contributions by the General Partner to the Partnership and any obligation of the Partnership to reimburse or repay such amounts shall thereupon cease;

                 (iii) the proceeds from Sales and all other assets of the Partnership shall be applied and distributed in liquidation as provided in
Section 14.3; and

                 (iv) the General Partner (or such other Person effecting the winding up) shall file such certificates and other documents as shall be require by the Delaware Act, the Code and any other applicable laws to terminate the Partnership.

             (d) If the winding-up of the Partnership is effected by the General Partner, the General Partner shall be compensated for its services in connection therewith as provided in Section 9.4 of this Agreement and, if such winding up is effected by any such other Person (whether selected by the Majority Interest or as required by law), such other Person shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third parties rendering similar services in respect of similar entities in the same geographic location.

         14.3 Application of Liquidation Proceeds Upon Dissolution

         Following the occurrence of any Dissolution Event, the proceeds of liquidation and the other assets of the Partnership shall be applied as follows and in the following order of priority:

             (a) first, to the payment of creditors of the Partnership in order of priority as provided by law, except obligations to Partners or their Affiliates;

             (b) next, to the setting up of any Reserve that the General Partner (or such other Person effecting the winding-up) shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the Partnership or the Partners; such Reserve may, in the sole and absolute discretion of the General Partner (or such other Person effecting the winding up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such Reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the General Partner (or such other Person effecting the winding up) may deem advisable, to distribute the balance thereafter remaining as provided in subsections (c) through (f) of this Section 14.3;

             (c) next, to the payment of all obligations to the Partners in proportion to and to the extent of advances made by each Partner pursuant to the provisions of this Agreement;

             (d) next, to the payment of all reimbursements to which the General Partner or any Affiliate of the General Partner may be entitled pursuant to this Agreement;

             (e) next, to the Partners in proportion to and to the extent of the positive balances of their Capital Accounts; and

             (f) thereafter, 1% to the General Partner and 99% to the Limited Partners.

         14.4 No Recourse Against Other Partners

         Each Limited Partner shall look solely to the assets of the Partnership for the return of, and any return on, such Limited Partner's Capital Contribution (whether before or after a Dissolution Event). If, after the complete payment and discharge of all debts, liabilities and other obligations of the Partnership, the assets of the Partnership are insufficient to provide the return of, or a return on, the Capital Contribution of any Limited Partner, such Limited Partner shall have no recourse against any other Limited Partner or the General Partner, except to the extent that the General Partner is obligated to make an additional Capital Contribution to the Partnership pursuant to
Section 14.2.

                            ARTICLE XV FISCAL MATTERS

         15.1 Title to Property and Bank Accounts

         Except to the extent that trustees, nominees or other agents are utilized as permitted by this Agreement, all Investments and other assets of the Partnership shall be held in the name of the Partnership. The funds of the Partnership shall be deposited in the name of the Partnership in such bank account or accounts as shall be designated by the General Partner, and withdrawals therefrom shall be made upon the signature of the General Partner or such Person or Persons as shall be designated in writing by the General Partner. The funds of the Partnership shall not be commingled with the funds of any other Person.

         15.2 Maintenance of and Access to Basic Partnership Documents

             (a) The General Partner shall maintain at the Partnership's principal office, the following documents:

                 (i) the Participant List;

                 (ii) a copy of the certificate of limited partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the certificate or any such amendment has been executed;

                 (iii) copies of this Agreement and any amendments hereto;

                 (iv) copies of the audited financial statements of the Partnership for the 3 most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Partners' equity at or for such Fiscal Year, together with the report of the Partnership's independent auditors with respect thereto;

                 (v) copies of the Partnership's federal, state and local income tax returns and reports, if any, for its 3 most recently completed Fiscal Years;

                 (vi) records as required by applicable tax authorities including those specifically required to be maintained by "tax shelters," if so required of the Partnership; and

                 (vii) investor suitability records for Units sold for a period of 6 years.

             (b) Each Limited Partner and his designated representative shall be given access to the records specified in Section 15.2(a)(i)-(vi) and such other records of the Partnership which relate to business affairs and financial condition of the Partnership, and may inspect the same and make copies of the same (subject, in the case of copying the Participant List, to compliance with subsection (c) of this Section 15.2), subject to a reasonable copying charge, during normal business hours upon reasonable advance written notice to the General Partner, which notice shall specify the date and time of the intended visit and identify with reasonable specificity the documents which such Limited Partner or his representative will wish to examine or copy or both.

             (c) In addition, the General Partner shall mail a copy of the Participant List to, or as directed by, any Limited Partner within 10 days of receipt by the Partnership of a written request therefor together with a check in payment of the copying charge permitted pursuant to subsection (b); provided that, in connection with any request for a copy of the Participant List, such Limited Partner shall certify as provided in the penultimate sentence of Section 15.2.

             (d) If the General Partner refuses or neglects to:

                 (i) permit a Limited Partner or his representative to examine the Participant List at the office of the Partnership during normal business hours and with reasonable notice to the General Partner or

                 (ii) mail a copy of the Participant List as required by subsection (c),

the General Partner shall be liable to such Limited Partner who requested the Participation List for the costs, including reasonable attorneys' fees, incurred by such Limited Partner to compel production of the Participant List, and for the actual damages (if any) suffered by such Limited Partner by reason of such refusal or neglect. It shall be a defense that the requesting Limited Partner has failed or refused to provide the General Partner with the certification called for in the next sentence or that the actual purpose and reason for a request for inspection or a copy of the Participant List is to secure the Participant List or other information for the purpose of the sale, reproduction or other use thereof for a commercial purpose other than in the interest of the Limited Partner relative to the affairs of the Partnership. In connection with any such request, the General Partner will require the Limited Partner requesting the Participant List to certify that the List is not being requested for the purpose of the sale, reproduction or other use thereof for a commercial purpose unrelated to such Limited Partner's interest in the Partnership or for any unlawful purpose. The remedies provided under this Section 15.2 to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or the laws of any state.

         15.3 Financial Books and Accounting

         The General Partner shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Partnership. Except to the extent otherwise required by the accounting methods adopted by the Partnership for federal income tax purposes, such books and records shall be kept on an accrual basis and all financial statements of the Partnership shall be prepared for each Fiscal Year in accordance with generally accepted accounting principles as applied within the United States of America.

         15.4 Fiscal Year

         Except as may otherwise be determined from time to time by the General Partner (in a manner which is consistent with the Code and the Treasury Regulations thereunder or as consented to by the IRS), the Fiscal Year of the Partnership for both federal income tax and financial reporting purposes shall end on December 31 of each year.

         15.5 Reports.

             (a) Quarterly Reports. Within 60 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, the General Partner shall send, to each Person who was a Limited Partner at any time during such Fiscal Quarter, the following written materials:

                 (i) a report containing the same financial information as is contained in the Partnership's quarterly report on Form 10-Q filed with the Commission under the Securities Exchange Act of 1934, as amended;

                 (ii) a detailed statement identifying any services rendered or to be rendered to the Partnership by the General Partner or any of its Affiliates and the compensation received therefor and summarizing the terms and conditions of any contract which was not filed as an exhibit to the Registration Statement; provided that the requirement for such statement shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the General Partner or its Affiliates; and

                 (iii) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 11.5), a special report concerning all Investments made during such Fiscal Quarter which shall include:

                      (A) a description of the types of Investments made;

                      (B) the total Purchase Price paid for each category of Investment;

                      (C) the amounts of cash used to acquire such Investments;

                      (D) the Acquisition Fees and Acquisition Expenses paid, identified by party, in connection therewith; and

                      (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Quarter.

             (b) Annual Reports. Within 120 days after the end of each Fiscal Year, the General Partner shall send to each Person who was a Limited Partner at any time during such Fiscal Year the following written materials:

                 (i) financial statements for the Partnership for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Partners' equity, which shall be prepared in accordance with Section 15.3 and shall be accompanied by an auditor's report containing an opinion of the Accountants;

                 (ii) an analysis, prepared by the General Partner (which need not be audited, but shall be reviewed, by the Accountants), of distributions made to the General Partner and the Limited Partners during such Fiscal Year separately identifying the portion (if any) of such distributions from:

                      (A) Cash Flow during such period;

                      (B) Cash Flow from prior periods which had been held as Reserves;

                      (C) Cash Flow from Sales; and

                      (D) Capital Contributions originally used to establish a Reserve;

                 (iii) a status report with respect to each Investment which individually represents at least 10% of the aggregate Purchase Price of the Partnership's Investments held at the end of such Fiscal Year, which report shall state:

                      (A) the condition of each item of Equipment and of any collateral securing any Investment to which such report applies;

                      (B) how such Equipment or collateral was being used as of the end of such Fiscal Year (i.e., leased, operated directly by the Partnership or held for lease, repair or sale);

                      (C) the projected or intended use of such Equipment or collateral during the next following Fiscal Year;

                      (D) the remaining term of the Investment; and

                      (E) such other information as may be relevant to the value or use of such Equipment or collateral as the General Partner, in good faith, deems appropriate;

                 (iv) a breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to the General Partner or its Affiliates by the Partnership during such Fiscal Year identified (and properly allocated) as to type and amount:

                      (A) in the case of any fees and other compensation, such breakdown shall provide the information required under Section 15.5(a)(ii); and

                      (B) in the case of reimbursed costs and expenses, the General Partner shall also prepare an allocation of the total amount of all such items in accordance with this Agreement. Such cost and expense allocation shall be reviewed by the Accountants in connection with their audit of the financial statements of the Partnership for such Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such Accountants shall state that, in connection with the performance of such audit, such Accountants reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the General Partner or its Affiliates, the cost of whose services were reimbursed. The additional costs of the special review required by this clause will be itemized by the Accountants on a Program by Program basis and shall be reimbursed to the General Partner by the Partnership only to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the amount the Partnership would be required to pay independent parties for comparable administrative services in the same geographic location; and

                 (v) a special report containing the information required by
Section 15.5(a)(iii).

         15.6 Tax Returns and Tax Information

         The General Partner shall:

             (a) prepare or cause the Accountants to prepare, in accordance with applicable laws and regulations, the tax returns (federal, state, local and foreign, if any) of the Partnership for each Fiscal Year within 75 days after the end of such Fiscal Year; and

             (b) deliver to each Partner by March 15 following each Fiscal Year a Form K-1 or other statement setting forth such Partner's share of the Partnership's Income or Loss for such Fiscal Year.

         15.7 Accounting Decisions

         All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner in accordance with the accounting methods adopted by the Partnership for federal income tax purposes or otherwise in accordance with generally accepted accounting principles. Such decisions must be acceptable to the Accountants, and the General Partner may rely upon the advice of the Accountants as to whether such decisions are in accordance with the methods adopted by the Partnership for federal income tax purposes or generally accepted accounting principles.

         15.8 Federal Tax Elections

         The Partnership, in the sole and absolute discretion of the General Partner, may make elections for federal tax purposes as follows:

             (a) In case of a transfer of all or part of the Partnership Interest of a Partner, the Partnership, in the absolute discretion of the General Partner, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law), and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Partnership. In such event, any basis adjustment attributable to such election shall be allocated solely to the transferee.

             (b) All other elections, including but not limited to the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Partnership under the Code shall be made by the General Partner in such manner as will, in the opinion of the General Partner (as advised by Counsel or the Accountants as the General Partner deems necessary), be most advantageous to the Limited Partners as a group. The Partnership shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

         15.9 Tax Matters Partner

             (a) The General Partner is hereby designated as the "Tax Matters Partner" under Section 6231(a)(7) of the Code and may hereafter designate its successor as Tax Matters Partner, to manage administrative and judicial tax proceedings conducted at the Partnership level by the IRS with respect to Partnership matters. Any Partner shall have the right to participate in such administrative or judicial proceedings relating to the determination of Partnership items at the Partnership level to the extent provided by Section 6224 of the Code. The Limited Partners shall not act independently with respect to tax audits or tax litigation affecting the Partnership, and actions taken by the General Partner as Tax Matters Partner in connection with tax audits shall be binding in all respects upon the Limited Partners.

             (b) The Tax Matters Partner shall have the following duties:

                 (i) to the extent and in the manner required by applicable law and regulations, the Tax Matters Partner shall furnish the name, address, Interest and taxpayer identification number of each Partner to the Secretary of the Treasury or his delegate (the "Secretary"); and

                 (ii) to the extent and in the manner required by applicable law and regulations, the Tax Matters Partner shall keep each Partner informed of administrative and judicial proceedings for the adjustment at the Partnership level of any item required to be taken into account by a Partner for income tax purposes (such judicial proceedings referred to hereinafter as "judicial review").

             (c) Subject to Section 9.3, the Partnership shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all such expenses shall be made before any Distributions are made from Distributable Cash. Neither the General Partner nor any Affiliate nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, shall be in the sole and absolute discretion of the Tax Matters Partner. The provisions on limitations of liability of the General Partner and indemnification set forth in Section 9.3 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

             (d) The Tax Matters Partner is hereby authorized, but not required:

                 (i) to enter in to any settlement with the IRS with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners, except that such settlement agreement shall not bind any Partner who (within the time prescribed pursuant to Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the IRS providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Partner;

                 (ii) in the event that a notice of a final administrative adjustment at the partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the partnership's principal place of business is located, the United States Court of Claims or any other appropriate forum;

                 (iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

                 (iv) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file a petition for judicial review with respect to such request;

                 (v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken in to account by a Partner for tax purposes, or an item affected by such item; and

                 (vi) to take any other action on behalf of the Partners or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

         15.10 Reports to State Authorities

         The General Partner shall prepare and file with applicable Administrators all reports required to be so filed by state securities laws, regulations or policies.

         ARTICLE XVI MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS

         16.1 Meetings of the Limited Partners

             (a) A meeting of the Limited Partners for any purposes may be called by the General Partner and shall be called by the General Partner following its receipt of written request(s), either in person or by registered mail, for a meeting from Limited Partners holding 10% or more of the then outstanding Units. Every such request for a meeting shall state with reasonable specificity the purpose(s) for which such meeting is to be held and the text of any matter, resolution or action proposed to be voted upon by the Limited Partners at such meeting. Within 10 days following the receipt of such a request, the General Partner shall give Notice to all Limited Partners of such meeting in the manner and for a time and place as specified in Section 16.1(b). In addition, the General Partner may, and following its receipt of written request therefor from Limited Partners holding more than 10% of the then outstanding Units shall, submit for action by Consent of the Limited Partners, in lieu of a meeting, any matter on which the Limited Partners may vote as set forth in this Article XVI.

             (b) A Notice of any such meeting or action by written Consent shall be given to all Limited Partners either (i) personally or by certified mail (if such meeting is being called, or Consent action is being solicited, by the General Partner upon the request of the Limited Partners) or (ii) by regular mail (if such meeting is being called, or Consent action is being solicited, by the General Partner) and a meeting called pursuant to such Notice shall be held, or Consent action taken, not less than 15 days nor more than 60 days after the date such Notice is distributed, subject to extension to the extent necessary to comply with applicable requirements of the Commission and Administrators. Such Notice shall be delivered or mailed to each Limited Partner at his record address, or at such other address as he may have furnished in writing to the General Partner at his address for receipt of Notices and, with respect to meetings, shall state the place, date and time of such meeting (which shall be the place, date and time specified in the request for such meeting or, if none, such other place, date and time as the General Partner shall determine to be reasonable and convenient to the Limited Partners) and, with respect both to meetings or solicitations of Consent actions, shall state the purpose(s) for which such meeting is to be held or Consent action requested. If any meeting of the Limited Partners is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of a Majority Interest shall constitute a quorum at all meetings of the Limited Partners; provided, however, that, if there be no such quorum, holders of a majority of the Interests so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notice of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy (except when a Limited Partner attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Limited Partner otherwise entitled to such Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of such Notice.

             (c) For the purpose of determining the Limited Partners entitled to vote on any matter submitted to the Limited Partners at any meeting of such Limited Partners, or to take action by Consent in lieu thereof, or any adjournment thereof, the General Partner or the Limited Partners requesting such meeting may fix, in advance, a date as the record date, which shall be a date not more than 60 days nor less than 10 days prior to any such meeting (or Consent action), for the purpose of any such determination.

             (d) Any Limited Partner may authorize any Person or Persons to act for such Limited Partner by proxy in respect of all matters as to which such Limited Partner is entitled to participate, including matters proposed for actions by consent. Every proxy must be signed by a Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

             (e) At each meeting of the Limited Partners, the Limited Partners present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

         16.2 Voting Rights of the Limited Partners

         Subject to Section 16.3, the Limited Partners, acting by Consent of the Majority Interest or by vote of the Majority Interest at a meeting duly called for such purpose, may take the following actions without the concurrence of the General Partner:

             (a) amend this Agreement;

             (b) dissolve the Partnership;

             (c) remove the General Partner and elect one or more Substitute General Partners; and

             (d) approve or disapprove of the sale or series of sales of all or substantially all the assets of the Partnership except for any sale or series of sales that is in connection with a Financing Transaction or in the ordinary course of liquidating the Partnership's Investments during the Liquidation Period.

The General Partner or its Affiliates may not vote on matters submitted to the Limited Partners regarding the removal of the General Partner or its Affiliates or regarding any transaction between the Partnership and the General Partner or any of its Affiliates. In determining the requisite percentage of Units necessary to approve a matter on which the General Partner or its Affiliates may not vote or consent, any Units owned by the General Partner or its Affiliates shall not be included in either the numerator or the denominator.

         16.3 Limitations on Action by the Limited Partners

         This Agreement may not be amended by the Limited Partners so as to:

             (a) allow the Limited Partners to take part in the control or management of the Partnership's business or otherwise subject a Limited Partner to liability as a general partner under the Delaware Act or under the laws of any other jurisdiction in which the Partnership may be qualified or own an Investment;

             (b) alter the rights, powers, duties or obligations of the General Partner without the Consent of the General Partner;

             (c) contract away the fiduciary duty owed to such Limited Partner by the General Partner;

             (d) except in connection with the offer and sale of the Units as provided herein, alter the interest of any Partner in any item of Income or Loss or in distributions without the consent of each affected Partner; or

             (e) without the consent of all of the Limited Partners, amend the provisions of this Agreement relating to how this Agreement may be amended.

                             ARTICLE XVII AMENDMENTS

         17.1 Amendments by the General Partner

         Subject to Sections 16.2 and 16.3, this Agreement may be amended, at any time and from time to time, by the General Partner without the Consent of a Majority Interest:

             (a) to add to the representations, duties or obligations of the General Partner or to surrender any right or power granted to the General Partner herein;

             (b) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that is not inconsistent with the terms of this Agreement;

             (c) to preserve the status of the Partnership as a limited partnership for federal income tax purposes or under the Delaware Act or any comparable law of any other state in which the Partnership may be required to be qualified;

             (d) to delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any "blue sky" commission) or by any Administrator or similar such official;

             (e) to permit the Units to fall within any exemption from the definition of "plan assets" contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

             (f) if the Partnership is advised by Counsel, by the Partnership's Accountants or by the IRS that any allocations of Income or Loss provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of such Counsel, such Accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement; and

             (g) to change the name of the Partnership or the location of its principal office.

                         ARTICLE XVIII POWER OF ATTORNEY

         18.1 Appointment of Attorney-in-Fact

         By their subscription for Units and their admission as Limited Partners hereunder, Limited Partners make, constitute and appoint the General Partner, each authorized officer of the General Partner and each Person who shall thereafter become a Substitute General Partner during the term of the Partnership, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, such Limited Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:

             (a) this Agreement, Schedule A to this Agreement and any amendment of any thereof or of the Partnership's certificate of limited partnership including, without limitation, amendments reflecting the addition of any Person as a Partner or any admission or substitution of other Partners or the Capital Contribution made by any such Person or by any Partner) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Partner (including, without limitation, any Substitute General Partner and any Substitute Limited Partner);

             (b) any other document, certificate or instrument required to reflect any action of the Partners duly taken in the manner provided for in this Agreement, whether or not such Limited Partner voted in favor of or otherwise consented to such action;

             (c) any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Partnership is doing or intends to do business or that the General Partner deems advisable;

             (d) any certificate of dissolution or cancellation of the certificate of limited partnership that may be reasonably necessary to effect the termination of the Partnership; and

             (e) any instrument or papers required to continue or terminate the business of the Partnership pursuant to Section 12.5 and Article XIV; provided that no such attorney-in-fact shall take any action as attorney-in-fact for any Limited Partner if such action could in any way increase the liability of such Limited Partner beyond the liability expressly set forth in this Agreement or alter the rights of such Limited Partner under Article XI, unless (in either case) such Limited Partner has given a power of attorney to such attorney-in-fact expressly for such purpose.

         18.2 Amendments to Agreement and Certificate of Limited Partnership

         If, pursuant to this Agreement, any action, adoption proposal, right, power or authority requires the consent, vote, ratification or approval of fewer than all of the Limited Partners, then, upon the satisfaction of such requirement, such consent, vote, ratification or approval shall be deemed, and each Limited Partner hereby agrees that it shall constitute, that of all of the Limited Partners for all purposes, including unanimity requirements under the Delaware Act. Limited Partners who shall not have responded in connection with any such proposed consent, vote, ratification or approval shall be deemed to have abstained for all purposes under this Agreement.

         18.3 Power Coupled With an Interest

         The grant of authority by each Limited Partner in Section 18.1:

             (a) is a special power of attorney coupled with an interest in favor of such attorney-in-fact and as such shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of such Limited Partner;

             (b) may be exercised for such Limited Partner by a signature of such attorney-in-fact or by listing or referring to the names of all of the Limited Partners, including such Limited Partner, and executing any instrument with a single signature of any one of such attorneys-in-fact acting as attorney-in-fact for all of them; and

             (c) shall survive the Assignment by any Limited Partner of the whole or any portion of such Limited Partner's Partnership Interest, provided that, if any Assignee of an entire Partnership Interest shall have furnished to the General Partner a power of attorney complying with the provisions of Section
18.1 and the admission to the Partnership of such Assignee as a Substitute Limited Partner shall have been approved by the General Partner, this power of attorney shall survive such Assignment with respect to the assignor Limited Partner for the sole purpose of enabling such attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect such Assignment and admission and shall thereafter terminate with respect to such Limited Partner.

                         ARTICLE XIX GENERAL PROVISIONS

         19.1 Notices, Approvals and Consents

         All Notices, approvals, Consents or other communications hereunder shall be in writing and signed by the party giving the same and, except as otherwise specifically provided in this Agreement, shall be deemed to have been delivered when the same are (a) deposited in the United States mail and sent by first class or certified mail, postage prepaid, (b) hand delivered, (c) sent by overnight courier or (d) sent by confirmed telecopy during normal business hours. In each case, such delivery shall be made to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Partnership:

             (a) If to the Partnership: Lease Equity Appreciation Fund I, L.P., 49 Bancroft Mills, Unit P-15, Wilmington, Delaware 19809, with a copy to c/o LEAF Asset Management, Inc., General Partner, 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103; Telephone Number: 302-658-5600 (the Partnership) and 215-574-1636 (the General Partner); Telecopier Number:
302-658-3341 (the Partnership) and 215-574-8176 (the General Partner), or to such other address as may be designated for the purpose by Notice from the General Partner given in the manner specified in Section 5.1.

             (b) If to the General Partner: LEAF Asset Management, Inc., 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103; Telephone Number:
215-574-1636; Telecopier Number: 215-574-8176.

             (c) If to any Limited Partner, at the address set forth in Schedule A hereto opposite such Limited Partner's name, or to such other address as may be designated for the purpose by Notice from such Limited Partner given in the manner specified in Article V.

         19.2 Further Assurances

         The Partners will execute, acknowledge and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

         19.3 Captions

         Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

         19.4 Binding Effect

         Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Partnership.

         19.5 Severability

         If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and such remaining provisions shall be interpreted consistently with the omission of such invalid, illegal or unenforceable provisions.

         19.6 Integration

         This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

         19.7 Applicable Law

         This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act (except and solely to the extent that provisions of the laws of any other jurisdiction are stated to be applicable in any section of this Agreement), without giving effect to the conflict of laws provisions thereof.

         19.8 Counterparts

         This Agreement may be signed by each party hereto upon a separate counterpart (including, in the case of a Limited Partner, a separate subscription agreement or signature page executed by one or more such Partners), but all such counterparts, when taken together, shall constitute but one and the same instrument.

         19.9 Creditors

         No creditor who makes a loan to the Partnership shall have or acquire at any time, as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor except solely by an assignment of the interest of the Limited Partner as provided herein above.

         19.10 Successors and Assigns

         Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto. In furtherance of and not in limitation of the foregoing, the General Partner may assign as collateral security or otherwise any items of compensation payable to it pursuant to the terms of this Agreement; notwithstanding any such assignment the General Partner and not any such assignee shall remain solely liable for its obligations hereunder.

         19.11 Waiver of Action for Partition

         Each of the parties hereto irrevocably waives, during the term of the Partnership, any right that he may have to maintain any action for partition with respect to the property of the Partnership.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                             GENERAL PARTNER:

                                             LEAF ASSET MANAGEMENT, INC.

                                             By: _____________________________
                                                 Name:
                                                 Its:

                                             ORIGINAL LIMITED PARTNER:

                                             _________________________________
                                             Diane Vecchio

                                             LIMITED PARTNERS:

                                             By: LEAF ASSET MANAGEMENT, INC.,
                                                 as Attorney in Fact

                                             By: _____________________________
                                                 Name:
                                                 Its:

                                                                      Appendix B



                     LEASE EQUITY APPRECIATION FUND I, L.P.

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                                                       SUBSCRIPTION AGREEMENT
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Instructions;

1.       The number of Units you are purchasing must be entered in the first paragraph of the Signature Page.

2.       The dollar amount of your subscription must be entered in the space provided immediately following the first paragraph of the Signature Page.

3.       The remainder of the section "To Be Completed by Subscriber" must be fully completed, signed and dated by investor(s).

4.       The section "To be Completed by Registered Representative" must be fully completed by sales representative.

5.       Subscription Agreement must be initialed by investor(s) in appropriate places.

6.       If the investor is a: Trust - attach trust documents
                               Partnership - attach partnership agreement
                               Corporation - attach resolution to purchase and articles of incorporation
                               Limited Liability Company - attach resolution to purchase and articles of organization

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

I hereby offer to purchase units of limited partnership interest ("Units") in Lease Equity Appreciation Fund I, L.P. (the "Partnership") in the amount set forth on the Signature Page of this Subscription Agreement (computed at $100 per Unit, subject to discounts as described in the Prospectus) and on the terms described in the current Prospectus with respect to the Units, as supplemented or amended from time to time. I acknowledge and agree that my execution of this Subscription Agreement also constitutes my execution of the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"), the form of which is attached as an exhibit to the Prospectus, and I agree to be bound by all of the terms and conditions of the Partnership Agreement if my subscription is accepted by the Partnership. I understand and agree that I may not assign this offer, nor may it be withdrawn after it has been accepted by the Partnership. I hereby irrevocably constitute and appoint LEAF Asset Management, Inc. (the "General Partner"), and its duly authorized agents, my agent and attorney-in-fact, in my name, place and stead, to make, execute, acknowledge, swear to, file, record and deliver the Partnership Agreement and any certificates related thereto. The foregoing appointment of the General Partner shall not in any way limit the authority of the General Partner as attorney-in-fact for each limited partner of the Partnership under Article XVIII of the Partnership Agreement.

Under the penalties of perjury, by executing this Subscription Agreement, I certify that: (a) the Taxpayer Identification Number or Social Security Number listed in the Signature Page (page 4 of this Subscription Agreement) is correct; and (b) I am not subject to backup withholding either because the IRS has (i) not notified me that I am subject to backup withholding as a result of a failure to report all interest or dividends or (ii) has notified me that I am no longer subject to backup withholding. (If you have been notified that you are currently subject to backup withholding, strike the language under clause (b) before signing).

In order to induce the Partnership to accept this subscription, I further represent, warrant, covenant and agree as follows:

Investor's Initials

_____    I have received the Prospectus.

_____    I recognize and understand that:

         o before this offering there has been no public market for the Units and it is unlikely that after the offering there will be any such market;

         o        the transferability of the Units is restricted; and

         o in case of emergency or other change in circumstances, I cannot expect to be able to readily liquidate my investment in the Units.

_____    I am purchasing the Units for my own account;

_____    If an individual, I am at least twenty-one years of age.

_____ If I am executing this Subscription Agreement on behalf of a partnership, corporation or other entity, I am empowered and duly authorized under a governing document, trust instrument, charter, certificate of incorporation, by-law provision or the like to enter into this Subscription Agreement on such entity's behalf, to bind such entity, and to cause such entity to discharge its obligations hereunder perform.

         (a) I, or the partnership, corporation or other entity for which I am acting, have or has:

_____             o        a net worth of at least $45,000, exclusive of my
                           home, home furnishings and automobiles, plus $45,000 of gross income; or

_____             o        a net worth of at least $150,000, exclusive of my
                           home, home furnishings and automobiles.

_____    (b)      If I, or the corporation, partnership, trust or other entity for which I am acting, am or is a resident of Massachusetts or North Carolina, then I represent that I, or the corporation, partnership, trust or other entity for which I am acting, have or has:

                  o a net worth of at least $60,000, exclusive of my home, home furnishings and automobiles plus $60,000 of gross income; or

                  o a net worth of at least $225,000, exclusive of my home, home furnishings and automobiles.

_____    (c)      If I am a fiduciary, then I am purchasing for a person or
                  entity having the appropriate income and/or net worth specified in (a) or (b) above.

_____ I understand that no state or federal governmental authority has made any finding or determination relating to the fairness for public investment of the Units and no state or federal governmental authority has recommended or endorsed or will recommend or endorse the Units.

Instructions to Investor

You are required to execute your own Subscription Agreement. The Partnership will not accept any Subscription Agreement that has been executed by someone other than you unless the person has been given your legal power of attorney to sign on your behalf and you meet all of the conditions in the Prospectus and this Subscription Agreement. In the case of sales to fiduciary accounts, the minimum standards set forth in the Prospectus and this Subscription Agreement must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

Your execution of the Subscription Agreement constitutes your binding offer to buy Units. Once you subscribe you may withdraw your subscription only by providing the Partnership with written notice of your withdrawal before your subscription is accepted by the Partnership. The Partnership has the discretion to refuse to accept your subscription without liability to you. Subscriptions will be accepted or rejected by the Partnership within 30 days of their receipt. If your subscription is rejected, then all of your funds will be returned to you immediately. The Partnership will send you a confirmation of acceptance.

If your subscription is accepted before the first closing, then you will be admitted to the Partnership as a limited partner not later than 15 days after the first closing. If your subscription is accepted after the first closing, then you will be admitted into the Partnership not later than the last day of the calendar month in which your subscription was accepted by the Partnership.

The Partnership may not complete a sale of Units to you until at least 5 business days after the date you receive a final Prospectus.

                                              SIGNATURE PAGE OF SUBSCRIPTION AGREEMENT
                                                    TO BE COMPLETED BY SUBSCRIBER
The undersigned hereby agrees to purchase ______ Units in Lease Equity Appreciation Fund I, L.P. at a price of $100 per Unit.

                                                                                Subscription Price Tendered
                                                                                ($100 x number of Units subscribed)
                                                                                $_______________________________

Instructions
====================================================================================================================================
Make your check payable to: "Lease Equity Appreciation Fund I, L.P. Escrow Account"
Minimum Subscription: 25 Units ($2,500); 10 Units ($1,000) for Individual Retirement Accounts and H-R 10 (Keogh) plans.
If you are an individual investor you must personally sign this signature page and provide the information requested below.
====================================================================================================================================

Subscriber (all individual investors must personally                   My home address (do not use P.O. Box)
            sign this Signature Page.)

_________________________________________________                      ___________________________________________
Print Name

_________________________________________________                      ___________________________________________
Signature

_________________________________________________                      ___________________________________________
Print Name
                                                                       My address for distributions (if different from above)
_________________________________________________
Signature                                                              ___________________________________________


                                                                       ___________________________________________

Date: _______________                                                  Wire Transfer:
                                                                       ABA No.:

________________________________________

My Tax I.D. No. (Social Security No.): _________________               Account No.: ______________________________

My telephone no.: Business ___________________  Home ________________________

My e-mail address: ____________________________________

(CHECK ONE):  I am a:               calendar year taxpayer  |_|        fiscal year taxpayer  |_|

(CHECK ONE): OWNERSHIP OF THE UNITS-                      Tenants-in-Common            |_|        Partnership           |_|
                                                          Joint Tenancy                |_|        C Corporation         |_|
                                                          Individual                   |_|        S Corporation         |_|
                                                          Trust                        |_|        Community Property    |_|
                                                          Limited Liability Company    |_|        Other                 |_|

NAME OF TRUST, CORPORATION, LLC, PARTNERSHIP: ____________________________________________
(Enclose supporting documents)

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                          TO BE COMPLETED BY REGISTERED REPRESENTATIVE (For Commission and Other Purposes)
------------------------------------------------------------------------------------------------------------------------------------
I hereby represent that I have discharged my affirmative obligations under Rule 2810(b)(2)(B) and (b)(3)(D) of the NASD's Conduct
Rules and specifically have obtained information from the above-named subscriber concerning his/her age, net worth, annual income, federal income tax bracket, investment objectives, investment portfolio and other financial information and have determined that an investment in the Partnership is suitable for such subscriber, that such subscriber is or will be in a financial position to realize the benefits of this investment, and appropriate that such subscriber has a fair market net worth sufficient to sustain the risks for this investment, and that the subscriber has an apparent understanding of the fundamental risks of an investment in the
Partnership, the risk that the subscriber may lose the subscriber's entire investment, the lack of liquidity of the Units, the restrictions on transferability of the Units, the qualifications of the General Partner and its management and the tax consequences of an investment in the Units.

________________________________________________                       ___________________________________________
Name of Registered Representative and CRD Number                       Name of Broker/Dealer


________________________________________________                       ___________________________________________
Signature of Registered Representative                                 Broker/Dealer CRD Number: _________________


Registered Representative Office Address:                              Broker/Dealer E-mail: _____________________
Address:________________________________________


________________________________________________


________________________________________________


Phone Number: __________________________________


Facsimile Number: ______________________________


E-mail Address: ________________________________


________________________________________________
Company Name (if other than Broker/Dealer Name)

NOTICE TO BROKER-DEALER:

Send complete and signed DOCUMENTS and THE CHECK to:

     Mr. _____________________
     Anthem Securities, Inc.
     P.O. Box 926
     Coraopolis, Pennsylvania 15108-0926
     (412) 262-1680
     FACSIMILE:  (412) 262-7430
     EMAIL:  _________________

------------------------------------------------------------------------------------------------------------------------------------
                                               TO BE COMPLETED BY THE GENERAL PARTNER
------------------------------------------------------------------------------------------------------------------------------------

ACCEPTED THIS _____ DAY                                       LEASE EQUITY APPRECIATION FUND I, L.P.
OF _________________, 200__
                                                              By: LEAF Asset Management, Inc., General Partner

                                                              By: ______________________________________

================================================================================
No person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized representations or information. This prospectus is an offer to sell only the units of limited partnership interest offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                               TABLE OF CONTENTS

SUMMARY OF THE OFFERING .......................................................1
RISK FACTORS ..................................................................8
USE OF PROCEEDS ..............................................................16
MANAGEMENT COMPENSATION ......................................................18
CONFLICTS OF INTEREST AND FIDUCIARY
  RESPONSIBILITIES ...........................................................23
MANAGEMENT ...................................................................26
INVESTMENT OBJECTIVES AND STRATEGIES .........................................29
INCOME, LOSSES AND DISTRIBUTIONS .............................................39
FEDERAL INCOME TAX CONSIDERATIONS ............................................41
INVESTMENT BY QUALIFIED PLANS ................................................56
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION .....................................................59
SUMMARY OF OUR PARTNERSHIP AGREEMENT .........................................60
REPORTS TO LIMITED PARTNERS ..................................................67
THE OFFERING .................................................................69
HOW TO SUBSCRIBE .............................................................72
SUPPLEMENTAL SALES LITERATURE ................................................73
LEGAL MATTERS ................................................................73
EXPERTS ......................................................................73
WHERE YOU CAN FIND MORE INFORMATION ..........................................73
INDEX TO FINANCIAL STATEMENTS ...............................................F-1
APPENDIX A-Amended and Restated Agreement of
  Limited Partnership .......................................................A-1
APPENDIX B-Subscription Agreement ...........................................B-1


================================================================================

================================================================================






                     LEASE EQUITY APPRECIATION FUND I, L.P.

                     Representing Limited Partner Interests










                             -----------------------
                                   PROSPECTUS
                             -----------------------
















                             _________________, 2002




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

         Set forth below are the expenses (other than underwriting discounts and commissions) expected to be paid by the registrant in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee and the NASD filing fee, the amounts set forth below are estimated.

 Securities and Exchange Commission registration fee...................  $4,600
 State registration fees...............................................
 NASD filing fee ......................................................
 Printing and engraving expenses.......................................
 Legal fees and expenses...............................................
 Accounting fees and expenses..........................................
 Miscellaneous.........................................................

 TOTAL ................................................................

Item 14. Indemnification of Directors and Officers

         The section of the prospectus entitled "Conflicts of Interest and Fiduciary Responsibilities - Fiduciary Duty of Our General Partner - Indemnification" is incorporated herein by this reference.

         As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the bylaws of LEAF Asset Management, Inc. provide that its officers and directors (including those who act at its request as officers of and directors of subsidiaries) shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of their duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director or officer derives an improper personal benefit. In addition, the bylaws of LEAF Asset Management provide for indemnification of its officers and directors to the fullest extent permitted under Delaware law, including indemnification for their service as officers and directors of subsidiaries.

         Resource America, the corporate parent of LEAF Asset Management, maintains directors' and officers' liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer of itself or any direct or indirect subsidiary, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

Item 15.  Recent Sales of Unregistered Securities

         In connection with the formation of the registrant, the initial limited partner contributed $1 to the registrant's capital and received 10 units of limited partnership interest. That offering is exempt from registration under the Securities Act of 1933, as amended, by reason of Section 4(2) thereof. These units will be redeemed upon attainment of the minimum offering.

Item 16.  Exhibits and Financial Statements Schedules

         (a) Exhibits:

         1.1      Form of Dealer-Manager Agreement
         3.1      Amended and Restated Agreement of Limited Partnership of Lease
                  Equity Appreciation Fund I, L.P. (included as Appendix A to the prospectus)
         3.2      Certificate of Limited Partnership of Lease Equity
                  Appreciation Fund I, L.P.
         4.1*     Form of unit certificate
         5.1*     Opinion of Ledgewood Law Firm, P.C. as to the legality of the securities being registered
         8.1*     Opinion of Ledgewood Law Firm, P.C. relating to tax matters
         23.1     Consent of Grant Thornton LLP
         23.2     Consent of Grant Thornton LLP
         23.3*    Consent of Ledgewood Law Firm, P.C. (contained in Exhibits 5.1 and 8.1)
         24.1     Power of Attorney (included on the signature page to the
                  registration statement)
         99.1     Form of Subscription Agreement (included as Appendix B to the prospectus)
         99.2     Form of Selling Dealer Agreement
         99.3     Form of Escrow Agreement (included as Exhibit A to Exhibit
                  1.1)
-----------------------
* To be filed by amendment.

         (b) Financial Statement Schedules

     All financial statement schedules are omitted because the information is not required, is not material or is otherwise included in the financial statements or related notes thereto.

Item 17.  Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1934, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes to provide at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

         o For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         o For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on March 21, 2002.

                             LEASE EQUITY APPRECAITION FUND I, L.P.

                             By:  LEAF Asset Management, Inc., its General
                             Partner

                             By: /s/ Miles Herman
                                ------------------------------------------------
                                Miles Herman
                                President, Chief Executive Officer, Secretary and Director

         KNOWN ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Crit S. DeMent and Miles Herman, and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign the Registration Statement to be filed in connection with the public offering of limited partnership interests of Lease Equity Appreciation Fund I, L.P. and any and all amendments (including post-effective amendments) to the Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities for the general partner and on the dates indicated below:

Signature              Title                                    Date
---------              -----                                    ----

/s/ Crit S. DeMent     Chairman                                 March 21, 2002
-----------------
Crit S. DeMent

/s/ Freddie Kotek      Vice Chairman                            March 21, 2002
-----------------
Freddie Kotek

/s/ Miles Herman       President, Chief Executive Officer,      March 21, 2002
-----------------      Secretary and Director
Miles Herman

/s/ Marianne Schuster  Chief Financial Officer and Treasurer    March 21, 2002
---------------------  (Chief Accounting Officer)
Marianne Schuster

/s/ Jonathan Z. Cohen  Director                                 March 21, 2002
---------------------
Jonathan Z. Cohen

/s/ Darshan V. Patel   General Counsel, Chief Compliance        March 21, 2002
--------------------   Officer and Director
Darshan V. Patel

                                       4